Filed Pursuant to Rule
424(b)(3)

Securities Act File No. 333-273508

PROSPECTUS
BlackRock Private Investments Fund
Institutional Shares
Class D Shares
Class S Shares
Class T Shares

BlackRock Private Investments Fund (the “Fund”) is a diversified, closed-end
management investment company registered under the Investment Company Act of 1940. The Fund has a limited operating history.
Investment Objective
. The Fund’s investment objective is to seek long-term capital appreciation and to provide attractive risk-adjusted returns primarily through an actively-managed portfolio that provides eligible investors with targeted exposure to private equity investments. There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.
Investment Strategy
. In seeking to achieve its investment objective, under normal conditions, the Fund will invest (which for this purpose includes unfunded capital commitments) a majority of its net assets over time in privately offered equity securities of operating companies (“Portfolio Companies”) and interests in professionally managed private equity funds (“Portfolio Funds”). Interests in such Portfolio Funds may be purchased (i) from third party holders of such interests in secondary transactions or (ii) as part of sponsor-led
transactions where the assets held by the Portfolio Fund are known at the time of investment (such Portfolio Funds,
“sponsor-led
continuation vehicles”). The Fund will also invest a portion of its Managed Assets (as defined below) in a portfolio of cash and cash equivalents, liquid fixed-income securities and other credit instruments, publicly-traded equity securities, exchange-traded funds (“ETFs”) and exchange-traded and over-the-counter
derivative instruments (the “Income-Focused Sleeve”). BlackRock Advisors, LLC (“BAL” or the “Advisor”) acts as the investment adviser to the Fund and manages the Fund’s investments in the Income-Focused Sleeve. BAL has entered into an agreement with BlackRock Capital Investment Advisors, LLC (“BCIA”), pursuant to which BCIA manages the Fund’s investments in Portfolio Companies and Portfolio Funds (the “Private Equity Sleeve”).
(continued on inside front cover)
Investments in the Fund may be made only by “Eligible Investors.” Eligible Investors who subscribe for Shares and whose subscriptions are accepted by the Fund or its delegate will become shareholders.
Investing in the common shares of beneficial interest of the Fund (the “Shares”) involves certain risks, including the possible loss of the entire principal amount that you invest. The Fund may utilize leverage, which is subject to numerous risks. See the “Risks” section beginning on page 75 of this prospectus. Certain of these risks are summarized in “Prospectus Summary—Principal Risk Considerations” beginning on page 16. You should carefully consider these risks together with all of the other information contained in this prospectus before making a decision to purchase the Shares.

•	The Fund has a limited operating history. The Shares are not listed for trading on any securities exchange. Investors should consider Shares of the Fund to be an illiquid investment.

•	Investing in the Shares may be speculative and involve a high degree of risk, including the risks associated with leverage.

•
The Shares are not redeemable at an investor’s option nor are they exchangeable for shares of any other fund. Although the Fund may offer to repurchase Shares from time to time, it has no obligation to do so. The frequency and timing of any repurchase offers are subject to the discretion of the Board.

•
Because the Shares are not listed on a securities exchange, you should not expect to be able to sell your Shares when and/or in the amount desired, regardless of how the Fund performs and, as a result, you may be unable to reduce your exposure during any market downturn.

•	The Fund is designed primarily for long-term investors.

•	An investment in the Shares is not suitable for an investor if the investor might need access to the money invested in the foreseeable future.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Institutional Share	Per Class D Share	Per Class S Share	Per Class T Share	Total (3)
Public Offering Price (1)(2)	Current NAV	Current NAV	Current NAV	Current NAV	$340,831,452
Total Proceeds to the Fund	Amount invested at current NAV	Amount invested at current NAV	Amount invested at current NAV	Amount invested at current NAV	Up to $340,831,452
(notes on inside front cover)
BlackRock Investments, LLC (the “Distributor”), an affiliate of the Fund and the Advisor, acts as distributor for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 50 Hudson Yards, New York, NY 10001.
The date of this prospectus is July 29, 2025, as revised December 22, 2025.

(notes from previous page)

(1)
The Shares are continuously offered for purchase as of the first business day of each month (or at such other times as determined in the discretion of the Board of Trustees of the Fund) at the public offering price equal to the NAV per Share as of the most recently completed month end of the applicable class. Generally, the stated minimum initial investment by an investor in the Fund is $1,000,000 for Institutional Shares and $25,000 for Class D Shares, Class S Shares and Class T Shares. For Institutional Shares, the minimum initial investment is waived or reduced for certain eligible investors as described under “Plan of Distribution—Minimum Investments.”

(2)
No upfront sales load will be paid to the Fund or the Distributor with respect to Class D Shares, Class S Shares or Class T Shares; however, if you buy Class D Shares, Class S Shares or Class T Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Shares and a 3.5% cap on NAV for Class S Shares and Class T Shares. For Class T shares, the 3.5% includes a maximum of 3.0% for upfront selling commissions and a maximum of 0.50% for the dealer manager fee, for a total maximum upfront placement fee of 3.5%. Selling agents will not charge such fees on Institutional Shares. Investors should consult with their selling agents or other financial intermediaries about any transaction or other fees their selling agents or other financial intermediaries might impose on each class of shares. Institutional Shares are not subject to any asset-based distribution fees but are only available through the Distributor or an asset-based fee program sponsored by a registered broker-dealer or registered investment adviser (also known as a “wrap fee” program) that has an agreement with the Distributor. Class D Shares, Class S Shares and Class T Shares are subject to a distribution fee and/or shareholder servicing fee that will accrue at an annual rate equal to 0.25% for Class D Shares, 0.85% for Class S Shares and 0.85% for Class T Shares. See “Summary of Fund Fees and Expenses,” “Plan of Distribution” and “Repurchase of Fund Shares; Transfer Restrictions.”

(3)	Total Proceeds to the Fund assumes the sale of all Shares registered under this registration statement. The Fund previously sold $159,168,548 of Shares under a previous registration statement.
(continued from previous page)
Investment Strategy (continued)
. Under normal circumstances, the Fund will invest at least 80% of its Managed Assets in private investments. For purposes of this policy, “private investments” include, without limitation, Direct Investments (as defined below), interests in Portfolio Funds, securities or other instruments acquired by the Fund in transactions exempt from the registration requirements of the Securities Act of 1933 (the “1933 Act”), including without limitation 144A securities, privately placed bank loans, restricted securities, securities acquired in private placements made under Regulation D and similar private investments, and securities or other instruments for which no secondary market is readily available, including, for the avoidance of doubt, any such assets that may be held in the Income-Focused Sleeve. Issuers of private investments may not have a class of securities registered and may not be subject to periodic reporting pursuant to the Securities Exchange Act of 1934, as amended. The Fund may invest up to 20% of its Managed Assets in investments that are not private investments. For liquidity management or in connection with implementation of changes in asset allocation or when identifying private investments for the Fund during periods of large cash inflows or otherwise for temporary defensive purposes, the Fund may hold more than 20% of its Managed Assets in investments that are not private investments or in cash or cash equivalents.
The Private Equity Sleeve will be invested in Portfolio Companies or in Portfolio Funds that invest in such Portfolio Companies. The portion of Fund assets allocated to the Private Equity Sleeve and the Income-Focused Sleeve, respectively, will vary over time as the Fund deploys capital to investments in Portfolio Companies and Portfolio Funds, and, during periods of increased cash inflows, the Fund may hold a relatively greater percentage of its Managed Assets in the Income-Focused Sleeve.
Through the Private Equity Sleeve, the Fund will seek to participate in privately placed equity and, in some cases, privately placed debt investments in Portfolio Companies (“Direct Investments”) that have been identified by BCIA as well as Direct Investments that are made available to the Fund by private equity sponsors not affiliated with BlackRock (each, a “Portfolio Fund Manager”). Direct Investments made alongside a fund or account managed by, or through a collective investment vehicle established by, a Portfolio Fund Manager are typically investment opportunities offered to investors on a co-investment
basis. The Fund may also acquire Direct Investments from third-party investors. The Fund will seek to invest across varying geographic regions (e.g., North America, Europe, Asia-Pacific and Latin America) and industries and employ various strategies typical of private equity investing, including, but not limited to, growth capital, special situations, venture capital, buyouts, private infrastructure and real assets. The allocation of the Fund’s assets to different strategies and regions will largely depend on the maturity and depth of the private equity market in the applicable strategy or region. The Private Equity Sleeve may, from time to time, also hold publicly traded equity securities that were initially acquired by the Fund in a privately negotiated transaction where the relevant Portfolio Company subsequently engaged in a public offering of its securities.
Under normal market conditions, BCIA expects that the Private Equity Sleeve will be comprised primarily of (i) interests in Portfolio Funds that have been acquired from third party investors in secondary transactions or as part of sponsor-led
continuation vehicles (“Secondary Investments”), where the Portfolio Funds seek to employ the same types of private equity investment strategies as the Fund; and (ii) Direct Investments. Secondary Investments may be acquired by the Fund in privately negotiated transactions with third party investors or the sponsors of such Portfolio Funds and may involve the purchase of interests in a single Portfolio Fund or the purchase of a portfolio of interests in multiple Portfolio Funds having the same or different Portfolio Fund Managers. Acquisitions of Secondary Investments other than sponsor-led
continuation vehicles are expected to occur most frequently after the end of the relevant Portfolio Fund’s fundraising period. Secondary Investments other than sponsor-led
continuation vehicles are typically made in Portfolio Funds that are fully invested in Portfolio Companies and are further along in their development pattern. The Fund’s Secondary Investments will be made across vintage years (i.e., the year in which a Portfolio Fund begins investing in Portfolio Companies). Generally, under normal market conditions, the Fund intends its exposure to Direct Investments to outweigh its allocation to Secondary Investments.
Leverage
. The Fund may use leverage to seek to achieve its investment objective or for liquidity (i.e., to finance the repurchase of Shares and/or bridge the financing of investments in the Private Equity Sleeve pending the acceptance of funds from investor subscriptions). The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage. The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its Managed Assets (50% of its net assets), issue preferred shares in an amount up to 50% of its Managed Assets (100% of its net assets), and invest in reverse repurchase agreements or other derivative instruments with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk,
as required by Rule
18f-4
under the Investment Company Act. The use of leverage creates an opportunity for increased investment returns, but also creates risks for the holders of Shares. “Managed Assets” means the total assets of the Fund (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes). See “Leverage.”
The use of leverage, if employed, is subject to numerous risks. When leverage is employed, the Fund’s net asset value (“NAV”) and any distributions to holders of the Fund’s common shares will be more volatile than if leverage was not used. For example, if short-term interest rates continue to rise, they may reach a level at which those rates exceed the return earned on securities purchased with leverage, which would result in a reduced yield and cause the Fund’s NAV to decline more than if the Fund had not used leverage. The Fund cannot assure you that the use of leverage will result in better returns or a higher yield (if any) on the Fund’s common shares. Any leveraging strategy the Fund may employ may not be successful. See “Risks—Leverage Risk.”
Securities Offered
. The Fund continuously offers four classes of Shares of the Fund: Institutional Shares, Class D Shares, Class S Shares and Class T Shares. The Fund has received exemptive relief from the SEC that permits the Fund to, among other things, issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. The Shares are offered at an offering price equal to the then-current NAV of the applicable class. No upfront sales load will be paid to the Fund or the Distributor with respect to Class D Shares, Class S Shares or Class T Shares; however, if you buy Class D Shares, Class S Shares or Class T Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Shares and a 3.5% cap on NAV for Class S Shares and Class T Shares. For Class T shares, the 3.5% includes a maximum of 3.0% for upfront selling commissions and a maximum of 0.50% for the dealer manager fee, for a total maximum upfront placement fee of 3.5%. Selling agents will not charge such fees on Institutional Shares. Investors should consult with their selling agents or other financial intermediaries about any transaction or other fees their selling agents or other financial intermediaries might impose on each class of shares. The Fund may offer other additional classes of Shares in the future with fees and expenses that differ from the classes of Shares described in this prospectus.
Generally, the stated minimum initial investment by an investor in the Fund is $1,000,000 for Institutional Shares and $25,000 for Class D Shares, Class S Shares and Class T Shares. For Institutional Shares, the minimum initial investment is waived or reduced for certain eligible investors as described under “Plan of Distribution—Minimum Investments.” The minimum initial investment for each class of Shares may be modified or waived by the Fund and the Distributor for the Trustees and certain employees of BlackRock, Inc., including its affiliates, vehicles controlled by such Trustees and employees and their extended family members. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use reasonable best efforts to sell the Shares. The Fund reserves the right to reject a purchase order for any reason. Shareholders will not have the right to redeem their Shares.
Unlisted
Closed-End
Fund Structure; Limited Liquidity
. The Shares are not listed on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares. The Fund is designed for long-term investors and an investment in the Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.
Investment Adviser and Investment
Sub-Advisers
. The Fund’s investment adviser is BlackRock Advisors, LLC. BlackRock Capital Investment Advisors, LLC and BlackRock International Limited, each an affiliate of the Fund and the Advisor, serve as sub-advisers to
the Fund.
Distributor
. BlackRock Investments, LLC, an affiliate of the Fund and the Advisor, acts as distributor for the Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 50 Hudson Yards, New York, NY 10001. The Distributor may appoint additional brokers or dealers (each a “Selling Agent”) or other financial intermediaries through which investors may purchase Shares. See “Plan of Distribution.”
****
You should read this prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information, dated July 29, 2025 containing additional information about the Fund (the “SAI”), has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this prospectus. You may request a free copy of the SAI by calling (800)
882-0052
or by writing to the Fund. You can get the same information for free from the SEC’s website (http://www.sec.gov). You may also
e-mail
requests for these documents to publicinfo@sec.gov. In addition, you may request copies of the Fund’s prospectus, semi-annual and annual reports or other information about the Fund or make shareholder inquiries by calling (800)
882-0052.
The Fund’s prospectus, annual and semi-annual reports are available at the Fund’s website (http://www.blackrock.com) free of charge. Information contained in, or that can be accessed through, the Fund’s website is not part of this prospectus.
You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.
The Fund’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained or incorporated by reference in this prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. The Fund’s business, financial condition and prospects may have changed since that date.

PROSPECTUS SUMMARY
This is only a summary of certain information contained in this prospectus relating to BlackRock Private Investments Fund. This summary may not contain all of the information that you should consider before investing in our common shares. You should review the more detailed information contained elsewhere in this prospectus and in the Statement of Additional Information (the “SAI”).

The Fund
BlackRock Private Investments Fund is a diversified,
closed-end
management investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”). The Fund has a limited operating history. Throughout this prospectus, we refer to BlackRock Private Investments Fund simply as the “Fund” or as “we,” “us” or “our.” See “The Fund” in the prospectus.

The Fund continuously offers four classes of common shares of beneficial interest (“Shares”) of the Fund: Institutional Shares, Class D Shares, Class S Shares and Class T Shares, each of which is subject to different investment minimums and fees and expenses, which may affect performance. The Fund has received exemptive relief from the Securities and Exchange Commission (“SEC”) to, among other things, issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable (the “Multi-Class Exemptive Relief”). The Fund may offer other additional classes of Shares in the future with fees and expenses that differ from the classes of Shares described in this prospectus.

As of July 1, 2025, BlackRock Financial Management, Inc. (“BFM”), an affiliate of BlackRock Advisors, LLC (“BAL” or the “Advisor”), owns 36.36% of the outstanding Institutional Shares and 100% of the outstanding Class D Shares. This ownership will fluctuate as other investors subscribe for Shares and if the Fund repurchases Shares in connection with periodic tender offers. Depending on the size of this ownership, BFM may either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of investors.

Investment Objective
The Fund’s investment objective is to seek long-term capital appreciation and to provide attractive risk-adjusted returns primarily through an actively-managed portfolio that provides eligible investors with targeted exposure to private equity investments. There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful. The Fund’s investment objective is a non-fundamental
policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without prior shareholder approval.

Investment Strategy
In seeking to achieve its investment objective, under normal conditions, the Fund will invest (which for this purpose includes unfunded capital commitments) a majority of its net assets over time in privately offered equity securities of operating companies

(“Portfolio Companies”) and interests in professionally managed private equity funds (“Portfolio Funds”). Interests in such Portfolio Funds may be purchased (i) from third party holders of such interests in secondary transactions or (ii) as part of sponsor-led
transactions where the assets held by the Portfolio Fund are known at the time of investment (such Portfolio Funds,
“sponsor-led
continuation vehicles”). The Fund will also invest a portion of its Managed Assets in a portfolio of cash and cash equivalents, liquid fixed-income securities and other credit instruments, publicly-traded equity securities, exchange-traded funds (“ETFs”) and exchange-traded and over-the-counter
(“OTC”) derivative instruments (the “Income-Focused Sleeve”). The Advisor acts as the investment adviser to the Fund and manages the Fund’s investments in the Income-Focused Sleeve. BAL has entered into an agreement with BlackRock Capital Investment Advisors, LLC (“BCIA”), pursuant to which BCIA manages the Fund’s investments in Portfolio Companies and Portfolio Funds (the “Private Equity Sleeve”).

Under normal circumstances, the Fund will invest at least 80% of its Managed Assets in private investments. For purposes of this policy, “private investments” include, without limitation, Direct Investments (as defined below), interests in Portfolio Funds, securities or other instruments acquired by the Fund in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), including without limitation 144A securities, privately placed bank loans, restricted securities, securities acquired in private placements made under Regulation D and similar private investments, and securities or other instruments for which no secondary market is readily available, including, for the avoidance of doubt, any such assets that may be held in the Income-Focused Sleeve. Issuers of private investments may not have a class of securities registered and may not be subject to periodic reporting pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund may invest up to 20% of its Managed Assets in investments that are not private investments. For liquidity management or in connection with implementation of changes in asset allocation or when identifying private investments for the Fund during periods of large cash inflows or otherwise for temporary defensive purposes, the Fund may hold more than 20% of its Managed Assets in investments that are not private investments or in cash or cash equivalents.

The Private Equity Sleeve will be invested in Portfolio Companies or in Portfolio Funds that invest in such Portfolio Companies. The portion of Fund assets allocated to the Private Equity Sleeve and the Income-Focused Sleeve, respectively, will vary over time as the Fund deploys capital to investments in Portfolio Companies and Portfolio Funds, and, during periods of increased cash inflows, the Fund may hold a relatively greater percentage of its Managed Assets in the Income-Focused Sleeve.

Through the Private Equity Sleeve, the Fund will seek to participate in privately placed equity and, in some cases, privately placed debt investments in Portfolio Companies (“Direct Investments”) that have been identified by BCIA as well as Direct Investments that are made available to the Fund by private equity sponsors not affiliated with BlackRock (each, a “Portfolio Fund Manager”). Direct Investments made alongside a fund or account managed by, or through a collective investment vehicle established by, a Portfolio Fund Manager are typically investment opportunities offered to investors on a co-investment
basis. The Fund may also acquire Direct Investments from third-party investors.

The Fund will seek to invest across varying geographic regions (e.g., North America, Europe, Asia-Pacific and Latin America) and industries and employ various strategies typical of private equity investing, including, but not limited to, growth capital, special situations, venture capital, buyouts, private infrastructure and real assets. The allocation of the Fund’s assets to different strategies and regions will largely depend on the maturity and depth of the private equity market in the applicable strategy or region. The Private Equity Sleeve may, from time to time, also hold publicly traded equity securities that were initially acquired by the Fund in a privately negotiated transaction where the relevant Portfolio Company subsequently engaged in a public offering of its securities.

Under normal market conditions, BCIA expects that the Private Equity Sleeve will be comprised primarily of (i) interests in Portfolio Funds that have been acquired from third party investors in secondary transactions or as part of sponsor-led
continuation vehicles (“Secondary Investments”), where the Portfolio Funds seek to employ the same types of private equity investment strategies as the Fund; and (ii) Direct Investments. Secondary Investments may be acquired by the Fund in privately negotiated transactions with third party investors or the sponsors of such Portfolio Funds and may involve the purchase of interests in a single Portfolio Fund or the purchase of a portfolio of interests in multiple Portfolio Funds having the same or different Portfolio Fund Managers. Acquisitions of Secondary Investments other than sponsor-led
continuation vehicles are expected to occur most frequently after the end of the relevant Portfolio Fund’s fundraising period. Secondary Investments other than sponsor-led
continuation vehicles are typically made in Portfolio Funds that are fully invested in Portfolio Companies and are further along in their development pattern. The Fund’s Secondary Investments will be made across vintage years (i.e., the year in which a Portfolio Fund begins investing in Portfolio Companies). Generally, under normal market conditions, the Fund intends its exposure to Direct Investments to outweigh its allocation to Secondary Investments.

The investment strategies that may characterize Direct Investments or that may be pursued by the Portfolio Funds in which the Fund may acquire an interest include, but are not limited to:

•
Growth Investments
. Growth investments are typically minority investments with little or no leverage in fast-growing companies that seek capital for further expansion. Growth equity strategies have the potential to provide attractive upside in a private equity portfolio, provided there is strong underlying growth of the respective economy or specific sector.

•
Special Situations
. The objective of special situations investments is to invest in underperforming or distressed companies and facilitate a turnaround in companies which may go through a bankruptcy or other restructuring process. The Fund will typically seek to make Direct Investments in special situations by investing alongside Portfolio Funds that have this investment objective.

•
Venture Capital
. Venture capital investments are typically made in new and emerging companies, often in the technology and healthcare sectors. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. The Fund expects that venture capital investments will represent a less significant portion of the Fund’s portfolio.

•
Buyouts
. The standard buyout or leveraged buyout involves the acquisition or recapitalization of existing companies or divisions of businesses in order to reposition them for growth and operational improvement. Buyouts may involve carve-outs of larger organizations or the purchase of family-owned enterprises with the ability to expand. The Fund will typically seek to invest in control buyout strategies by investing alongside Portfolio Funds that obtain operating control through majority ownership and a voting majority on the board. The Fund may seek to mitigate risk by diversifying across various sizes of the buyout industry that are perceived as the most attractive as well as by investing in multiple geographies, industries and alongside multiple Portfolio Funds.

•	Private Infrastructure . Private infrastructure investments typically include investments in equity securities of companies that focus on utilities and/or transportation infrastructure.

•	Real Assets . Investments in real assets typically involve seeking to gain exposure to real estate, physical commodities, natural resources (such as agriculture or timber) and/or precious metals.

BCIA expects to use a broad range of resources to identify Portfolio Companies and Portfolio Funds for investment and to leverage the global research capabilities of BlackRock Private Equity Partners (“PEP”), an internal business unit of BCIA, and PEP’s established relationships with Portfolio Fund Managers, company management teams and sell-side market participants.

BCIA’s sourcing of investments in Portfolio Companies and Portfolio Funds will include both bottom-up
fund selection and
top-down
asset allocation analyses, with the goal of constructing a balanced portfolio of investments with the potential for strong performance, and involves a combination of quantitative and qualitative analyses supported by active market coverage and systematic investment monitoring. See “The Fund’s Investments—Investment Objective and Strategy” in the prospectus.

The Fund may invest, directly and through its investments in Portfolio Funds, in equity securities of companies of any market capitalization located anywhere in the world, including companies located in emerging markets. Foreign securities in which the Fund may invest may be U.S. dollar-denominated or
non-U.S.
dollar-denominated.

With respect to the Income-Focused Sleeve managed by BAL, the Fund may invest in fixed-income securities across several investment sectors, including, but not limited to: fixed-income securities rated below investment grade (which are commonly referred to as “high yield” or “junk” bonds), investment grade corporate bonds, fixed-income securities issued by governmental entities (including supranational entities), their agencies and instrumentalities, mezzanine investments, senior secured floating rate and fixed rate loans, second lien loans, bank loans and other fixed and floating or variable rate debt obligations. The Fund may invest in such fixed-income securities of issuers located in the United States and
non-U.S.
countries, including emerging market countries. There is no limit on the maturity or duration of securities in which the Fund may invest. While the amount of the Fund’s net assets allocated to the Income-Focused Sleeve may vary over time as investors subscribe for Shares and if the Fund repurchases Shares in connection with periodic tender offers, the Advisor anticipates allocating no more than 20% of the Fund’s Managed Assets (calculated at the time of investment) to investments in the Income-Focused Sleeve under normal conditions.

The Fund may invest any amount of its assets allocated to the Income-Focused Sleeve in securities of any credit quality, including securities that are rated at the time of investment below investment grade—i.e., “Ba” or “BB” or below by Moody’s Investor’s Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”), or securities that are judged to be of comparable quality by the Advisor. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal, and are commonly referred to as “junk bonds” or “high yield securities.” In the case of debt securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. See “Risks—Below Investment Grade Securities Risk” in the prospectus.

The Advisor also may invest a portion of the Fund’s assets allocated to the Income-Focused Sleeve in publicly traded equity securities and, subject to applicable regulatory limits, the securities of affiliated and unaffiliated ETFs that are designed to track the performance of a securities index.

The Fund may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and OTC put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments (collectively, “Strategic Transactions”). The Fund may use Strategic Transactions for hedging purposes or to enhance total return. Additionally, the Fund may enter into any type of Strategic Transaction for the purpose or effect of creating investment leverage in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk,
as required by Rule
18f-4
under the Investment Company Act. See “The Fund’s Investments—Portfolio Contents and Techniques—Strategic Transactions.”

It is expected that the Fund will invest a portion of the assets allocated to the Private Equity Sleeve in Portfolio Funds and Direct Investments indirectly through one or more wholly owned subsidiaries formed in one or more jurisdictions and treated as corporations for U.S. federal income tax purposes (each, a “Blocker Subsidiary,” and together, the “Blocker Subsidiaries”). The Fund typically expects to invest indirectly through the Blocker Subsidiaries if it believes it is desirable to do so to comply with the requirements for qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (“Code”). For example, the Fund may hold equity interests in an operating Portfolio Company conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes) through a taxable domestic or
non-U.S.
Blocker Subsidiary, or may invest in commodities through a
non-U.S.
Blocker Subsidiary, because such an investment, if made directly, would produce income that is not qualifying income for a RIC. Any Blocker Subsidiary organized in the United States will generally be subject to U.S. federal, state and local income tax at corporate rates. In general, in order to comply with the diversification requirements under Subchapter M of the Code, the Fund may not invest more than 25% of the value of its assets in the stock of one or more Blocker Subsidiaries that are engaged in the same or similar or related trades or businesses. A determination that two or more Blocker Subsidiaries are in the same or similar or related trades or businesses, and thus subject to a single 25% limitation under the diversification tests, could limit the Fund’s ability to pursue a particular investment.

The Blocker Subsidiaries will not be registered under the Investment Company Act and will not be subject to the investor protections of the Investment Company Act. The Blocker Subsidiaries will have the same investment objective as the Fund and be advised or managed by the Advisor, except that any portion of the assets allocated to the Private Equity Sleeve and invested indirectly through a Blocker Subsidiary will be managed by BCIA. The Advisor and BCIA will not receive an additional management or sub-advisory fee,
as applicable, for any services provided to any Blocker Subsidiary. The Fund will look through any Blocker Subsidiaries for purposes of compliance with its investment policies and the applicable provisions of the Investment Company Act relating to capital structure, leverage, affiliated transactions and custody. See “Risks—Subsidiary Risk” in the prospectus.

Other Strategies
. The Fund currently does not intend to commit any portion of the assets of the Private Equity Sleeve to making capital commitments on a primary basis to blind pool Portfolio Funds during their initial fundraising period (each, a “Primary Investment”). However, in limited circumstances, the Fund may enter into a commitment to make a Primary Investment, and subsequently make such Primary Investment, in connection with the acquisition of an interest in an established Portfolio Fund from a third party investor in a Secondary Investment. It is possible that BCIA may, in the future, cause the Fund to participate in Primary Investments more generally. Pursuant to certain policies adopted by the Board, BCIA may need to seek the approval of the Board to make such investments. BCIA may also cause the Fund to invest in other investment strategies or use other investment techniques not currently described in this prospectus if BCIA determines that any such opportunity is appropriate for the Fund based on its then-current circumstances and Fund policies.

During temporary defensive periods (i.e., in response to adverse market, economic or political conditions) and the period during which the net proceeds of this offering are being invested, the Fund may invest up to 100% of its total assets in liquid, short-term investments, including high quality, short-term securities. The Fund may not achieve its investment objective under these circumstances.

The Fund may lend securities with a value of up to 33 1/3% of its total assets (including such loans) to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

Unless otherwise stated herein or in the SAI, the Fund’s investment policies are non-fundamental
policies and may be changed by the Board without prior shareholder approval. The Fund’s investment objective may be changed by the Board without prior shareholder approval.

For a discussion of risk factors that may affect the Fund’s ability to achieve its investment objective, see “Risks.”

Leverage
The Fund may use leverage to seek to achieve its investment objective or for liquidity (i.e., to finance the repurchase of Shares and/or bridge the financing of investments in the Private Equity Sleeve pending the acceptance of funds from investor subscriptions). The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.

The Fund is permitted to borrow money in an amount up to 33 1/3% of its Managed Assets (50% of its net assets), issue preferred shares in an amount up to 50% of its Managed Assets (100% of its net assets), and invest in reverse repurchase agreements or other derivative instruments with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk,
as required by Rule
18f-4
under the Investment Company Act. The use of leverage creates an opportunity for increased investment returns, but also creates risks for the holders of Shares. “Managed Assets” means the total assets of the Fund (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes). See “Leverage.”

The use of leverage, if employed, is subject to numerous risks. When leverage is employed, the Fund’s NAV and any distributions to holders of the Fund’s common shares will be more volatile than if leverage was not used. For example, if short-term interest rates continue to rise, they may reach a level at which those rates exceed the return earned on securities purchased with leverage, which would result in a reduced yield and cause the Fund’s NAV to decline more than if the Fund had not used leverage. No assurance can be given that the Fund’s use of leverage will in any particular circumstance be possible or successful. See “Risks—Leverage Risk.”

Investment Adviser and Investment Sub-Advisers
BlackRock Advisors, LLC is the Fund’s investment adviser. BlackRock Capital Investment Advisors, LLC (“BCIA”) and BlackRock International Limited (“BIL” and together with BCIA, the “Sub-Advisors” and
each,
a “Sub-Advisor”), each
an affiliate of the Fund and the Advisor, serve
as sub-advisers to
the Fund.

The Advisor and the Sub-Advisors are subsidiaries of BlackRock. The Advisor receives a management fee at an annual rate equal to

1.75% of the Fund’s net assets determined monthly (before the accrual of the distribution fee and the management fee for that month and after the accrual of any expense reimbursements owed to the Fund by the Advisor pursuant to the Expense Agreement (as defined below) for that month). The Advisor has contractually agreed to reduce its net management fee to an annual rate of 0.65% until July 31, 2026, unless otherwise extended by agreement between the Fund and the Advisor. See “Management of the Fund—Investment Management Agreement.” The Advisor, and not the Fund, expects to pay an annual sub-advisory fee
to
each Sub-Advisor equal
to a percentage of the management fee received by the Advisor from the Fund with respect to, in the case of BCIA, the
Fund’s month-end net
assets, and in the case of BIL, the Fund’s monthly net assets, in each case allocated to such Sub-Advisor.

The management fee is in addition to any asset-based fees, carried interests, expenses, incentive allocations or fees charged by Portfolio Funds and indirectly borne by Fund investors. See “Management of the Fund—Advisor and
Sub-Advisors”
in the prospectus.

Effective as of November 15, 2023, the Fund has entered into an Amended and Restated Expense Limitation Agreement (the “Expense Agreement”) pursuant to which the Advisor has agreed to waive and/or reimburse certain operating and other expenses of the Fund in order to limit certain expenses to 0.50% of (i) from November 15, 2023 until January 30, 2024, the Fund’s average quarterly value of the net assets of each share class, and (ii) beginning on January 31, 2024, the Fund’s average monthly value of the net assets of each share class (the “Expense Cap”). Prior to November 15, 2023, the Advisor agreed to waive and/or reimburse certain operating and other expenses of the Fund in order to limit certain expenses to 0.75% of the Fund’s average quarterly value of the net assets of each share class pursuant to a prior expense limitation agreement that was in effect from the commencement of operations of the Fund until November 15, 2023. Subject to the terms of the Expense Agreement and provided that the Fund has more than $50 million in assets and BlackRock or an affiliate serves as the Fund’s investment adviser or administrator, expenses borne by the Advisor in the prior two fiscal years of the Fund are subject to recoupment by the Advisor. Such recoupment arrangement will terminate on December 31, 2027. The Fund will carry forward any waivers and/or reimbursements of fees and expenses in excess of the Expanse Cap and repay the Advisor such amount provided the Fund is able to do so without exceeding the lesser of (1) the expense limit in effect at the time of the waiver or reimbursement, as applicable, or (2) the expense limit in effect at the time of recoupment after giving effect to the repayment. The Expense Agreement continues from year to year if approved by a majority of the Fund’s Trustees who are not “interested persons,” as defined in the Investment Company Act, of the Fund (the “Independent Trustees”). The current term of the Expense Agreement expires on

July 31, 2026. The Expense Agreement may be terminated prior to July 31, 2026 only by action of a majority of the Independent Trustees or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act). See “Management of the Fund—Investment Management Agreement—Expense Agreement” in the prospectus for more information regarding operating and other expenses that the Advisor has agreed to waive and/or reimburse pursuant to the Expense Agreement.

Distributions; Dividend Reinvestment Plan
The Fund intends to make distributions on an annual basis in aggregate amounts representing substantially all of the Fund’s investment company taxable income (including realized short-term capital gains), if any, earned during the year. Distributions may also include net capital gains, if any.

Shareholders will automatically have all dividends and distributions reinvested in Shares of the Fund in accordance with the Fund’s dividend reinvestment plan, unless an election is made to receive cash by contacting the Reinvestment Plan Agent (as defined herein). All correspondence concerning the Reinvestment Plan should be directed to the Reinvestment Plan Agent, in writing to: BlackRock Private Investments Fund c/o State Street Bank and Trust Company, One Congress Street, Suite 1, Boston, Massachusetts 02114-2016. See “Dividend Reinvestment Plan” in the prospectus.

Share Classes; Purchase of Common Shares
As discussed above, the Fund has received the Multi-Class Exemptive Relief, which permits the Fund to, among other things, issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. The Fund currently offers four classes of common shares of beneficial interest (“Shares”) of the Fund: Institutional Shares, Class D Shares, Class S Shares and Class T Shares. The Fund may in the future register and include other classes of Shares in the offering.

Subscriptions for Shares will be accepted as of the first business day of each month or at such other times as determined in the discretion of the Board (each, a “Closing”).

In order to subscribe for Shares, an investor’s completed subscription agreement must be returned by the investor (or its financial advisor) to the Fund or its agent in good order, no later than five business day preceding the investment date (the “Agreement Deadline”). If the completed subscription agreement is returned to the Fund or its agent in good order after the Agreement Deadline, it shall be at the Fund’s or its agent’s discretion to accept or reject such subscription for Shares. Funds with respect to any subscription must be received by the Distributor or its agent no later than three business day preceding the investment date (the “Funding Deadline”), and will be held in a non-interest-bearing
account by the Fund’s transfer agent, prior to the amounts being invested in the Fund. An existing shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the Agreement Deadline and funding such amount by the Funding Deadline. Notwithstanding the foregoing, certain access or feeder vehicles, which are offered Shares pursuant to exceptions to registration under the Securities Act and not as part of this offering, may be subject to subscription deadlines of less than five business days preceding the investment date, due to administrative or operational considerations applicable to such vehicles.

The Fund reserves the right to reject any subscription for Shares, and the Fund may, in its sole discretion, suspend subscriptions for Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund or the Distributor will be returned to the prospective investor without the deduction of any sales load, fees or expenses.

Shares are being offered through the Distributor at an offering price equal to the NAV as of the most recently completed month end of the applicable class. Subscriptions for Shares must be received by the Fund prior to the date of the applicable Closing or other closing date determined by the Board. Investors whose subscriptions for Shares are accepted as of a particular Closing will become shareholders of the Fund effective as of that Closing. While a shareholder will not know the NAV applicable to its purchase of Shares on the effective date of the Share purchase, the NAV applicable to a purchase of Shares will be available within 20 calendar days after the effective date of the investor’s subscription for Shares, at which time the number of Shares based on that NAV and each shareholder’s purchase will be determined and Shares will be credited to the shareholder’s account. Notice of each subscription for Shares will be furnished to shareholders (or their financial advisor) as soon as practicable after the month end following publication of the Fund’s NAV.

If a subscription is not accepted by the Fund by the Closing deadline, the subscription will not be accepted at such Closing and the funds will be returned to the investor. The investor’s subscription agreement will be held until the next Closing but the investor will need to resend funding prior to the following month’s Closing.

Generally, the stated minimum initial investment by an investor in the Fund is $1,000,000 for Institutional Shares and $25,000 for Class D Shares, Class S Shares and Class T Shares. For Institutional Shares, the minimum initial investment is waived or reduced for certain eligible investors as described under “Plan of Distribution—Minimum Investments.” The minimum initial investment for each class of Shares may be modified or waived by the

Fund and the Distributor for the Trustees and certain employees of BlackRock, including its affiliates, vehicles controlled by such Trustees and employees and their extended family members. See “Plan of Distribution” in the prospectus.

Eligibility
The Fund intends to sell its Shares only to prospective investors who meet the eligibility requirements set forth in the Subscription Agreement. Investors meeting these requirements are referred to in this Prospectus as “Eligible Investors”. Existing investors seeking to purchase additional Shares will be required to qualify as Eligible Investors at the time of the additional purchase. Each prospective investor will be required to complete a subscription agreement certifying that the Shares being purchased are being acquired by an Eligible Investor. See “Eligible Investors.”

Distribution and Shareholder Servicing Fees
Institutional Shares are not subject to an asset-based distribution fee or shareholder servicing fee. Class D Shares, Class S Shares and Class T Shares are subject to ongoing distribution and/or shareholder servicing fees (collectively, the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients who own Shares of the Fund. Under the terms of the Multi-Class Exemptive Relief, the Fund is subject to Rule
12b-1
under the Investment Company Act. The Fund has adopted a second amended and restated distribution and servicing plan (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee under such plan. The Distribution and Servicing Plan operates in a manner consistent with Rule
12b-1
under the Investment Company Act.

The maximum annual rates at which the Distribution and Servicing Fee may be paid under the Distribution and Servicing Plan (calculated as a percentage of the Fund’s monthly net assets attributable to each of the Class D Shares, Class S Shares and Class T Shares) is 0.25% for Class D Shares, 0.85% for Class S Shares and 0.85% for Class T Shares. For Class D and Class S Shares, 0.25% of the fee is a shareholder servicing fee and the remaining portion (in the case of Class S Shares) is a distribution fee. For Class T Shares, 0.20% of the fee is a shareholder servicing fee and the remaining portion is a distribution fee.

Distributor
BlackRock Investments, LLC, an affiliate of the Fund and the Advisor, acts as distributor for the Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 50 Hudson Yards, New York, NY 10001. The Shares are offered for sale through the Distributor at NAV. With respect to Class D Shares, Class S Shares and Class T Shares, the Fund will pay the Distributor the Distribution and Servicing Fee. The Distributor may appoint additional selling agents (each a “Selling Agent”) or other financial intermediaries through which investors may purchase Shares. Selling Agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this prospectus. Any terms and conditions imposed by a Selling Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a shareholder’s ability to purchase the Shares or tender the Shares for repurchase, or otherwise transact business with the Fund.

No upfront sales load will be paid to the Fund or the Distributor with respect to Class D Shares, Class S Shares or Class T Shares; however, if you buy Class D Shares, Class S Shares or Class T Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Shares and a 3.5% cap on NAV for Class S Shares and Class T Shares. For Class T shares, the 3.5% includes a maximum of 3.0% for upfront selling commissions and a maximum of 0.50% for the dealer manager fee, for a total maximum upfront placement fee of 3.5%. Selling agents will not charge such fees on Institutional Shares. Investors should consult with their Selling Agents about any additional fees or charges their Selling Agents might impose on each class of Shares in addition to any fees imposed by the Fund. Institutional Shares are not subject to the Distribution and Servicing Fee but are only available through the Distributor or an asset-based fee program sponsored by a registered broker-dealer or registered investment adviser (also known as a “wrap fee” program) that has an agreement with the Distributor.

Additionally, the Advisor or its affiliates, in the Advisor’s discretion and from its own resources, may pay additional compensation to Selling Agents in connection with the sale of Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including but not limited to access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of Additional Compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by common shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

See “Plan of Distribution” in the prospectus.

No Redemptions; Repurchase of Fund Shares
No investor will have the right to require the Fund to redeem Shares. The Fund may from time to time offer to repurchase Shares from investors in accordance with written tenders by investors at those times, in those amounts, and on such terms and conditions as the Board may determine in its sole discretion. It is expected that, under normal market circumstances, the Advisor generally will recommend to the Board, subject to the Board’s discretion, that any such tender offer would be for an amount that is not more than 5% of the Fund’s outstanding Shares, although any particular recommendation may be less than or exceed that percentage. If a tender offer is oversubscribed by shareholders, the Fund will generally repurchase only a pro rata portion of the Shares tendered by each shareholder, or take any other action permitted by the tender offer rules under the Exchange Act and described in the written tender offer notice to shareholders. In determining whether the Fund should offer to repurchase Shares from shareholders, the Board will consider the recommendation of the Advisor, and may also consider a variety of operational, business and economic factors. The Advisor currently expects that it will generally recommend to the Board that the Fund offer to repurchase Shares from shareholders quarterly with tender offer valuation dates occurring on the last business day of March, June, September and December (each, a “Valuation Date”); however, there can be no assurance that any such tender offers will be conducted on a quarterly basis or at all.

The Fund is not required to conduct tender offers and may be less likely to conduct tenders during periods of exceptional market conditions.

A 2.00% early repurchase fee payable to the Fund may be charged to any shareholder that tenders its Shares (or portion thereof) to the Fund unless the Valuation Date for the tender offer is on (or later than) the last business day of the month immediately preceding the month in which the one-year anniversary
of the Closing at which the shareholder subscribed for such Shares (or portion thereof) occurred. This early repurchase fee would apply separately to each purchase of Shares made by a shareholder. Shares tendered for repurchase and subject to the early repurchase fee will be treated as having been repurchased on a
“first-in,
first-out”
basis. Any early repurchase fee charged to shareholders will be retained by the Fund and will benefit the Fund’s remaining shareholders. The purpose of the 2.00% early repurchase fee is to reimburse the Fund for the costs incurred in liquidating securities in the Fund’s portfolio in order to honor the shareholder’s repurchase request and to discourage short-term investments which are generally disruptive to the Fund’s investment program. If applicable, the early repurchase fee will be deducted from the proceeds paid to the shareholder.

The Fund may, in its sole discretion, waive the early repurchase fee (a) for tenders where the fee collected from an individual shareholder would be de minimis as a percentage of the Fund’s net assets on the Valuation Date for the tender offer (e.g., the fee collected would be less than the lesser of 0.005% of the Fund’s net assets on the Valuation Date for the tender offer or $5,000), (b) in circumstances where a shareholder can demonstrate that it would suffer severe hardship as a result of paying the early repurchase fee, or (c) for repurchase requests with respect to shares held in accounts of discretionary asset allocation programs, such as programs that manage accounts in accordance with model portfolios (and similar arrangements), in connection with redemptions that are part of a periodic rebalancing of such accounts.

The Declaration of Trust grants the Board the authority to repurchase the Shares, or any portion of them, of a shareholder or any person acquiring shares from or through a shareholder, without consent or other action by the shareholder or other person. The Fund’s ability to repurchase its Shares may be limited by the Investment Company Act.

Restrictions on Transfer
With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic tender offers by the Fund. If a shareholder attempts to transfer shares in violation of the Fund’s transfer restrictions, the transfer will not be permitted and will be void.

Unlisted Closed-End Fund
The Shares are not listed on any securities exchange. The Fund is designed for long-term investors and an investment in the Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike shares of open-end
funds (commonly known as mutual funds), which generally are redeemable on a daily basis, the Shares are not redeemable at an investor’s option, and unlike traditional listed closed-end
funds the Shares are not listed on any securities exchange. Notwithstanding that the Fund may conduct periodic tender offers, investors should not expect to be able to sell their Shares when and/or in the amount desired regardless of how the Fund performs. See
“Closed-End
Fund Structure” in the prospectus.

Custodian and Transfer Agent	State Street Bank and Trust Company (“State Street”) serves as the Fund’s custodian and transfer agent.

Administrator	State Street serves as the Fund’s administrator and fund accountant.

Taxation
The Fund intends to elect and to qualify each year to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code. So long as it qualifies as a RIC, the Fund generally will not have to pay corporate level U.S. federal income taxes on any ordinary income or capital gains that the Fund distributes to holders of its Shares as dividends for U.S. federal income tax purposes. To qualify as a RIC, the Fund must, among other things, meet certain
source-of-income,
asset diversification, and distribution requirements. Fund dividends generally will be characterized as ordinary dividend income or capital gains to the shareholders, whether or not they are reinvested in Shares. A portion of the Fund’s dividends may be eligible for the reduced U.S. federal income tax rates applicable to “qualified dividend income” for individuals and the dividends received deduction for corporations. The Fund will inform shareholders of the amount and character of its distributions to shareholders. A shareholder that is exempt from federal income tax on its income generally will not be subject to tax on amounts distributed to it by the Fund, provided that such shareholder’s acquisition of its Shares is not debt-financed within the meaning of section 514 of the Code. See “Tax Matters.”

For the purpose of satisfying certain of the requirements for qualification as a RIC, the Fund may be required to “look through” to the character of the income, assets and investments held by certain Portfolio Funds and Portfolio Companies in which the Fund has acquired an interest that are classified as partnerships for U.S. federal income tax purposes. However, Portfolio Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Advisor and
Sub-Advisors
to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Portfolio Funds in which the Fund can acquire an interest. Furthermore, although the Fund expects to receive information from each Portfolio Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.

If the Fund fails to qualify as a RIC or fails to distribute an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains to shareholders in any taxable year, the Fund would be subject to tax as an ordinary corporation on its taxable income (even if such income and gains were distributed to its shareholders) and all distributions out of earnings and profits to shareholders would be characterized as ordinary dividend income. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

Principal Risk Considerations	An investment in Shares of the Fund involves risk. You should consider carefully the risks discussed below, which are described in more detail under “Risks” beginning on page 66 of this prospectus.

Risks Associated with Private Company Investments
. Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, BCIA may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity. In addition, the Fund’s investment also may be structured as pay-in-kind
securities with minimal or no cash interest or dividends until the company meets certain growth and liquidity objectives. See “Risks—Risks Associated with Private Company Investments.”

Typically, investments in private companies are in restricted securities that are not traded in public markets and are subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner. See “Risks—Risks Associated with Private Company Investments—Private Company Illiquidity Risk.”

Portfolio Fund Risks . The Fund’s investments in Portfolio Funds are subject to a number of risks, including:

•
Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Fund is unable to sell Portfolio Fund interests, the Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Fund.

•	Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities since their values may have an impact on the Portfolio Fund Manager’s compensation. The Fund intends to invest in Portfolio Funds that require an annual independent audit of their financial statements, which includes testing of portfolio valuations made by the Portfolio Fund Manager. BCIA will review and perform due diligence on the valuation procedures used by each Portfolio Fund Manager and monitor the returns provided by the Portfolio Funds. However, neither BCIA nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.

•
The Fund may pay asset-based fees and performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the fees charged to the Fund by the Advisor. Moreover, an investor in the Fund will indirectly bear a proportionate share of the expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, an investor in the Fund may be subject to higher operating expenses than if the investor invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Advisor and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds generally are paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Investors could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for investment in Portfolio Funds.

•
Portfolio Funds have complex fee structures, including performance-related compensation beyond what is generally permitted for registered investment companies. Performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative.

•
Portfolio Funds generally are not registered as investment companies under the Investment Company Act; therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the Investment Company Act. In addition, Portfolio Funds typically have greater flexibility than registered investment companies with respect to the types of securities that may be owned, the types of trading strategies that may be employed, including with respect to transactions with affiliates, and, in some cases, the amount of leverage that can be used. Portfolio Fund Managers may not be registered as investment advisers under the Investment Advisers Act of 1940 (the “Advisers Act”), in which case the Fund, as an investor in Portfolio Funds managed by such Portfolio Fund Managers, will not have the benefit of certain of the protections afforded by the Advisers Act.

•	Some of the Portfolio Funds in which the Fund invests may have only limited operating histories.

•
There is a risk that the Fund may be precluded from acquiring an interest in certain Portfolio Funds due to regulatory implications under the Investment Company Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Portfolio Funds. For example, the Fund is required to disclose the names and current fair market value of its investments in Portfolio Funds on a periodic basis, and a Portfolio Fund may object to public disclosure concerning the Fund’s investment and the valuation of such investment. Similarly, because of BCIA’s actual and potential fiduciary duties to its current and future clients, BCIA may limit the Fund’s ability to access or invest in certain Portfolio Funds. For example, BCIA may believe that the Fund’s disclosure obligations or other regulatory implications under the Investment Company Act may adversely affect the ability of such other clients to access, or invest in, a Portfolio Fund. Furthermore, an investment by the Fund could cause the Fund and other funds managed or sub-advised
by BCIA to become affiliated persons of a Portfolio Fund under the Investment Company Act and prevent them from engaging in certain transactions. The Fund may forego certain voting rights with respect to the Portfolio Funds in an effort to avoid “affiliated person” status under the Investment Company Act. BCIA may also refrain from including a Portfolio Fund in the Fund’s portfolio in order to address adverse regulatory implications that would arise under the Investment Company Act for the Fund and BCIA’s other clients if such an investment was made. In addition, the Fund’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the Investment Company Act, may cause the Fund to invest in different Portfolio Funds than other clients of BCIA.

•
The Fund may have challenges in monitoring the operations and performance of Portfolio Funds, including, without limitation, difficulty obtaining access to information about Portfolio Funds’ underlying investments and valuations and conflicts that may exist in respect of Portfolio Funds’ underlying investments. Although BCIA will seek to receive detailed information from each Portfolio Fund regarding its historical performance and business strategy, in most cases BCIA will have little or no means of independently verifying this information. A Portfolio Fund may use proprietary investment strategies that are not fully disclosed to BCIA, which may involve risks under some market conditions that are not anticipated by BCIA.

•	The Fund may receive from a Portfolio Fund an in-kind distribution of securities that may be illiquid or difficult to value and difficult to dispose of.

•
The Fund may be required to make incremental contributions pursuant to capital calls issued from time to time by a Portfolio Fund. The Fund expects to allocate a portion of its Managed Assets to the Income-Focused Sleeve in part for the purpose of funding capital calls.

•
If the Fund fails to satisfy capital calls to a Portfolio Fund in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) cause the Fund to be subject to certain penalties from the Portfolio Funds, or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

•
Because the Fund invests in Portfolio Funds, a shareholder’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. A Portfolio Fund Manager may focus on a particular industry or sector, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Portfolio Fund Manager may focus on a particular country or geographic region, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

•
Portfolio Funds in which the Fund will acquire an interest may pursue different strategies or establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.

Although the Fund will be an investor in the Portfolio Funds, investors in the Fund will not themselves be equity holders of the Portfolio Funds and will not be entitled to enforce any rights directly against the Portfolio Funds or the Portfolio Fund Managers or assert claims directly against the Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds.

Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment companies.

Illiquid Investments and Restricted Securities Risk
. Most, if not all, of the Fund’s investments made through the Private Equity Sleeve will be highly illiquid, and there can be no assurance that the Fund will be able to realize on such investments in a timely manner. Illiquidity may result from the absence of an established market for the Fund’s investments, as well as legal or contractual restrictions on their resale by the Fund. It is anticipated that almost all of the Portfolio Companies in which a Portfolio Fund or the Fund may invest will be subject to restrictions on sale by the relevant Portfolio Fund or the Fund, as applicable, because they were acquired from the issuer in “private placement” transactions. In addition, the Fund’s investments by their nature are often difficult or time consuming to liquidate. See “Risks—Illiquid Investments and Restricted Securities Risk.”

Allocation Risk
. The Fund’s ability to achieve its investment objective depends in large part upon the skill of the Advisor and the
Sub-Advisors
in determining the allocation of the Fund’s assets and in selecting the best mix of investments. There is a risk that the Advisor’s and/or a
Sub-Advisor’s
evaluation and assumptions regarding asset classes or investments may be incorrect in view of actual market conditions.

The Fund’s allocation of its investments across various segments of the securities markets and various countries, regions, asset classes and sectors may vary significantly over time based on the analysis and judgment of the Advisor and the
Sub-Advisors.
As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. There is no guarantee that the allocation strategy of the Advisor and each
Sub-Advisor,
respectively, will produce the desired results. The percentage of the Fund’s total assets allocated to any category of investment may at any given time be significantly less than the maximum percentage permitted pursuant to the Fund’s investment policies. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions. The flexibility of the Fund’s investment policies and the discretion granted to the Advisor and the
Sub-Advisors
to invest the Fund’s assets across various segments, classes and geographic regions of the securities markets and in securities with various characteristics means that the Fund’s ability to achieve its investment objective may be more dependent on the success of its investment adviser and sub-adviser
than other investment companies.

Below Investment Grade Securities Risk
. The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Advisor), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in common shares of the Fund, both in the short-term and the long-term. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Advisor’s credit analysis than would be the case when the Fund invests in rated securities. See “Risks—Below Investment Grade Securities Risk.”

Best-Efforts Offering Risk . This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any Selling Agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and an investor could lose some or all of the value of his or her investment in the Shares. The Distributor is an affiliate of the Fund and the Advisor. As a result, the Distributor’s due diligence review and investigation of the Fund and this prospectus cannot be considered to be an independent review.

Closed-End
Fund; Illiquidity of Shares
. The Fund is designed primarily for long-term investors. An investment in the Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with an investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end
funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares are not redeemable at an investor’s option.

Unlike stock of listed
closed-end
funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The NAV of the Shares may be volatile and the Fund’s use of leverage, if any, will increase this volatility. As the Shares are not traded, investors may not be able to dispose of their investment in the Fund when or in the amount desired, no matter how the Fund performs.

Co-Investment
Transactions Risk
. The Fund may
co-invest
alongside third-party
co-investors,
including through joint ventures or other entities, or with private equity funds in so-called
“club deals.” Such investments may involve risks not present in investments where third parties are not involved, including the possibility that a co-investor
may at any time have economic or business interests or goals which are inconsistent with those of the Fund, may take a different view than that of BCIA as to the appropriate strategy for a co-investment,
may be in a position to take action contrary to the Fund’s investment objective or may become bankrupt or otherwise default on their obligations. Further, in the case of co-investments
that are made available to the Fund by a third party private equity sponsor, it is expected that the sponsor generally will have the ability to exercise control over the transaction. In addition, because one or more Portfolio Funds in which the Fund may hold an interest may invest in any particular club deal, the Fund may be more exposed to the risks associated with the underlying Portfolio Company than it would otherwise prefer. In some cases, the Fund may pay fees such as placement fees, management fees, administrative fees and/or performance fees to private equity sponsors in connection with a co-investment
transaction in which the Fund participates, which fees would be in addition to the fees charged to the Fund by the Advisor and would be indirectly borne by investors in the Fund.

Competition for Investment Opportunities
. The Fund competes for investments with other investment funds and institutional investors. Certain investors have increasingly begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Some of the Fund’s competitors are larger and may have greater financial and other resources than the Fund. Furthermore, some of the Fund’s competitors may not be subject to the regulatory restrictions that the Investment Company Act imposes on it as a closed-end
fund. These factors may make it more difficult for the Fund to identify investment opportunities and achieve its investment objective.

The Fund is prohibited under the Investment Company Act from participating in certain transactions with certain of its affiliates (as well as affiliated persons of such affiliated persons) without relying on an available exemption or the prior approval of the SEC. The Investment Company Act also prohibits certain “joint” transactions with the Fund’s affiliates, which in certain circumstances could include investments in the same Portfolio Fund or Direct Investment (whether at the same or different times to the extent the transaction involves jointness), without prior approval from the SEC or reliance on an applicable exemptive rule under the Investment Company Act or other regulatory guidance.

BCIA and the Fund rely on exemptive relief that permits the portion of the Fund’s assets that are managed by BCIA to co-invest
with affiliated investment funds advised or
sub-advised
by BCIA (or certain Affiliates) in certain private transactions where terms other than price are negotiated (the
“Co-Investment
Order”).
Co-investments
in such private transactions made in reliance on the
Co-Investment
Order are subject to compliance with the conditions and other requirements of the
Co-Investment
Order. In some instances, the Fund will not be permitted to invest in such privately negotiated transactions where the conditions of the
Co-Investment
Order are not able to be satisfied. Only the Private Equity Sleeve that is managed by BCIA is eligible to rely on the
Co-Investment
Order, and
co-investments
in reliance on the
Co-Investment
Order are permitted only with affiliated investment funds advised or sub-advised
by BCIA (or certain Affiliates) and that are also subject to the
Co-Investment
Order. With respect to any Fund investment outside of the Private Equity Sleeve, the Fund may co-invest
in private investments only as permitted by existing regulatory guidance.

Pursuant to the terms of the
Co-Investment
Order, any
co-investment
under the
Co-Investment
Order will be made on equal footing with other affiliated investment funds, generally including the same terms and conditions. In some cases, the requirement to participate with other affiliated investment funds on the same terms and conditions may result in an investment by the Fund being structured in a manner that differs from how the investment may have been structured if the Fund were not investing in reliance on the
Co-Investment
Order.

Affiliated investment funds currently existing or formed in the future may invest in asset classes similar to those targeted by the Fund. As a result, the Advisor, the
Sub-Advisors
and/or their affiliates may face conflicts in allocating investment opportunities between the Fund and such other entities. An investment opportunity that is suitable for multiple clients of the Advisor, the
Sub-Advisors
and their affiliates may not be shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including restrictions imposed by the Investment Company Act or the Fund. Although the Advisor, the
Sub-Advisors
and their affiliates, in the aggregate, will allocate investment opportunities to the Fund in what they believe to be a fair and equitable manner over time, it is possible that over time the Fund may not be able to participate in certain investments made by affiliated investment funds that it might otherwise have desired to participate in.

Convertible Securities Risk
. Convertible securities generally offer lower interest or dividend yields than non-convertible
securities of similar quality. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis and thus may not decline in price to the same extent as the underlying common stock. Synthetic convertible securities are subject to additional risks, including risks associated with derivatives. See “Risks—Convertible Securities Risk.”

Corporate Bonds Risk
. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this prospectus in further detail, including under “Risks—Fixed-Income Securities Risks,” “Risks—Inflation Risk” and “Risks—Deflation Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to additional risks described herein under “Risks—Below Investment Grade Securities Risk.”

Effect of Additional Subscriptions . The Fund intends to accept additional subscriptions for Shares, and such subscriptions will dilute the interest of existing shareholders in the Fund.

Emerging Markets Risk
.
The considerations noted above in
“Non-U.S.
Securities Risk” are generally intensified for investments in emerging market countries, including countries that may be considered “frontier” markets. Emerging market countries typically have economic and political systems that are less fully developed and can be expected to be less stable than those of more developed countries. Investing in securities of companies in emerging markets may entail special risks relating to potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, the lack of hedging instruments and restrictions on repatriation of capital invested. Economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Emerging securities markets are substantially smaller, less developed, less liquid and more volatile than the major securities markets. The limited size of emerging securities markets and limited trading volume compared to the volume of trading in U.S. securities could cause prices to be erratic for reasons apart from factors that affect the quality of the securities. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on fundamental analysis, may decrease the value and liquidity of portfolio securities, especially in these markets. Other risks include high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries; overdependence on exports, including gold and natural resources, making these economies vulnerable to changes in commodity prices; overburdened infrastructure and obsolete or unseasoned financial systems; environmental problems; less developed legal systems; and less reliable securities custodial services and settlement practices. Certain emerging markets may also face other significant internal or external risks, including the risk of war and civil unrest. For all of these reasons, investments in emerging markets may be considered speculative.

Fixed-Income Securities Risks . Fixed-income securities in which the Fund may invest are generally subject to the following risks:

Interest Rate Risk
. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of a Portfolio Fund’s investments would be expected to decrease by 10%. (Duration is a measure of the price sensitivity of a debt security or portfolio of debt securities to relative changes in interest rates.) The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Advisor. To the extent the Fund invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-related securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Fund) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

The Fund’s expected use of leverage, including through the use of instruments such as reverse repurchase agreements, will tend to increase the Fund’s interest rate risk. The Fund may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of fixed-income
securities held by the Fund and adjusting the Fund’s exposure to interest rate risk. The Fund is not required to hedge its exposure to interest rate risk and may choose not to do so. In addition, there is no assurance that any attempts by the Fund to reduce interest rate risk will be successful or that any hedges that the Fund may establish will perfectly correlate with movements in interest rates. See “Risks—Fixed-Income Securities Risk—Interest Rate Risk.”

Issuer Risk . The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.

Credit Risk
. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to make timely payments of interest or principal when due, or otherwise honor their obligations, because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. See “Risks—Below Investment Grade Securities Risk.” In addition, to the extent the Fund uses credit derivatives to sell credit protection to its counterparty, such use will expose it to additional risk of the occurrence of a credit event in respect of the bonds underlying the derivatives. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Prepayment Risk
. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.

Reinvestment Risk
. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

Duration and Maturity Risk
. The Fund has no set policy regarding portfolio maturity or duration of the fixed-income securities it may hold. The Advisor may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all other factors that the Advisor deems relevant.

Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio’s average duration or maturity. There can be no assurance that the Advisor’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above.

Spread Risk
. Credit spread refers to the difference in interest rates between higher quality and lower quality debt securities, with credit spreads tending to be wider for lower quality securities. Wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer. In addition, credit spreads in general, or for a particular quality of securities, may widen due to the anticipation of deteriorating economic conditions, with widening tending to be greater for lower grade securities. A widening of spread for a security generally will result in a reduction in the market value of the security.

Foreign Currency Risk
. Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Advisor may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.

Frontier Markets Risk
.
Frontier countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the NAV of Fund’s Shares. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the NAV of a fund’s shares to decline.

Governments of many frontier countries in which the Fund may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier country and on market conditions, prices and yields of securities in the Fund’s portfolio. Moreover, the economies of frontier countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.

Inflation Risk
. Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy. As inflation increases, the real value of the common shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Fund would likely increase, which would tend to further reduce returns to the holders of common shares.

Investment Dilution Risk
. The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s Declaration of Trust authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund expects to sell additional Shares or other classes of Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.

Investment Risk
. An investment in the Shares is subject to investment risk, including the possible loss of the entire amount that you invest. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle. At any point in time an investment in the Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund. During periods in which the Fund may use leverage, the Fund’s investment and certain other risks will be magnified.

Investments in ETFs
.
Subject to the limitations set forth in the Investment Company Act and the Fund’s governing documents or as otherwise permitted by the SEC, the Fund may acquire shares in other affiliated and unaffiliated ETFs. The market value of the shares of ETFs may differ from their NAV. As an investor in ETFs, the Fund would bear its ratable share of that entity’s expenses, including its investment advisory and administration fees, while continuing to pay its own advisory and administration fees and other expenses (to the extent not offset by the Advisor through waivers). As a result, shareholders will be absorbing duplicate levels of fees with respect to investments in ETFs.

The securities of ETFs in which the Fund may invest may be leveraged. As a result, the Fund may be indirectly exposed to leverage through an investment in such securities. An investment in securities of ETFs that use leverage may expose the Fund to higher volatility in the market value of such securities and the possibility that the Fund’s long-term returns on such securities (and, indirectly, the long-term returns of the Fund’s Shares) will be diminished.

Investments in
Non-Voting
Stock
. The Fund may hold its investment in a Portfolio Company or Portfolio Fund in whole or in part in non-voting
form in order to avoid being deemed to be an “affiliated person” of such Portfolio Company or Portfolio Fund within the meaning of the Investment Company Act. To the extent the Fund invests in non-voting
securities or contractually waives the right to vote, the Fund will not be able to vote on matters that may be adverse to the Fund’s interests, which may consequently adversely affect the Fund and its investors.

Legal, Tax and Regulatory Risks . Legal, tax and regulatory changes could occur that may have material adverse effects on the Fund.

To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, satisfy quarterly asset diversification requirements, derive in each taxable year at least 90% of its gross income from certain prescribed sources, and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). For the purpose of satisfying these requirements, the Fund may be required to “look through” to the character of the income, assets and investments held by certain Portfolio Funds and Portfolio Companies in which the Fund invests that are classified as partnerships for U.S. federal income tax purposes. The Fund might not be able to make an investment or might face difficulty in satisfying the requirements of Subchapter M of the Code if complete and timely information from or about such an investment cannot be obtained. In addition, in order to satisfy the 90% distribution requirement described above, the Fund may be required to make a distribution to its shareholders of amounts included in income with respect to such an investment even if the Fund does not receive any corresponding cash amount. If for any taxable year the Fund does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions (including distributions of net capital gain) would be taxable to shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits.

Even if the Fund satisfies the 90% distribution requirement described above, the Fund may still be subject to a 4% nondeductible U.S. federal excise tax on certain of its undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of its capital gain net income for the one-year
period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years. The Fund will not be subject to excise taxes on amounts on which it is required to pay corporate income taxes (such as retained net capital gains).

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (the “IRS”) and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations could adversely affect the tax consequences of your investment. See “Risks—Legal, Tax and Regulatory Risks.”

Limited Operating History
. The Fund is a diversified,
closed-end
management investment company with a limited operating history. The Fund has a limited track record and history on which potential investors may evaluate the Fund and its performance. See “Risks—Limited Operating History.”

Market Disruption and Geopolitical Risk
. The occurrence of events similar to those in recent years, such as the aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria and the Middle East, international war or conflict (including the Israel-Hamas war), new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, the Russian invasion of Ukraine, increasingly strained relations between the United States and a number of foreign countries, including historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the exit or potential exit of one or more countries from the European Union (the “EU”) or the European Monetary Union (the “EMU”), and continued changes in the balance of political power among and within the branches of the U.S. government, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including declines in its stock markets and the value of the ruble against the U.S. dollar, in the region are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians, could have a severe adverse effect on Russia and the European region, including significant negative impacts on the Russian economy, the European economy and the markets for certain securities and commodities, such as oil and natural gas, and may likely have collateral impacts on such sectors globally as well as other sectors. How long such military action and related events will last cannot be predicted.

Trade tensions between the United States and China have led to concerns about economic stability and could have an adverse impact on global economic conditions. The United States and China have each been implementing increased tariffs on imports from the other, and the United States has also adopted certain targeted measures such as export controls or sanctions implicating Chinese companies and officials. While certain trade agreements have been agreed between the two countries, there remains much uncertainty as to whether the trade negotiations between the United States and China will be successful and how the trade war between the United States and China will progress. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the Euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future. If the trade war between the United States and China continues or escalates, or if additional tariffs or trade restrictions are implemented by the United States, China or other countries in connection with a global trade war, there could be material adverse effects on the global economy, and the Fund and its portfolio investments could be materially and adversely affected.

On January 31, 2020, the United Kingdom officially left the European Union (Brexit), subject to a transitional period that ended December 31, 2020. The United Kingdom and European Union have reached an agreement on the terms of their future trading relationship effective January 1, 2021, which principally relates to the trading of goods rather than services, including financial services. Further discussions are to be held between the United Kingdom and the European Union in relation to matters not covered by the trade agreement, such as financial services. The Fund faces risks associated with the potential uncertainty and consequences that may follow Brexit, including with respect to volatility in exchange rates and interest rates. Brexit could adversely affect European or worldwide political, regulatory, economic or market conditions and could contribute to instability in global political institutions, regulatory agencies and financial markets. Brexit has also led to legal uncertainty and could lead to politically divergent national laws and regulations as a new relationship between the United Kingdom and European Union is defined and the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit could adversely affect any of the companies to which the Fund has exposure and any other assets that the Fund invests in.

Cybersecurity incidents affecting particular companies or industries may adversely affect the economies of particular countries, regions or parts of the world in which the Fund invests. See “Risks—Market Disruption and Geopolitical Risk.”

Non-U.S.
Securities Risk
. The Fund may invest in securities of
non-U.S.
issuers
(“Non-U.S.
Securities”). Such investments involve certain risks not involved in domestic investments. Securities markets in foreign countries often are not as developed, efficient or liquid as securities markets in the United States and, therefore, the prices of
Non-U.S.
Securities can be more volatile. Certain foreign countries may impose restrictions on the ability of issuers of
Non-U.S.
Securities to make payments of principal and interest or dividends to investors located outside the country. In addition, the Fund will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause the Fund to lose money on its investments in
Non-U.S.
Securities. The Fund will be subject to additional risks if it invests in
Non-U.S.
Securities, which include seizure or nationalization of foreign deposits.
Non-U.S.
Securities may trade on days when the Fund’s common shares are not priced. See
“Risks—Non-U.S.
Securities Risk.”

Operational and Technology Risks.
The Fund is directly and indirectly susceptible to operational and technology risks, including those related to human errors, processing errors, communication errors, systems failures, cybersecurity incidents, and the use of artificial intelligence and machine learning (“AI”), which may result in losses for the Fund and its shareholders or may impair the Fund’s operations. While the Fund’s service providers are required to have appropriate operational, information security and cybersecurity risk management policies and procedures, their methods of risk management may differ from those of the Fund. Operational and technology risks for the issuers in which the Fund invests could also result in material adverse consequences for such issuers and may cause the Fund’s investments in such issuers to lose value.

Portfolio Turnover Risk
.
The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may create realized capital losses.

Potential Conflicts of Interest of the Advisor,
Sub-Advisors
and Others
. The investment activities of BlackRock, Inc. (“BlackRock”), the ultimate parent company of the Advisor and the
Sub-Advisors,
and its affiliates (including BlackRock and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers and employees in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar (in whole or in part) to that of the Fund. Subject to the requirements of the Investment Company Act, BlackRock and its Affiliates intend to engage in such activities and may receive compensation from third parties for their services. BlackRock and its Affiliates generally are not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, BlackRock and its Affiliates may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of an Affiliate or another account managed by an Affiliate and it is possible that the Fund could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. BlackRock has adopted policies and procedures designed to address potential conflicts of interests. For additional information about potential conflicts of interest and the way in which BlackRock addresses such conflicts, please see “Conflicts of Interest” and “Management of the Fund—Portfolio Management—Potential Material Conflicts of Interest” in the SAI.

Pre-IPO
Securities Risk
. Investments in
pre-IPO
securities involve greater risks than investments in shares of companies that have traded publicly on an exchange for extended periods of time. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that may result in significant decreases in the value of these investments. Issuers of pre-IPO
securities may not have established products, experienced management or earnings history. The Fund may not be able to sell such investments when the Advisor and/or the Subadvisor deems it appropriate to do so because they are not publicly traded. As such, these investments are generally considered to be illiquid until a company’s public offering (which may never occur) and are often subject to additional contractual restrictions on resale following any public offering that may prevent the Fund from selling its shares of these companies for a period of time. See “Risks—Restricted and Illiquid Investments Risk.” Market conditions, developments within a company, investor perception or regulatory decisions may adversely affect an issuer of pre-IPO
securities and delay or prevent such an issuer from ultimately offering its securities to the public. If a company does issue shares in an IPO, IPOs are risky and volatile and may cause the value of the Fund’s investment to decrease significantly.

Preferred Securities Risk
. There are special risks associated with investing in preferred securities, including deferral, subordination, limited voting rights, special redemption rights, risks associated with trust preferred securities and risks associated with new types of securities. See “Risks—Preferred Securities Risk.”

Publicly Traded Equity Securities Risk
. Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services.

Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Investments in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments are generally subject to risks associated with equity securities and investments in
non-U.S.
securities. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer.

Regulation and Government Intervention Risk
.
Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Fund invests in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective. See “Risks—Regulation and Government Intervention Risk.”

Risk Associated with Recent Market Events
. While interest rates have been historically low in recent years in the United States and abroad, inflation rates have recently risen significantly and the Federal Reserve and other central banks have recently begun raising interest rates to address inflation which, among other factors, has led to markets experiencing high volatility. A significant increase in interest rates may cause a further decline in the market for equity securities and could lead to a recession. Further, regulators have expressed concern that rate increases may contribute to price volatility. The impact of inflation and the recent actions of the Federal Reserve have led to market volatility and may negatively affect the value of debt instruments held by the Fund and result in a negative impact on the Fund’s performance. See “Risks—Inflation Risk.”

Recent policy initiatives undertaken by the U.S. government have the potential to impact international relations, trade agreements and the overall regulatory environment in ways that could create uncertainty and instability in domestic and global markets, and could adversely affect the investment performance of the Fund. In particular, actions taken by the U.S. government in respect of international trade relations could lead to trade wars, increased costs for imported goods, disruptions in supply chains, reduced foreign investment, and instability in regions where the Fund invests. Political and diplomatic events within the United States, including a contentious domestic political environment, changes in political party control of one or more branches of the U.S. government, the U.S. government’s inability at times to agree on a long term budget and deficit reduction plan, the threat of a U.S. government shutdown, and disagreements over, or threats not to increase, the U.S. government’s borrowing limit (or “debt ceiling”), as well as political and diplomatic events abroad, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. A downgrade of the ratings of U.S. government debt obligations, or concerns about the U.S. government’s credit quality in general, could have a substantial negative effect on the U.S. and global economies. In recent years, some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected by such events.

An outbreak of an infectious coronavirus
(COVID-19)
that was first detected in December 2019 developed into a global pandemic that has resulted in numerous disruptions in the market and has had significant economic impact leaving general concern and uncertainty. Although vaccines have been developed and approved for use by various governments, the duration of the pandemic and its effects cannot be predicted with certainty. The impact of this coronavirus, and other epidemics and pandemics that may arise in the future, could affect the economies of many nations, individual companies and the market in general ways that cannot necessarily be foreseen at the present time.

Risks Relating to Acquiring Secondary Investments
. The Fund may make Secondary Investments in Portfolio Funds by acquiring the interests in the Portfolio Funds from existing investors in such Portfolio Funds. In such cases, the Fund will not have the opportunity to negotiate the terms of the interests in the Portfolio Funds, including any special rights or privileges. In addition, valuation of Portfolio Fund interests may be difficult, since there generally will be no established market for such interests or for the securities of privately held Portfolio Companies which such Portfolio Fund may own.

The acquisition price paid by the Fund for a Secondary Investment generally will not be identical to the subsequent fair value of the Secondary Investment, which may be, at times, higher or lower than such acquisition price. Secondary Investments acquired at a discount will likely result in immediate unrealized gains if, at the time the Fund next calculates its NAV, the Advisor determines that the acquisition price is no longer representative of fair value. Moreover, the purchase price of Secondary Investments in Portfolio Funds generally will be subject to negotiation with the sellers of the interests and there is no assurance that the Fund will be able to purchase interests at attractive discounts to net asset value, or at all. In some cases, the Fund may pay fees such as placement fees to an intermediary in connection with acquiring Portfolio Fund interests in a secondary transaction, which fees would be in addition to the fees borne by the Fund as an investor in the Portfolio Fund and the fees charged to the Fund by the Advisor. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its Secondary Investments, the structure of such acquisitions and the overall success of the Portfolio Funds. BCIA may have the opportunity to acquire, for the account of the Fund, a portfolio of Secondary Investments from a seller on an “all or nothing” basis. In some such cases, certain of the Secondary Investments may be less attractive than others, and certain of the managers of the Secondary Investments may be more experienced or highly regarded than others. Investments in sponsor-led
continuation vehicles involve many of the risks associated with a primary investment in a Portfolio Fund, although such investments are not anticipated to be made on a “blind pool” basis. See “Risks—Risks Relating to Acquiring Secondary Investments” and “—Portfolio Fund Risks” in the prospectus.

Risks Relating to Dispositions of Portfolio Company Investments Held Through a Separate Entity
. In connection with the disposition of an investment in a Portfolio Company, the legal entity that is the holder of the interests in the Portfolio Company may be required to make representations and warranties about the business and financial affairs of such Portfolio Company typical of those made in connection with the sale of any business. The interest holder may also be required to indemnify the purchasers of such Portfolio Company to the extent that any such representations or warranties turn out to be inaccurate or misleading. These arrangements may result in liabilities for the interest holder, and thus possibly for the Fund, depending upon recontribution obligations owed to the legal entity that is the holder of the interest. The Fund may face similar risks with respect to dispositions of its Direct Investments.

Sovereign Government and Supranational Debt Risk
.
Investments in sovereign debt involve special risks. Foreign governmental issuers of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due. In the event of default, there may be limited or no legal recourse in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance. The ability of a foreign sovereign issuer, especially an emerging market country, to make timely payments on its debt obligations will also be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, including requiring governmental approval for the repatriation of income, capital or proceeds of sales by foreign investors.

Leverage Risk
. The use of leverage creates an opportunity for increased common share gains, but also creates risks for the holders of common shares. The Fund cannot assure you that the use of leverage, if employed, will benefit common shares. Any leveraging strategy the Fund employs may not be successful.

Leverage involves risks and special considerations for common shareholders, including:

•	the likelihood of greater volatility of NAV of the common shares than a comparable portfolio without leverage;

•	the risk that fluctuations in interest rates or dividend rates on any leverage that the Fund must pay will reduce the return to the common shareholders;

•	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the common shares than if the Fund were not leveraged;

•	when the Fund uses financial leverage, the management fee payable to the Advisor will be higher than if the Fund did not use leverage; and

•	leverage may increase operating costs, which may reduce total return.

Any decline in the NAV of the Fund’s investments will be borne entirely by the holders of Shares. Therefore, if the market value of the Fund’s portfolio declines, leverage will result in a greater decrease in NAV to the holders of Shares than if the Fund were not leveraged. While the Fund may from time to time consider reducing leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and NAV associated with leverage, there can be no assurances that the Fund will actually reduce leverage in the future or that any reduction, if undertaken, will benefit the holders of Shares. Changes in the future direction of interest rates are very difficult to predict accurately. If the Fund were to reduce leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in leverage would likely operate to reduce the income and/or total returns to holders of Shares relative to the circumstance where the Fund had not reduced leverage. The Fund may decide that this risk outweighs the likelihood of achieving the desired reduction to volatility in income and share price if the prediction were to prove to be correct and therefore determine not to reduce leverage as described above.

The Fund may utilize leverage through investment in derivatives. See “Risks—Strategic Transactions Risk.”

Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Advisor does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and strategies.

In addition to the foregoing, the use of leverage treated as indebtedness of the Fund for U.S. federal income tax purposes may reduce the amount of Fund dividends that are otherwise eligible for the dividends received deduction in the hands of corporate shareholders.

Strategic Transactions Risk
. The Fund may engage in various Strategic Transactions for hedging purposes or to enhance total return. Derivatives are financial contracts or instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index (or relationship between two indices). The Fund also may use derivatives to add leverage to the portfolio and/or to hedge against increases in the Fund’s costs associated with any leverage strategy that it may employ. The use of Strategic Transactions to enhance current income may be particularly speculative.

Strategic Transactions involve risks. The risks associated with Strategic Transactions include (i) the imperfect correlation between the value of such instruments and the underlying assets, (ii) the possible default of the counterparty to the transaction, (iii) illiquidity of the derivative instruments, and (iv) high volatility losses caused by unanticipated market movements, which are potentially unlimited. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized
derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses. Furthermore, the Fund’s ability to successfully use Strategic Transactions depends on the Advisor’s and/or a
Sub-Advisor’s
ability

to predict pertinent securities prices, interest rates, currency exchange rates and other economic factors, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. Additionally, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Fund for investment purposes.

Exchange-traded derivatives and OTC derivative transactions submitted for clearing through a central counterparty have become subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible margin requirements mandated by the SEC or the Commodity Futures Trading Commission (the “CFTC”). The CFTC and federal banking regulators also have imposed margin requirements on non-cleared
OTC derivatives, and the SEC’s
non-cleared
margin requirements for security-based swaps became effective on November 1, 2021. Applicable margin requirements may increase the overall costs for the Fund.

Many OTC derivatives are valued on the basis of dealers’ pricing of these instruments. However, the price at which dealers value a particular derivative and the price that the same dealers would actually be willing to pay for such derivative should the Fund wish or be forced to sell such position may be materially different. Such differences can result in an overstatement of the Fund’s NAV and may materially adversely affect the Fund in situations in which the Fund is required to sell derivative instruments. See “Risks—Strategic Transactions Risk.”

Counterparty Risk
. The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts entered into by the Fund. Because derivative transactions in which the Fund may engage may involve instruments that are not traded on an exchange or cleared through a central counterparty but are instead traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in bankruptcy or other reorganization proceedings. The Fund may obtain only a limited recovery, or may obtain no recovery, in such circumstances. Although the Fund intends to enter into transactions only with counterparties that the Advisor or a
Sub-Advisor,
as applicable, believes to be creditworthy, there can be no assurance that, as a result, a counterparty will not default and that the Fund will not sustain a loss on a transaction. In the event of the counterparty’s bankruptcy or insolvency, the Fund’s collateral may be subject to the conflicting claims of the counterparty’s creditors, and the Fund may be exposed to the risk of a court treating the Fund as a general unsecured creditor of the counterparty, rather than as the owner of the collateral. See “Risks—Strategic Transactions Risk—Counterparty Risk.”

Swaps Risk
. Swaps are a type of derivative. Swap agreements involve the risk that the party with which the Fund has entered into the swap will default on its obligation to pay the Fund and the risk that the Fund will not be able to meet its obligations to pay the other party to the agreement. In order to seek to hedge the value of the Fund’s portfolio, to hedge against increases in the Fund’s cost associated with interest payments on any outstanding borrowings or to seek to increase the Fund’s return, the Fund may enter into swaps, including interest rate swap, total return swap (sometimes referred to as a “contract for difference”) and/or credit default swap transactions. In interest rate swap transactions, there is a risk that yields will move in the direction opposite of the direction anticipated by the Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect Fund performance. In addition to the risks applicable to swaps generally (including counterparty risk, high volatility, illiquidity risk and credit risk), credit default swap transactions involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

Credit default and total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its Managed Assets, the Fund would be subject to investment exposure on the notional amount of the swap. Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to the Fund thereunder. The Fund is not required to enter into swap transactions for hedging purposes or to enhance income or gain and may choose not to do so. In addition, the swaps market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the swaps market could adversely affect the Fund’s ability to successfully use swaps. See “Risks—Strategic Transactions Risk—Swaps Risk.”

Subsidiary Risk
. By investing in any Blocker Subsidiary, the Fund will be indirectly exposed to the risks associated with such Blocker Subsidiary’s investments. The instruments that will be held by any Blocker Subsidiary will generally be similar to those that are permitted to be held by the Fund and will be subject to the same risks that apply to similar investments if held directly by the Fund. The Blocker Subsidiaries will not be registered under the Investment Company Act, and, unless otherwise noted in this prospectus, will not be subject to all the investor protections of the Investment Company Act. However, the Fund will wholly own and control any Blocker Subsidiary. The Fund’s Board will have oversight responsibility for the investment activities of the Fund, including its investment in the Blocker Subsidiaries, and the Fund’s role as sole shareholder of any Blocker Subsidiary. Changes in the laws of the United States and/or any jurisdiction in which a Subsidiary is formed could result in the inability of the Fund and/or the Subsidiaries to operate as described in this prospectus and the SAI and could adversely affect the Fund. For example, changes in U.S. tax laws could affect the U.S. tax treatment of, or consequences of owning, the Fund or the Blocker Subsidiaries, including under the RIC rules.

U.S. Debt Securities Risk
.
U.S. Government debt securities (“U.S. Debt Securities”) generally involve lower levels of credit risk than other types of fixed-income securities of similar maturities, although, as a result, the yields available from U.S. Debt Securities are generally lower than the yields available from such other securities. Like other fixed-income securities, the values of U.S. Debt Securities change as interest rates fluctuate. On August 5, 2011, S&P, lowered its long-term sovereign credit rating on U.S. Debt Securities to AA+ from AAA. The downgrade by S&P and any future downgrades by other rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs, generally. These events could have significant adverse effects on the economy, generally, and could result in significant adverse impacts on securities issuers and the Fund. The Advisor cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.

Valuation Risk
.
The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability or human error. The Advisor may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value. See “Net Asset Value.” When market quotations are not available, the Advisor may price such investments pursuant to a number of methodologies, such as computer-based analytical modeling or individual security evaluations. These methodologies generate approximations of market values, and there may be significant professional disagreement about the best methodology for a particular type of financial instrument or different methodologies that might be used under different circumstances. In the absence of an actual market transaction, reliance on such methodologies is essential, but may introduce significant variances in the ultimate valuation of the Fund’s investments. Technological issues and/or errors by pricing services or other third-party service providers may also impact the Fund’s ability to value its investments and the calculation of the Fund’s NAV.

When market quotations are not readily available or are believed by the Advisor to be unreliable, the Advisor will fair value the Fund’s investments in accordance with its policies and procedures. Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Fund is the amount the Fund might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length
transaction. Fair value pricing may require determinations that are inherently subjective and inexact about the value of a security or other asset. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets, or that fair value pricing will reflect a price that the Fund is able to obtain upon sale, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, the Fund’s NAV could be adversely affected if the Fund’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments. Where market quotations are not readily available, valuation may require more research than for more liquid investments. See “Risks—Risks Associated with Private Company Investments—Private Company Valuation Risk.” In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available.

The Fund’s NAV per common share is a critical component in several operational matters including computation of advisory and services fees. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses shareholders will pay.

Warrants and Rights Risk
. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock. The failure to exercise subscription rights to purchase common stock would result in the dilution of the

Fund’s interest in the issuing company. The market for such rights is not well developed, and, accordingly the Fund may not always realize full value on the sale of rights.

No assurance can be given that the Fund’s investment strategies will be successful or that the Fund will be able to achieve its investment objective. Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective Investor should invest in the Fund only if it can sustain a complete loss of its investment. An investment in the Fund should be viewed only as part of an overall investment program.

SUMMARY OF FUND FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold Shares.

	Institutional Shares		Class D Shares		Class S Shares		Class T Shares
Shareholder Transaction Expenses
(fees paid directly from your investment)
Maximum Sales Load imposed on purchases (as a percentage of offering price)	None	(1)	None	(1)	None	(1)	None	(1)
Dividend Reinvestment Plan Fees (2)	None		None		None		None
Maximum Early Repurchase Fee (3)	2.00%		2.00%		2.00%		2.00%

Annual Expenses
(expenses that you pay each year as a percentage of average net assets attributable to Shares)
Management Fees (4)(10)	1.75%	1.75%	1.75%	1.75%
Distribution and Servicing Fee (5)	None	0.25%	0.85%	0.85%
Other Expenses (6)	1.02%	0.99%	0.99%	0.99%
Acquired Fund Fees and Expenses (7)(8)	0.47%	0.47%	0.47%	0.47%

Total Annual Expenses (8)	3.24%	3.46%	4.06%	4.06%
Fee Waiver and/or Expense Reimbursement (9)(10)	(1.49)%	(1.47)%	(1.47)%	(1.47)%
Total Annual Expenses After Fee Waiver and/or Expense Reimbursement (9)(10)	1.75%	1.99%	2.59%	2.59%

(1)
BlackRock Investments, LLC (the “Distributor”) is the principal underwriter and distributor of the Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. Shares may be offered through Selling Agents that have entered into selling agreements with the Distributor. No upfront sales load will be paid to the Fund or the Distributor with respect to Class D Shares, Class S Shares or Class T Shares; however, if you buy Class D Shares, Class S Shares or Class T Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Shares and a 3.5% cap on NAV for Class S Shares and Class T Shares. For Class T shares, the 3.5% includes a maximum of 3.0% for upfront selling commissions and a maximum of 0.50% for the dealer manager fee, for a total maximum upfront placement fee of 3.5%. Selling agents will not charge such fees on Institutional Shares. Investors should consult with their selling agents or other financial intermediaries about any transaction or other fees their selling agents or other financial intermediaries might impose on each class of shares.

(2)
The Reinvestment Plan Agent’s (as defined below under “Dividend Reinvestment Plan”) fees for the handling of the reinvestment of dividends will be paid by the Fund. Any fees attributable to the Dividend Reinvestment Plan are included in the estimate of “Other Expenses.”

(3)
A 2.00% early repurchase fee payable to the Fund may be charged with respect to the repurchase of a shareholder’s Shares at any time prior to the one-year
anniversary of a shareholder’s purchase of the Shares (on a “first in—first out” basis). An early repurchase fee payable by a shareholder may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any shareholder. See “Repurchase of Fund Shares; Transfer Restrictions.”

(4)
The Advisor receives a management fee at an annual rate equal to 1.75% of the Fund’s net assets determined monthly (before the accrual of the distribution fee and the management fee for that month and after the accrual of any expense reimbursements owed to the Fund by the Advisor pursuant to the Expense Agreement for that month). Effective as of May 3, 2024, the Advisor has contractually agreed to reduce its net management fee to an annual rate of 0.65% until July 31, 2
026
, unless otherwise extended by agreement between the Fund and the Advisor (the “Fee Reduction Agreement”). Prior to May 3, 2024, the Advisor had

contractually agreed to reduce its net management fee to an annual rate of 1.00% from April 19, 2022 until May 2, 2024. See “Management of the Fund—Investment Management Agreement.”
(5)
Institutional Shares are not subject to a distribution fee or shareholder servicing fee. The Fund has adopted a distribution and servicing plan (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee under such plan. The maximum annual rates at which the Distribution and Servicing Fee may be paid under the Distribution and Servicing Plan (calculated as a percentage of the Fund’s monthly net assets attributable to each of the Class D Shares, Class S Shares and Class T Shares) is 0.25%, 0.85% and 0.85%, respectively. For Class D and Class S Shares, 0.25% of the fee is a shareholder servicing fee and the remaining portion (in the case of Class S Shares) is a distribution fee. For Class T Shares, 0.20% of the fee is a shareholder servicing fee and the remaining portion is a distribution fee. See “Plan of Distribution.”

(6)	Other Expenses with respect to Class S Shares and Class T Shares are estimated.
(7)
Includes fees and expenses of the Portfolio Funds in which the Fund invests. Some or all of the Portfolio Funds charge carried interest, incentive fees or allocations based on the Portfolio Funds’ performance. The Portfolio Funds in which the Fund invests generally charge a management fee of 1.00% to 2.00%, and approximately 20% of net profits as a carried interest allocation. The “Acquired Fund Fees and Expenses” disclosed above are based on the fees and expenses of the Portfolio Funds in which the Fund was invested for the period ended March 31, 2025, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The amounts shown as “Acquired Fund Fees and Expenses” reflect operating expenses of the Portfolio Funds (i.e., management fees, administration fees, and professional and other direct, fixed fees and expenses of the Portfolio Funds). The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind,
as such fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds.

(8)
With respect to Institutional Shares and Class D Shares, Total Annual Expenses do not correlate to the ratios of expenses to average net assets given in the Fund’s most recent annual report, which do not include Acquired Fund Fees and Expenses. Total Annual Expenses with respect to Class S Shares and Class T Shares are estimated.

(9)	Reflects a 1.10% contractual waiver on the management fee in place until July 31, 2026 pursuant to the Fee Reduction Agreement.
(10)
Effective as of November 15, 2023, the Fund has entered into an Expense Agreement pursuant to which the Advisor has agreed to waive and/or reimburse certain operating and other expenses of the Fund in order to limit certain expenses to 0.50% of (i) from November 15, 2023 until January 30, 2024, the Fund’s average quarterly value of the net assets of each share class, and (ii) beginning on January 31, 2024, the Fund’s average monthly value of the net assets of each share class. Prior to November 15, 2023, the Advisor agreed to waive and/or reimburse certain operating and other expenses of the Fund in order to limit certain expenses to 0.75% of the Fund’s average quarterly value of the net assets of each share class pursuant to a prior expense limitation agreement that was in effect from the commencement of operations of the Fund until November 15, 2023. Subject to the terms of the Expense Agreement and provided that the Fund has more than $50 million in assets and BlackRock or an affiliate serves as the Fund’s investment adviser or administrator, expenses borne by the Advisor in the prior two fiscal years of the Fund are subject to recoupment by the Advisor. Such recoupment arrangement will terminate on December 31, 2027. The Fund will carry forward any waivers and/or reimbursements of fees and expenses in excess of the Expense Cap and repay the Advisor such amount provided the Fund is able to do so without exceeding the lesser of (1) the expense limit in effect at the time of the waiver or reimbursement, as applicable, or (2) the expense limit in effect at the time of recoupment after giving effect to the repayment. The Expense Agreement continues from year to year if approved by a majority of the Fund’s Independent Trustees. The current term of the Expense Agreement expires on July 31, 2026. The Expense Agreement may be terminated prior to July 31, 2026 only by action of a majority of the Independent Trustees or by a vote of a majority of the Fund’s outstanding voting securities. See “Management of the Fund—Investment Management Agreement—Expense Agreement” for more information regarding the operating and other expenses that the Advisor has agreed to waive and/or reimburse pursuant to the Expense Agreement.

The Fund and the Advisor have also entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2027. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2027. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Fund (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Fund), upon 90 days’ written notice by the Fund to the Advisor.
As required by relevant SEC regulations, the following examples demonstrate the projected dollar amount of total expenses that would be incurred over v arious
periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, the Fund has assumed (i) its direct and indirect annual expenses would remain at the percentage levels set forth in the table above, (ii) that the Expense Agreement is only in effect for the first year since it expires on July 31, 2026 and (iii) your financial intermediary does not directly charge you transaction or other fees. The Expense Agreement, however, does continue from year to year if approved by a majority of the Fund’s Independent Trustees. In addition, if you buy Class D Shares, Class S Shares or Class T Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and a 3.5% cap on NAV for Class S Shares and Class T Shares. For Class T Shares, the 3.5% includes a maximum of 3.0% for upfront selling commissions and a maximum of 0.50% for the dealer manager fee, for a total maximum upfront placement fee of 3.5%. Payment of such fees or commissions by you would increase your cost of owning the applicable class. Actual expenses may be more or less than shown below.
Example 1
An investor would pay the following expenses on a $1,000 investment in the Shares, assuming a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Institutional Shares	$38	$86	$156	$344
Class D Shares	$40	$93	$167	$364
Class S Shares	$46	$110	$196	$417
Class T Shares	$46	$110	$196	$417
You would pay the following if you did not tender your Shares for repurchase by the Fund:

	1 Year	3 Years	5 Years	10 Years
Institutional Shares	$18	$86	$156	$344
Class D Shares	$20	$93	$167	$364
Class S Shares	$26	$110	$196	$417
Class T Shares	$26	$110	$196	$417

Example 2
An investor would pay the following expenses on a $25,000 investment in Class D Shares, Class S Shares and Class T Shares, assuming a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Class D Shares	$1,005	$2,315	$4,180	$9,102
Class S Shares	$1,155	$2,754	$4,892	$10,416
Class T Shares	$1,155	$2,754	$4,892	$10,416
You would pay the following if you did not tender your Shares for repurchase by the Fund:

	1 Year	3 Years	5 Years	10 Years
Class D Shares	$505	$2,315	$4,180	$9,102
Class S Shares	$655	$2,754	$4,892	$10,416
Class T Shares	$655	$2,754	$4,892	$10,416
Example 3
An investor would pay the following expenses on a $1,000,000 investment in Institutional Shares, assuming a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Institutional Shares	$37,784	$85,873	$156,380	$343,795
You would pay the following if you did not tender your Shares for repurchase by the Fund:

	1 Year	3 Years	5 Years	10 Years
Institutional Shares	$17,784	$85,873	$156,380	$343,795

FINANCIAL HIGHLIGHTS
The financial highlights table is intended to help you understand the Fund’s financial performance. The Fund’s Class S Shares and Class T Shares had not commenced operations as of the Fund’s most recent fiscal year end. Certain information reflects financial results for a single Share. The information for the fiscal periods ended March 31, 2025, March 31, 2024, March 31, 2023 and March 31, 2022 has been audited by Deloitte & Touche LLP, independent registered public accounting firm for the Fund. The report of Deloitte & Touche LLP is included in the Fund’s March 31, 2025 Annual Report, is incorporated by reference into the SAI and can be obtained by shareholders. The Fund’s financial statements are included in the Fund’s Annual Report and are incorporated by reference into the SAI.
For a share outstanding throughout the period:

	BlackRock Private Investments Fund
	Institutional
	Year Ended 03/31/25 (a)	Year Ended 03/31/24 (a)		Year Ended 03/31/23 (a)	Year Ended 03/31/22	Period from 03/01/21 (b) to 03/31/21
Net asset value, beginning of period	$11.54	$10.32		$10.08	$9.94	$10.00

Net investment income (loss) (c)	(0.03)	0.19		0.03	(0.09)	(0.02)
Net realized and unrealized gain (loss)	0.78	1.13		0.21	0.23	(0.04)

Net increase (decrease) from investment operations	0.75	1.32		0.24	0.14	(0.06)

Distributions (d)
From net investment income	—	(0.10)		—	—	—
From net realized gain	(0.17)	—		—	—	—

Total distributions	(0.17)	(0.10)		—	—	—

Net asset value, end of period	$12.12	$11.54		$10.32	$10.08	$9.94

Total Return(e)
Based on net asset value	6.48%	12.85	% (f)	2.38%	1.41%	(0.60	)% (g)

Ratios to Average Net Assets (h)
Total expenses (i)	2.77%	2.56%		2.72%	3.45%	3.33	% (j)(k)

Total expenses after fees waived and/or reimbursed	1.30%	1.74%		1.94%	2.41%	2.56	% (j)(k)

Total expenses after fees waived and/or reimbursed and excluding portfolio investment fees	1.17%	1.62%		1.72%	N/A	N/A

Net investment income (loss)	(0.24)%	1.67%		0.28%	(0.92)%	(1.72	)% (j)(k)

Supplemental Data
Net assets, end of period (000)	$311,767	$209,627		$146,099	$105,686	$49,461

Portfolio turnover rate	9%	28%		52%	43%	—	% (l)

(a)	Consolidated Financial Highlights.
(b)	Commencement of operations.
(c)	Based on average shares outstanding.
(d)	Distributions for annual periods determined in accordance with U.S. federal income tax regulations.
(e)
Where applicable, assumes the reinvestment of distributions. The Fund is a continuously offered closed-end
fund, the Shares of which are offered at net asset value. No secondary market for the Fund’s Shares exists.

(f)	Includes payment from an affiliate, which had no impact on the Fund’s total return.
(g)	Not annualized.
(h)	Excludes fees and expenses incurred indirectly as a result of investments in underlying funds.

(i)	Includes recoupment of past waived and/or reimbursed fees. Excluding the recoupment of past waived and/or reimbursed fees, the expense ratios were as follows:

	Year Ended 03/31/25 (a)	Year Ended 03/31/24 (a)	Year Ended 03/31/23 (a)	Year Ended 03/31/22	Period from 03/01/21 (b) to 03/31/21
Expense ratios	2.77%	2.49%	N/A	N/A	N/A

(j)	Annualized.
(k)
Audit, printing, offering costs and portfolio investment fees were not annualized in the calculation of the expense ratios. If these expenses were annualized, the total expenses, total expenses after fees waived and/or reimbursed and net investment loss would have been 6.11%, 3.54% and (2.70)%, respectively.

(l)	Rounds to less than 1%.

	BlackRock Private Investments Fund (continued)
	Class D
	Year Ended 03/31/25 (a)	Year Ended 03/31/24 (a)	Year Ended 03/31/23 (a)	Year Ended 03/31/22	Period from 03/01/21 (b) to 03/31/21
Net asset value, beginning of period	$11.45	$10.30	$10.07	$9.94	$10.00

Net investment income (loss) (c)	(0.03)	0.18	0.02	(0.08)	(0.02)
Net realized and unrealized gain (loss)	0.77	1.07	0.21	0.21	(0.04)

Net increase (decrease) from investment operations	0.74	1.25	0.23	0.13	(0.06)

Distributions (d)
From net investment income	—	(0.10)	—	—	—
From net realized gain	(0.17)	—	—	—	—

Total distributions	(0.17)	(0.10)	—	—	—

Net asset value, end of period	$12.02	$11.45	$10.30	$10.07	$9.94

Total Return (e)
Based on net asset value	6.44%	12.19%	2.28%	1.31%	(0.60	)% (f)

Ratios to Average Net Assets (g)
Total expenses (h)	2.74%	2.58%	2.71%	3.70%	7.59	% (i)(j)

Total expenses after fees waived and/or reimbursed	1.30%	1.76%	1.94%	2.48%	2.81	% (i)(j)

Total expenses after fees waived and/or reimbursed and excluding portfolio investment fees	1.18%	1.64%	1.72%	N/A	N/A

Net investment income (loss)	(0.22)%	1.63%	0.24%	(0.79)%	(1.97	)% (i)(j)

Supplemental Data
Net assets, end of period (000)	$307	$289	$257	$252	$248
Portfolio turnover rate	9%	28%	52%	43%	—	% (k)

(a)	Consolidated Financial Highlights.
(b)	Commencement of operations.
(c)	Based on average shares outstanding.
(d)	Distributions for annual periods determined in accordance with U.S. federal income tax regulations.
(e)
Where applicable, assumes the reinvestment of distributions. The Fund is a continuously offered closed-end
fund, the Shares of which are offered at net asset value. No secondary market for the Fund’s Shares exists.

(f)	Not annualized.
(g)	Excludes fees and expenses incurred indirectly as a result of investments in underlying funds.

(h)	Includes recoupment of past waived and/or reimbursed fees. Excluding the recoupment of past waived and/or reimbursed fees, the expense ratios were as follows:

	Year Ended 03/31/25 (a)	Year Ended 03/31/24 (a)	Year Ended 03/31/23 (a)	Year Ended 03/31/22	Period from 03/01/21 (b) to 03/31/21
Expense ratios	2.73%	2.51%	N/A	N/A	N/A

(i)	Annualized.
(j)
Audit, printing, offering costs and portfolio investment fees were not annualized in the calculation of the expense ratios. If these expenses were annualized, the total expenses, total expenses after fees waived and/or reimbursed and net investment loss would have been 10.36%, 3.79% and (2.95)%, respectively.

(k)	Rounds to less than 1%.

THE FUND
The Fund is a diversified,
closed-end
management investment company registered under the Investment Company Act. The Fund was organized as a Delaware statutory trust on June 25, 2020, pursuant to a Certificate of Trust, governed by the laws of the State of Delaware. The Fund commenced operations on March 1, 2021 and has a limited operating history. The Fund’s principal office is located at 100 Bellevue Parkway, Wilmington, Delaware 19809, and its telephone number is (800)
882-0052.
USE OF PROCEEDS
The Fund invests the net proceeds of the continuous offering of Shares on an ongoing basis in accordance with the Fund’s investment objective and policies as stated below. It is currently anticipated that, due to nature of the private markets for the types of private equity investments in which the Fund will invest and factors such as the competitive nature of the business of identifying and structuring investments of the types contemplated by the Fund and the limited availability of attractive investment opportunities during certain market cycles, the Fund will be able to invest all or substantially all of the net proceeds according to its investment objective and policies within approximately three years after receipt of the proceeds, depending on the amount and timing of the proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies and prevailing market conditions. Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund expects to invest a substantial portion of the proceeds in short-term, high quality debt securities, money market securities, cash or cash equivalents, which may impact returns. In addition, the Fund may maintain a portion of the proceeds in cash to meet operational needs. The Fund may be prevented from achieving its investment objective during any time in which the Fund’s assets are not substantially invested in accordance with its policies.
THE FUND’S INVESTMENTS
Investment Objective and Strategy
Investment Objective
. The Fund’s investment objective is to seek long-term capital appreciation and to provide attractive risk-adjusted returns primarily through an actively-managed portfolio that provides eligible investors with targeted exposure to private equity investments. The Fund is not intended as, and you should not construe it to be, a complete investment program. There can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful. The Fund’s investment objective is a non-fundamental
policy of the Fund and may be changed by the Board without prior shareholder approval.
Investment Strategy
. In seeking to achieve its investment objective, under normal conditions, the Fund invests (which for this purpose includes unfunded capital commitments) a majority of its net assets over time in privately offered equity securities of operating companies (“Portfolio Companies”) and interests in professionally managed private equity funds (“Portfolio Funds”). Interests in such Portfolio Funds may be purchased (i) from third party holders of such interests in secondary transactions or (ii) as part of sponsor-led
transactions where the assets held by the Portfolio Fund are known at the time of investment (such Portfolio Funds,
“sponsor-led
continuation vehicles”). The Fund will also invest a portion of its Managed Assets in a portfolio of cash and cash equivalents, liquid fixed-income securities and other credit instruments, publicly-traded equity securities, exchange-traded funds (“ETFs”) and exchange-traded and over-the-counter
(“OTC”) derivative instruments (the “Income-Focused Sleeve”). The Advisor acts as the investment adviser to the Fund and manages the Fund’s investments in the Income-Focused Sleeve. BAL has entered into an agreement with BlackRock Capital Investment Advisors, LLC (“BCIA”), pursuant to which BCIA manages the Fund’s investments in Portfolio Companies and Portfolio Funds (the “Private Equity Sleeve”).
Under normal circumstances, the Fund will invest at least 80% of its Managed Assets in private investments. For purposes of this policy, “private investments” include, without limitation, Direct Investments

(as defined below), interests in Portfolio Funds, securities or other instruments acquired by the Fund in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), including without limitation 144A securities, privately placed bank loans, restricted securities, securities acquired in private placements made under Regulation D and similar private investments, and securities or other instruments for which no secondary market is readily available, including, for the avoidance of doubt, any such assets that may be held in the Income-Focused Sleeve. Issuers of private investments may not have a class of securities registered and may not be subject to periodic reporting pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Fund may invest up to 20% of its Managed Assets in investments that are not private investments. For liquidity management or in connection with implementation of changes in asset allocation or when identifying private investments for the Fund during periods of large cash inflows or otherwise for temporary defensive purposes, the Fund may hold more than 20% of its Managed Assets in investments that are not private investments or in cash or cash equivalents.
The Private Equity Sleeve will be invested in Portfolio Companies or in Portfolio Funds that invest in such Portfolio Companies. The portion of Fund assets allocated to the Private Equity Sleeve and the Income-Focused Sleeve, respectively, will vary over time as the Fund deploys capital to investments in Portfolio Companies and Portfolio Funds, and, during periods of increased cash inflows, the Fund may hold a relatively greater percentage of its Managed Assets in the Income-Focused Sleeve.
Through the Private Equity Sleeve, the Fund will seek to participate in privately placed equity and, in some cases, privately placed debt investments in Portfolio Companies (“Direct Investments”) that have been identified by BCIA as well as Direct Investments that are made available to the Fund by private equity sponsors not affiliated with BlackRock (each, a “Portfolio Fund Manager”). Direct Investments made alongside a fund or account managed by, or through a collective investment vehicle established by, a Portfolio Fund Manager are typically investment opportunities offered to investors on a co-investment
basis. The Fund may also acquire Direct Investments from third-party investors. The Fund will seek to invest across varying geographic regions (e.g., North America, Europe, Asia-Pacific and Latin America) and industries and employ various strategies typical of private equity investing, including, but not limited to, growth capital, special situations, venture capital, buyouts, private infrastructure and real assets. The allocation of the Fund’s assets to different strategies and regions will largely depend on the maturity and depth of the private equity market in the applicable strategy or region. The Private Equity Sleeve may, from time to time, also hold publicly traded equity securities that were initially acquired by the Fund in a privately negotiated transaction where the relevant Portfolio Company subsequently engaged in a public offering of its securities.
Under normal market conditions, BCIA expects that the Private Equity Sleeve will be comprised primarily of (i) interests in Portfolio Funds that have been acquired from third party investors in secondary transactions or as part of sponsor-led
continuation vehicles (“Secondary Investments”), where the Portfolio Funds seek to employ the same types of private equity investment strategies as the Fund; and (ii) Direct Investments. Secondary Investments may be acquired by the Fund in privately negotiated transactions with third party investors or the sponsors of such Portfolio Funds and may involve the purchase of interests in a single Portfolio Fund or the purchase of a portfolio of interests in multiple Portfolio Funds having the same or different Portfolio Fund Managers. Acquisitions of Secondary Investments other than sponsor-led
continuation vehicles are expected to occur most frequently after the end of the relevant Portfolio Fund’s fundraising period. Secondary Investments other than sponsor-led
continuation vehicles are typically made in Portfolio Funds that are fully invested in Portfolio Companies and are further along in their development pattern. The Fund’s Secondary Investments will be made across vintage years (i.e., the year in which a Portfolio Fund begins investing in Portfolio Companies). Generally, under normal market conditions, the Fund intends its exposure to Direct Investments to outweigh its allocation to Secondary Investments.

The investment strategies that may characterize Direct Investments or that may be pursued by Portfolio Funds in which the Fund may acquire an interest include, but are not limited to:

•
Growth Investments
. Growth investments are typically minority investments with little or no leverage in fast-growing companies that seek capital for further expansion. Growth equity strategies have the potential to provide attractive upside in a private equity portfolio, provided there is strong underlying growth of the respective economy or specific sector.

•
Special Situations
. The objective of special situations investments is to invest in underperforming or distressed companies and facilitate a turnaround in companies which may go through a bankruptcy or other restructuring process. The Fund will typically seek to make Direct Investments in special situations by investing alongside Portfolio Funds that have this investment objective.

•
Venture Capital
. Venture capital investments are typically made in new and emerging companies, often in the technology and healthcare sectors. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. The Fund expects that venture capital investments will represent a less significant portion of the Fund’s portfolio.

•
Buyouts
. The standard buyout or leveraged buyout involves the acquisition or recapitalization of existing companies or divisions of businesses in order to reposition them for growth and operational improvement. Buyouts may involve carve-outs of larger organizations or the purchase of family-owned enterprises with the ability to expand. The Fund will typically seek to invest in control buyout strategies by investing alongside Portfolio Funds that obtain operating control through majority ownership and a voting majority on the board. The Fund may seek to mitigate risk by diversifying across various sizes of the buyout industry that are perceived as the most attractive as well as by investing in multiple geographies, industries and alongside multiple Portfolio Funds.

•	Private Infrastructure . Private infrastructure investments typically include investments in equity securities of companies that focus on utilities and/or transportation infrastructure.

•	Real Assets . Investments in real assets typically involve seeking to gain exposure to real estate, physical commodities, natural resources (such as agriculture or timber) and/or precious metals.
The investment opportunities in Portfolio Companies and Portfolio Funds that fall within the Fund’s investment objective and strategies and certain policies set by the Board will be identified and selected by BCIA. BCIA and the Fund rely on an exemptive order that permits the portion of the Fund managed by BCIA to co-invest
in certain privately negotiated transactions on a
side-by-side
basis with certain affiliated investment funds (the
“Co-Investment
Order”). The
Co-Investment
Order contains a number of conditions that may limit the ability of the Fund to participant in certain potential investments compared to other private funds offered by BCIA or its affiliates. Investments made in reliance on the
Co-Investment
Order are limited to the Fund’s Private Equity Sleeve.
BCIA expects to use a broad range of resources to identify Portfolio Companies and Portfolio Funds for investment and to leverage the global research and diligence capabilities of BlackRock Private Equity Partners (“PEP”), an internal business unit of BCIA, and PEP’s established relationships with Portfolio Fund Managers, company management teams and sell-side market participants. BCIA’s sourcing of investments will include both bottom-up
fund selection and
top-down
asset allocation analyses, with the goal of constructing a balanced portfolio of investments with the potential for strong performance, and involves a combination of quantitative and qualitative analyses supported by active market coverage and systematic investment monitoring.
Within the
top-down
asset allocation process, BCIA develops its view on the relative attractiveness of the different regions, industries and themes. It considers aspects such as acceptance of private equity as an asset class in certain regions, supply of capital, regulations and legal and tax framework, leveraging the macroeconomic research of BlackRock. The assessment is regularly complemented with an analysis of the private equity industries in those regions. The goal is to identify attractive segments within the private equity asset class (geographic regions, financing stages and sectors).
For the
bottom-up
process, BCIA follows the concept of market/industry coverage in its target regions. Each investment professional is ultimately responsible for maintaining relationships with a subset of Portfolio Fund Managers, as well as cultivating relationships with new and emerging general partners in their target region. BCIA uses market intelligence gathered through both its existing relationships and proactive efforts to maintain an evergreen “pipeline report” of Portfolio Fund investment opportunities from which to draw upon during the course of its capital deployment activities.
BCIA’s due diligence process relies primarily on the expertise and experience of PEP and involves a combination of qualitative and quantitative analysis and reference checks, including, but not limited to, face-to-face
meetings with Portfolio Fund Managers. BCIA reviews and analyzes information gathered at these meetings along with all the written information on the applicable Portfolio Fund, including offering memoranda, subscription/legal documents, annual reports, marketing material and cash flow data. Given their fully or partially funded nature, Secondary Investments are expected to involve an additional layer of due diligence focused on evaluating and pricing the assets in the portfolio as well as assessing the ability of the Portfolio Fund Manager to put any remaining un-called
capital to work. This secondary analysis involves, among other things, sophisticated bottom-up
valuation tools, proprietary databases of comparable transactions, company information provided by teams involved in primary investments in Portfolio Funds and a review of sector trends. When performing due diligence on a potential Direct Investment, the due diligence team will generally analyze factors such as historical operating performance, management credentials, business strategy, the industry in which the target Portfolio Company competes and overall fit with the sponsor’s investment philosophy and prior track record.
BCIA will seek to invest the portion of the Fund’s assets allocated to Secondary Investments, if any, across Portfolio Funds based on a range of factors including availability, pricing, actual and projected cash flows, past performance of a Portfolio Fund or its sponsor during various time periods and market cycles and the reputation and experience of the Portfolio Fund Manager and expertise in a given strategy, geographic focus or industry. In connection with making Secondary Investments, BCIA expects to focus on highly funded positions with expected early distributions, diversified portfolios with solid levels of leverage and established businesses with strong profitability.
After making a Direct Investment, BCIA will monitor the progress of the respective investments, refreshing key elements of the initial due diligence activity and review those elements through an on-going
time series analysis. In addition, BCIA will seek to develop and maintain close working relationships with the relevant Portfolio Fund Manager, Portfolio Company management and/or other investors in the company. In some cases, employees of BCIA may serve on a Portfolio Company’s board of directors or as a board observer; however, because the Fund will typically hold a minority equity interest, it often will not be able to do so. In the case of Secondary Investments, BCIA will monitor each investment by, among other things, gathering and analyzing financial information including Portfolio Fund annual and quarterly reports, attending annual meetings, potentially participating on advisory boards and boards of directors and maintaining on-going
informal contacts with Portfolio Fund Managers. BCIA expects to perform an on-going
analysis of each Portfolio Fund’s investment activities assessing risk exposures and performance drivers.
The Fund may invest, directly and through its investments in Portfolio Funds, in equity securities of companies of any market capitalization located anywhere in the world, including companies located in emerging markets. Foreign securities in which the Fund may invest may be U.S. dollar-denominated or
non-U.S.
dollar-denominated.
With regards to the Income-Focused Sleeve, the Fund may invest in fixed-income securities across several investment sectors, including, but not limited to: fixed-income securities rated below investment grade, investment grade corporate bonds, fixed-income securities issued by governmental entities (including supranational entities), their agencies and instrumentalities, mezzanine investments, senior secured floating rate and fixed rate loans, second lien loans, bank loans and other fixed and floating or variable rate debt obligations. The Fund may invest in such fixed-income securities of issuers located in the United States and
non-U.S.
countries, including emerging market countries. There is no limit on the maturity or duration of securities in which the Fund may invest. While the amount of the Fund’s net assets allocated to the Income-Focused Sleeve may vary over time as investors subscribe for Shares and if the Fund repurchases Shares in connection with periodic tender offers, the Advisor anticipates allocating no more than 20% of the Fund’s Managed Assets (calculated at the time of investment) to investments in the Income-Focused Sleeve under normal conditions.
The Fund may invest any amount of its assets allocated to the Income-Focused Sleeve in securities of any credit quality, including securities that are rated at the time of investment below investment grade—i.e., “Ba” or “BB” or below by Moody’s, S&P”) or Fitch, or securities that are judged to be of comparable quality by the Advisor. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal, and are commonly referred to as “junk bonds” or “high yield securities.” In the case of securities with split ratings (i.e., a security receiving two different ratings from two different rating agencies), the Fund will apply the higher of the applicable ratings. See “Risks—Below Investment Grade Securities Risk.”
The Advisor also may invest a portion of the Fund’s assets allocated to the Income-Focused Sleeve in publicly traded equity securities and, subject to applicable regulatory limits, the securities of affiliated and unaffiliated ETFs that are designed to track the performance of a securities index.
The Fund may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and OTC put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments (collectively, “Strategic Transactions”). The Fund may use Strategic Transactions for hedging purposes or to enhance total return. Additionally, the Fund may enter into any type of Strategic Transaction for the purpose or effect of creating investment leverage in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk,
as required by Rule
18f-4
under the Investment Company Act. See “The Fund’s Investments—Portfolio Contents and Techniques—Strategic Transactions.”
It is expected that the Fund will invest a portion of the assets allocated to the Private Equity Sleeve in Portfolio Funds and Direct Investments indirectly through one or more wholly owned subsidiaries formed in one or more jurisdictions and treated as corporations for U.S. federal income tax purposes (each, a “Blocker Subsidiary,” and together, the “Blocker Subsidiaries”). The Fund typically expects to invest indirectly through the Blocker Subsidiaries if it believes it is desirable to do so to comply with the requirements for qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (“Code”). For example, the Fund may hold equity interests in an operating Portfolio Company conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes) through a taxable domestic or
non-U.S.
Blocker Subsidiary, or may invest in commodities through a
non-U.S.
Blocker Subsidiary, because such an investment, if made directly, would produce income that is not qualifying income for a RIC. Any Blocker Subsidiary organized in the United States will generally be subject to U.S. federal, state and local income tax at corporate rates. In general, in order to comply with the diversification requirements under Subchapter M of the Code, the Fund may not invest more than 25% of the value of its assets in the stock of one or more Blocker Subsidiaries that are engaged in the same or similar or related trades or businesses. A determination that two or more Blocker Subsidiaries are in the same or similar or related trades or businesses, and thus subject to a single 25% limitation under the diversification tests, could limit the Fund’s ability to pursue a particular investment.
The Blocker Subsidiaries will not be registered under the Investment Company Act and will not be subject to the investor protections of the Investment Company Act. The Blocker Subsidiaries will have the same investment objective as the Fund and be advised or managed by the Advisor, except that any portion of the assets allocated to the Private Equity Sleeve and invested indirectly through a Blocker Subsidiary will be managed by BCIA. The Advisor and BCIA will not receive an additional management or sub-advisory fee,
as applicable, for any services provided to any Blocker Subsidiary. The Fund will look through any Blocker Subsidiaries for purposes of compliance with its investment policies and the applicable provisions of the Investment Company Act relating to capital structure, leverage, affiliated transactions and custody. See “Risks—Subsidiary Risk.”
Other Policies and Strategies
. The Fund currently does not intend to commit any portion of the assets of the Private Equity Sleeve to making capital commitments on a primary basis to blind pool Portfolio Funds during their initial fundraising period (each, a “Primary Investment”). However, in limited circumstances, the Fund may enter into a commitment to make a Primary Investment, and subsequently make such Primary Investment, in connection with the acquisition of an interest in an established Portfolio Fund from a third party investor in a Secondary Investment. It is possible that BCIA may, in the future, cause the Fund to participate in Primary Investments more generally. Pursuant to certain policies adopted by the Board, BCIA may need to seek the approval of the Board to make such investments. BCIA may also cause the Fund to invest in other investment strategies or use other investment techniques not currently described in this prospectus if BCIA determines that any such opportunity is appropriate for the Fund based on its then-current circumstances and Fund policies.
During temporary defensive periods (i.e., in response to adverse market, economic or political conditions) and the period during which the net proceeds of this offering are being invested, the Fund may invest up to 100% of its total assets in liquid, short-term investments, including high quality, short-term securities. The Fund may not achieve its investment objective under these circumstances. See “Investment Policies and Techniques—Cash Equivalents and Short-Term Debt Securities” in the SAI. The Advisor’s determination that it is temporarily unable to follow the Fund’s investment strategy or that it is impractical to do so may occur in situations in which a market disruption event has occurred and where trading in the securities selected through application of the Fund’s investment strategy is extremely limited or absent.
The Fund may lend securities with a value of up to 33 1/3% of its total assets (including such loans) to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.
Unless otherwise stated herein or in the SAI, the Fund’s investment policies are non-fundamental
policies and may be changed by the Board without prior shareholder approval. The percentage limitations applicable to the Fund’s portfolio described in this prospectus apply only at the time of initial investment and the Fund will not be required to sell investments due to subsequent changes in the value of investments that it owns. The Fund’s investment objective may be changed by the Board without prior shareholder approval.
Portfolio Contents and Techniques
The Fund’s portfolio will be composed principally of some combination of the following types of investments. Additional information with respect to the Fund’s investment policies and restrictions and certain of the Fund’s portfolio investments is contained in the SAI. There is no guarantee the Fund will buy all of the types of securities or use all of the investment techniques that are described herein and in the SAI.
Equity Securities
. The Fund may invest, directly or indirectly, in equity securities, including common stocks, limited liability company units, limited partnership interests, preferred stocks, convertible securities, warrants, depositary receipts and ETFs. Common stock represents an equity ownership interest in a company. The Fund may hold or have exposure to common stocks of issuers of any size, including small and medium capitalization stocks. Because the Fund may have exposure to common stocks, historical trends would indicate that the Fund’s portfolio and investment returns will be subject at times, and over time, to higher levels of volatility and market and issuer-specific risk than a portfolio invested exclusively in debt securities.
Preferred Securities
. The Fund may invest, directly or indirectly, in preferred securities. There are two basic types of preferred securities: traditional preferred securities and trust preferred securities.

Traditional Preferred Securities
. Traditional preferred securities generally pay fixed or adjustable rate dividends (or a combination thereof—e.g., a fixed rate that moves to an adjustable rate after some period of time) to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on preferred securities currently outstanding are sometimes cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some preferred stocks are non-cumulative,
in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative
preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative
preferred stock held by the Fund determine not to pay dividends on such stock, the amount of dividends the Fund pays may be adversely affected. There is no assurance that dividends or distributions on the traditional preferred securities in which the Fund invests will be declared or otherwise made payable.
Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividends Received Deduction.” Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher rate-paying fixed rate preferred securities may be reduced and the Fund may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.
Trust Preferred Securities
. Trust preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred security characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.
Equity-Linked Securities
. The Fund may invest in equity-linked securities, including, but not limited to, participation notes, and certificates of participation. Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or “basket” of stocks, or a single stock. To the extent that the Fund invests in equity-linked securities whose return corresponds to the performance of a foreign security index or one or more foreign stocks, investing in equity-linked securities will involve risks similar to the risks of investing in foreign securities. In addition, the Fund bears the risk that the counterparty of an equity-linked security may default on its obligations under the security. If the underlying security is determined to be illiquid, the equity-linked security would also be considered illiquid.
Participation notes, also known as participation certificates, are issued by banks or broker-dealers and are designed to replicate the performance of foreign companies or foreign securities markets and can be used by the Fund as an alternative means to access the securities market of a country. The performance results of participation notes will not replicate exactly the performance of the foreign companies or foreign securities markets that they seek to replicate due to transaction and other expenses. Investments in participation notes involve the same risks associated with a direct investment in the underlying foreign companies or foreign securities markets that they seek to replicate. There can be no assurance that the trading price of participation notes will equal the underlying value of the foreign companies or foreign securities markets that they seek to replicate. Participation notes are generally traded over-the-counter.
Participation notes are subject to counterparty risk, which is the risk that the broker-dealer or bank that issues them will not fulfill its contractual obligation to complete the transaction with the Fund. Participation notes constitute general unsecured contractual obligations of the banks or broker-dealers that issue them, the counterparty, and the Fund is relying on the creditworthiness of such counterparty and has no rights under a participation note against the issuer of the underlying security. Participation notes involve transaction costs. If the underlying security is determined to be illiquid, participation notes may be illiquid. Participation notes offer a return linked to a particular underlying equity, debt or currency.
Convertible Securities
. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.
A “synthetic” or “manufactured” convertible security may be created by the Fund or by a third party by combining separate securities that possess the two principal characteristics of a traditional convertible security: an income producing component and a convertible component. The income-producing component is achieved by investing in non-convertible,
income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Because the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component, the value of a synthetic convertible security may respond differently to market fluctuations than a traditional convertible security. The Fund also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity. Convertible structured notes have the attributes of a convertible security; however, the issuer of the convertible note (typically an investment bank), rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment and the Fund in turn assumes credit risk associated with the issuer of the convertible note.
Warrants and Rights
. Warrants and rights are instruments issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Warrants and rights normally have a short life span to expiration. The purchase of warrants or rights involves the risk that the Fund could lose the purchase value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrants’ and rights’ expiration. Also, the purchase of warrants and/or rights involves the risk that the effective price paid for the warrant and/or right added to the subscription price of the related security may exceed the subscribed security’s market price such as when there is no movement in the level of the underlying security.
The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.
Depositary Receipts
. The Fund may invest in sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a
non-U.S.
corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by
non-U.S.
banks and trust companies, that evidence ownership of either
non-U.S.
or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis.
Significant Holdings of Illiquid Investments and Restricted Securities
. Subject to the Fund’s investment policies, the Fund may invest in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. “Illiquid investment” means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. Investment of the Fund’s assets in illiquid investments may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund pays distributions, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.
The Fund may invest in securities that are not registered under the 1933 Act (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on a securities exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information, which may restrict the Fund’s ability to conduct portfolio transactions in such securities.
Some of these securities are new and complex, and trade only among institutions; the markets for these securities are still developing, and may not function as efficiently as established markets. Also, because there may not be an established market price for these securities, the Fund may have to estimate their value, which means that their valuation (and thus the valuation of the Fund) may have a subjective element. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter
markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. Transactions in restricted or illiquid securities may entail registration expense and other transaction costs that are higher than those for transactions in unrestricted or liquid securities. Where registration is required for restricted or illiquid securities, a considerable time period may elapse between the time the Fund decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Fund might obtain less favorable pricing terms that when it decided to sell the security.
Unfunded Commitment Agreements
. The Fund may acquire interests in Portfolio Funds from third party investors in such Portfolio Funds. In some cases, the Fund’s Secondary Investments may not be fully funded at the time of purchase by the Fund, and will require the Fund to honor the selling investor’s commitment to fund any future capital calls. The Fund’s capital commitment to a Portfolio Fund can generally be drawn at the discretion of the Portfolio Fund Manager. In addition, certain Direct Investments made by the Fund may require the Fund to fund future capital calls with respect to any such Direct Investment. In the event that the Fund were to fail to timely satisfy a capital call with respect to one of its Direct Investments or Secondary Investments, the Fund could be declared in default and suffer adverse consequences, including the forfeiture of all or a portion of its interest in the relevant Portfolio Company or Portfolio Fund.
Rule
18f-4
under the Investment Company Act, among other things, may impact the ability of the Fund to enter into unfunded commitment agreements, such as a capital commitment to a Portfolio Fund or as part of a Direct Investment. Under Rule
18f-4,
the Fund may enter into an unfunded commitment agreement that is not a derivatives transaction, such as a capital commitment to a Portfolio Fund, if the Fund reasonably believes, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due.
Non-U.S.
Securities
. The Fund may invest in securities of
non-U.S.
issuers
(“Non-U.S.
Securities”). Subject to the Fund’s investment policies, these securities may be U.S. dollar-denominated or
non-U.S.
dollar-denominated. Some
Non-U.S.
Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, the Fund will be subject to additional risks if it invests in
Non-U.S.
Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest or dividends on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.
Non-U.S.
Securities may trade on days when the common shares are not priced or traded.
Emerging Markets Investments
. The Fund may invest in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world (including countries that may be considered “frontier” markets) except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries.
These risks are more pronounced to the extent the Fund invests significantly in one country. Less information about emerging market issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Emerging markets are smaller, less liquid and more volatile than U.S. markets.
In a changing market, the Advisor and/or a
Sub-Advisor,
as applicable, may not be able to sell the Fund’s portfolio securities in amounts and at prices it considers reasonable. The U.S. dollar may appreciate against
non-U.S.
currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of emerging market countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect emerging market countries and their securities markets.
Foreign Currency Transactions
. The Shares are priced in U.S. dollars and the distributions paid by the Fund to common shareholders are paid in U.S. dollars. However, a portion of the Fund’s assets may be denominated in
non-U.S.
currencies and the income received by the Fund from such securities will be paid in
non-U.S.
currencies. The Fund also may invest in or gain exposure to
non-U.S.
currencies for investment or hedging purposes. The Fund’s investments in securities that trade in, or receive revenues in,
non-U.S.
currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. The Fund may (but is not required to) hedge some or all of its exposure to
non-U.S.
currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurances that the Fund will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Fund has the flexibility to engage in such transactions, the Advisor may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for the Fund to benefit from favorable fluctuations in relevant foreign currencies. The Fund may also use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.
U.S. Government Debt Securities
. The Fund may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance. Such obligations include U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the separate trading of registered interest and principal securities program (i.e., “STRIPS”), all of which are backed by the full faith and credit of the United States.
Sovereign Governmental and Supranational Debt
. The Fund may invest in all types of debt securities of governmental issuers in all countries, including emerging market countries. These sovereign debt securities may include: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in emerging market countries; debt securities issued by government owned, controlled or sponsored entities located in emerging market countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.
Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon
bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year
or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).
Brady Bonds involve various risks associated with investing in foreign securities, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults, investments in Brady Bonds are considered speculative. There can be no assurances that Brady Bonds in which the Fund may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to suffer a loss of interest or principal on any of its holdings.
Corporate Bonds
. Corporate bonds are debt obligations issued by corporations. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred stockholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Corporate bonds contain elements of both interest rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.
Senior Loans
. The Fund may invest in senior secured floating rate and fixed rate loans or debt. Senior Loans hold the most senior position in the capital structure of a business entity (the “Borrower”), are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, refinancings, to finance internal growth and for other corporate purposes. Senior Loans typically have rates of interest that are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. These base lending rates are primarily the Secured Overnight Financing Rate (“SOFR”) or the London Interbank Offered Rate (“LIBOR”) and secondarily the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders.
Senior Loans typically have a stated term of between five and nine years and have rates of interest that typically are redetermined daily, monthly, quarterly or semi-annually. The Fund is not subject to any restrictions with respect to the maturity of Senior Loans held in its portfolio. As a result, as short-term interest rates increase, interest payable to the Fund from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in Senior Loans should decrease. Because of prepayments, the average life of the Senior Loans in which the Fund invests may be shorter than the stated maturity.

Senior Loans are subject to the risk of
non-payment
of scheduled interest or principal. Such
non-payment
would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. There can be no assurances that the liquidation of any collateral securing a Senior Loan would satisfy the Borrower’s obligation in the event of non-payment
of scheduled interest or principal payments or that such collateral could be readily liquidated. In the event of bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. The collateral securing a Senior Loan may lose all or substantially all of its value in the event of the bankruptcy of a Borrower. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such Senior Loans to presently existing or future indebtedness of the Borrower or take other action detrimental to the holders of Senior Loans including, in certain circumstances, invalidating such Senior Loans or causing interest previously paid to be refunded to the Borrower. If interest were required to be refunded, it could negatively affect the Fund’s performance.
Many Senior Loans in which the Fund may invest may not be rated by a rating agency, will not be registered with the SEC, or any state securities commission, and will not be listed on any national securities exchange. The amount of public information available with respect to Senior Loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of Borrowers, the Advisor will consider, and may rely in part, on analyses performed by others. Borrowers may have outstanding debt obligations that are rated below investment grade by a rating agency. Many of the Senior Loans in which the Fund may invest will have been assigned below investment grade ratings by independent rating agencies. In the event Senior Loans are not rated, they are likely to be the equivalent of below investment grade quality. Because of the protective features of Senior Loans, the Advisor believes that Senior Loans tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations. The Advisor does not view ratings as the determinative factor in their investment decisions and rely more upon their credit analysis abilities than upon ratings.
No active trading market may exist for some Senior Loans and some loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause a material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its Senior Loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of Senior Loans, the Fund’s yield may be lower.
When interest rates decline, the value of a fund invested in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a fund invested in fixed rate obligations can be expected to decline. Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of Senior Loans (due to the fact that floating rates on Senior Loans only reset periodically), the value of floating rate Senior Loans is substantially less sensitive to changes in market interest rates than fixed rate instruments. As a result, to the extent the Fund invests in floating rate Senior Loans, the Fund’s portfolio may be less volatile and less sensitive to changes in market interest rates than if the Fund invested in fixed rate obligations. Similarly, a sudden and significant increase in market interest rates may cause a decline in the value of these investments and in the Fund’s NAV. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain securities or market conditions that reduce liquidity) can reduce the value of Senior Loans and other debt obligations, impairing the Fund’s NAV.
The Fund may purchase and retain in its portfolio Senior Loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a Senior Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior fixed-income securities in exchange for all or a portion of a Senior Loan.
The Fund may purchase Senior Loans on a direct assignment basis. If the Fund purchases a Senior Loan on direct assignment, it typically succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. Investments in Senior Loans on a direct assignment basis may involve additional risks to the Fund. For example, if such loan is foreclosed, the Fund could become part owner of any collateral and would bear the costs and liabilities associated with owning and disposing of the collateral.
The Fund may also purchase participations in Senior Loans. The participation by the Fund in a lender’s portion of a Senior Loan typically will result in the Fund having a contractual relationship only with such lender, not with the Borrower. As a result, the Fund may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the Borrower. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a Borrower and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Fund assumes the credit risk associated with the Borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Fund intends to invest may not be rated by any nationally recognized rating service. Certain loan participations and assignments may be treated by the Fund as illiquid.
The Fund may obtain exposure to Senior Loans through the use of derivative instruments, which have become increasingly available. The Advisor may utilize these instruments and similar instruments that may be available in the future. The Fund may invest in a derivative instrument known as a Select Aggregate Market Index (“SAMI”), which provides investors with exposure to a reference basket of Senior Loans. SAMIs are structured as floating rate instruments. SAMIs consist of a basket of credit default swaps whose underlying reference securities are senior secured loans. While investing in SAMIs will increase the universe of floating rate fixed-income securities to which the Fund is exposed, such investments entail risks that are not typically associated with investments in other floating rate fixed-income securities. The liquidity of the market for SAMIs will be subject to liquidity in the secured loan and credit derivatives markets. Investment in SAMIs involves many of the risks associated with investments in derivative instruments discussed generally herein.
Second Lien Loans
. The Fund may invest in second lien or other subordinated or unsecured floating rate and fixed rate loans or debt. Second Lien Loans have the same characteristics as Senior Loans except that such loans are second in lien property rather than first. Second Lien Loans typically have adjustable floating rate interest payments. Accordingly, the risks associated with Second Lien Loans are higher than the risk of loans with first priority over the collateral. In the event of default on a Second Lien Loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for the second priority lien holder, which may result in a loss of investment to the Fund.
Unitranche Loans
. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans. From the perspective of a lender, in addition to making a single loan, a unitranche loan may allow the lender to choose to participate in the “first out” tranche, which will generally receive priority with respect to payments of principal, interest and any other amounts due, or to choose to participate only in the “last out” tranche, which is generally paid after the first out tranche is paid. The Fund may participate in “first out” and “last out” tranches of unitranche loans and make single unitranche loans.
Mezzanine Loans
. The Fund may invest in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine investments are usually unsecured and subordinate to other obligations of the issuer.
Variable, Floating and Fixed-Rate Debt Obligations
. Floating or variable rate securities provide for periodic adjustments in the interest rate. Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on floating rate securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include, among others, the three-month Treasury bill rate, the
180-day
Treasury bill rate, the prime rate of a bank, the commercial paper rates, or the longer term rates on U.S. Treasury securities. Variable and floating rate securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity. If the Advisor incorrectly forecasts interest rate movements, the Fund could be adversely affected by use of variable and floating rate securities.
Fixed rate securities pay a fixed rate of interest and tend to exhibit more price volatility during times of rising or falling interest rates than securities with variable or floating rates of interest. The value of fixed rate securities will tend to fall when interest rates rise and rise when interest rates fall. The value of variable or floating rate securities, on the other hand, fluctuates much less in response to market interest rate movements than the value of fixed rate securities. This is because variable and floating rate securities behave like short-term instruments in that the rate of interest they pay is subject to periodic adjustments according to a specified formula, usually with reference to some interest rate index or market interest rate. Fixed rate securities with short-term characteristics are not subject to the same price volatility as fixed rate securities without such characteristics. Therefore, they behave more like variable or floating rate securities with respect to price volatility.
Bank Obligations
. Bank obligations may include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties, which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.
Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of U.S. banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. Foreign banks are not generally subject to examination by any U.S. Government agency or instrumentality.
Below Investment Grade Securities
. Subject to its investment policies, the Fund may invest in securities rated, at the time of investment, below investment grade quality such as those rated Ba or below by Moody’s Investor’s Services Inc. (“Moody’s”), BB or below by S&P Global Ratings (“S&P”) or Fitch Ratings, Inc. (“Fitch”), or securities comparably rated by other rating agencies or in unrated securities determined by the Advisor to be of comparable quality. Such securities, sometimes referred to as “high yield” or “junk” bonds, are predominantly speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve greater price volatility than securities in higher rating categories. Often the protection of interest and principal payments with respect to such securities may be very moderate and issuers of such securities face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.
Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that of higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV.
The prices of fixed-income securities generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of securities also is inversely related to the coupons of such securities. Accordingly, below investment grade securities may be relatively less sensitive to interest rate changes than higher quality securities of comparable maturity because of their higher coupon. The investor receives this higher coupon in return for bearing greater credit risk. The higher credit risk associated with below investment grade securities potentially can have a greater effect on the value of such securities than may be the case with higher quality issues of comparable maturity.
Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.
The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Advisor also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Advisor’s credit analysis than would be the case when the Fund invests in rated securities.
Variable, Floating and Fixed-Rate Debt Obligations
. Floating or variable rate securities provide for periodic adjustments in the interest rate. Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on floating rate securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include the three-month Treasury bill rate, the
180-day
Treasury bill rate, SOFR, the prime rate of a bank, the commercial paper rates, or the longer term rates on U.S. Treasury securities. Variable and floating rate securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity. If the Advisor incorrectly forecasts interest rate movements, the Fund could be adversely affected by use of variable and floating rate securities.
Fixed rate securities pay a fixed rate of interest and tend to exhibit more price volatility during times of rising or falling interest rates than securities with variable or floating rates of interest. The value of fixed rate securities will tend to fall when interest rates rise and rise when interest rates fall. The value of variable or floating rate securities, on the other hand, fluctuates much less in response to market interest rate movements than the value of fixed rate securities. This is because variable and floating rate securities behave like short-term instruments in that the rate of interest they pay is subject to periodic adjustments according to a specified formula, usually with reference to some interest rate index or market interest rate. Fixed rate securities with short-term characteristics are not subject to the same price volatility as fixed rate securities without such characteristics. Therefore, they behave more like variable or floating rate securities with respect to price volatility.
Other Investment Companies
. The Fund may invest in securities of other affiliated and unaffiliated ETFs, subject to applicable regulatory limits, that are designed to track the performance of a securities index. As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses, and will remain subject to payment of the Fund’s advisory and other fees and expenses with respect to assets so invested. Holders of Shares will therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The Advisor will take expenses into account when evaluating the investment merits of an investment in an investment company relative to other available investments. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks to which the Fund may be subject to the extent it employs a leverage strategy.
Index ETFs are typically passively managed and their shares are traded on a national exchange or The NASDAQ Stock Market, Inc. There can be no assurances that an ETF’s investment objectives will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index. ETFs are subject to the risks of investing in the underlying securities.
Strategic Transactions
. The Fund may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and OTC put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments (previously defined as “Strategic Transactions”). These Strategic Transactions may be used for hedging purposes or to enhance total return. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. The use of Strategic Transactions to enhance current income may be particularly speculative. The ability of the Fund to use Strategic Transactions successfully will depend on the Advisor’s and/or a
Sub-Advisor’s
ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. Additionally, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Fund for investment purposes.
The SAI contains further information about the characteristics, risks and possible benefits of Strategic Transactions and the Fund’s other policies and limitations (which are not fundamental policies) relating to Strategic Transactions. Certain provisions of the Code may restrict or affect the ability of the Fund to engage in

Strategic Transactions. In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences. See “Risks—Strategic Transactions Risk.”
Swaps
. The Fund may enter into swap agreements, including credit default and total return swap agreements. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few days to more than one year. In a standard “swap” transaction, two parties agree to exchange the value(s) or cash flow(s) of one asset for another over a certain period of time. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The Fund’s obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).
Whether the Fund’s use of swap agreements will be successful in furthering its investment objective will depend on the Advisor’s and/or a
Sub-Advisor’s
ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Swap agreements also bear the risk that the Fund will not be able to meet its payment obligations to the counterparty.
Credit Default Swaps
. The Fund may enter into credit default swap agreements and related instruments, such as credit default swap index products, for hedging purposes or to seek to increase income or gain. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on the reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional amount) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or if the swap is cash settled the seller may be required to deliver the related net cash amount (the difference between the market value of the reference obligation and its par value). The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund will generally receive no payments from its counterparty under the swap if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its Managed Assets, the Fund would be subject to investment exposure on the notional amount of the swap. However, the Fund will not have any legal recourse against any reference entity and will not benefit from any collateral securing the reference entity’s debt obligations.
Credit default swap agreements and related instruments, such as credit default swap index products, involve greater risks than if the Fund had taken a position in the reference obligation directly (either by purchasing or selling) since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A buyer generally will also lose its upfront payment or any periodic payments it makes to the seller counterparty and receive no payments from its counterparty should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional amount it pays to the buyer, resulting in a loss of value to the seller. A seller of a credit default swap or similar instrument is exposed to many of the same risks of leverage since, if a credit event occurs, the seller generally will be required to pay the buyer the full notional amount of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.
In addition, the credit derivatives market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the credit derivatives market could adversely affect the Fund’s ability to successfully use credit derivatives.
Total Return Swaps
. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the return on the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. The return on the assets underlying the contract includes both the income generated by the asset and the change in market value of the asset. Total return swaps on single name equity securities may sometimes be referred to as “contracts for difference” and are subject to the same risks as described below. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its Managed Assets, the Fund would be subject to investment exposure on the notional amount of the swap.
Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to the Fund thereunder. Swap agreements also bear the risk that the Fund will not be able to meet its obligation to the counterparty. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with the Fund receiving or paying, as the case may be, only the net amount of the two payments).
Interest Rate Transactions
. The Fund may enter into interest rate swaps and purchase or sell interest rate caps and floors. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, as a duration management technique, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date and/or to hedge against increases in the Fund’s costs associated with its leverage strategy. The Fund will ordinarily use these transactions as a hedge or for duration and risk management although it is permitted to enter into them to enhance income or gain. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal). The purchase of an interest rate cap entitles the purchaser, to the extent that the level of a specified interest rate exceeds a predetermined interest rate (i.e., the strike price), to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that the level of a specified interest rate falls below a predetermined interest rate (i.e., the strike price), to receive payments of interest on a notional principal amount from the party selling such interest rate floor.
For example, if the Fund holds a debt instrument with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the Fund to offset a decline in the value of the debt instrument due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the Fund holds a debt instrument with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Fund from a reduction in yield due to falling interest rates and may permit the Fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.
The Fund may hedge both its assets and liabilities through interest rate swaps, caps and floors. Usually, payments with respect to interest rate swaps will be made on a net basis (i.e., the two payment streams are netted out) with the Fund receiving or paying, as the case may be, only the net amount of the two payments on the payment dates.
If there is a default by the other party to an uncleared interest rate swap transaction, generally the Fund will have contractual remedies pursuant to the agreements related to the transaction. With respect to interest rate swap transactions cleared through a central clearing counterparty, a clearing organization will be substituted for the counterparty and will guaranty the parties’ performance under the swap agreement. However, there can be no assurance that the clearing organization will satisfy its obligation to the Fund or that the Fund would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Fund’s clearing broker. Certain U.S. federal income tax requirements may limit the Fund’s ability to engage in interest rate swaps. Distributions attributable to transactions in interest rate swaps generally will be taxable as ordinary income to shareholders.
Counterparty Credit Standards
. To the extent that the Fund engages in principal transactions, including, but not limited to, forward currency transactions, swap transactions and the purchase and sale of bonds and other fixed-income securities, it must rely on the creditworthiness of its counterparties under such transactions. In certain instances, the credit risk of a counterparty is increased by the lack of a central clearing house for certain transactions, including certain swap contracts. In the event of the insolvency of a counterparty, the Fund may not be able to recover its assets, in full or at all, during the insolvency process. Counterparties to investments may have no obligation to make markets in such investments and may have the ability to apply essentially discretionary margin and credit requirements. Similarly, the Fund will be subject to the risk of bankruptcy of, or the inability or refusal to perform with respect to such investments by, the counterparties with which it deals. The Advisor and the
Sub-Advisors
will seek to minimize the Fund’s exposure to counterparty risk by entering into such transactions with counterparties the Advisor or a
Sub-Advisor,
as applicable, believes to be creditworthy at the time it enters into the transaction. Certain Strategic Transactions may require the Fund to provide collateral to secure its performance obligations under a contract, which would also entail counterparty credit risk.
When-Issued, Delayed Delivery and Forward Commitment Securities
. The Fund may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis (including on a “TBA” (to be announced) basis) or on a “delayed delivery” basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date. If the Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss.
There is always a risk that the securities may not be delivered and that the Fund may incur a loss. A default by a counterparty may result in the Fund missing the opportunity of obtaining a price considered to be advantageous. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period. Settlements in the ordinary course are not treated by the Fund as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.
The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the NAV of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.
Rule
18f-4
under the Investment Company Act permits the Fund to enter into when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard
settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard
settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule
18f-4.
See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.
LEVERAGE
The Fund may use leverage to seek to achieve its investment objective or for liquidity (i.e., to finance the repurchase of Shares and/or bridge the financing of investments in the Private Equity Sleeve pending the acceptance of funds from investor subscriptions). The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, deter
mine not to use leverage. The Fund is permitted to borrow money in an amount up to 33 1/3% of its Managed Assets (50% of its net assets), issue preferred shares in an amount up to 50% of its Managed Assets (100% of its net assets), and invest in reverse repurchase agreements or other derivative instruments with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk,
as required by
Rule
18f-4
under the Investment Company Act. The use of leverage creates an opportunity for increased investment returns, but also creates risks for the holders of Shares. “Managed Assets” means the total assets of the Fund (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund’s accrued liabilities (other than money borrowed for investment purposes).
The use of leverage, if employed, is subject to numerous risks. When leverage is employed, the Fund’s NAV and any distributions to holders of the Fund’s common shares will be more volatile than if leverage was not used. Changes in the value of the Fund’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the holders of Shares. If there is a net decrease or increase in the value of the Fund’s investment portfolio, leverage will decrease or increase, as the case may be, the NAV per Share of an applicable class to a greater extent than if the Fund did not utilize leverage. The Fund’s leveraging strategy may not be successful. See “Risks—Leverage Risk.”
Certain types of leverage by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Advisor does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with its investment objective and policies if the Fund were to utilize leverage.
Under the Investment Company Act, the Fund is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Fund would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to senior securities representing indebtedness (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (i.e., for every dollar in liquidation preference of preferred stock outstanding, the Fund is required to have at least two dollars of assets). The Investment Company Act also provides that the Fund may not declare distributions, or purchase its stock (including through tender offers), if immediately after doing so it will have an asset coverage ratio of less than 300% or 200%, as applicable, subject to certain exceptions. Under the Investment Company Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed, and (iii) not in excess of 5% of the total assets of the Fund.
Credit Facility
The Fund may leverage its portfolio by entering into one or more credit facilities. If the Fund enters into a credit facility, the Fund may be required to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund would also likely have to indemnify the lenders under the credit facility against liabilities they may incur in connection therewith. In addition, the Fund expects that any credit facility would contain covenants that, among other things, likely would limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the Investment Company Act. The Fund may be required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any credit facility would have customary covenant, negative covenant and default provisions. There can be no assurances that the Fund will enter into an agreement for a credit facility, or one on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, a credit facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms, by the issuance of preferred shares or debt securities or by the use of other forms of leverage.
Derivatives
The Fund may enter into derivative transactions that have leverage embedded in them. Derivative transactions that the Fund may enter into and the risks associated with them are described elsewhere in this prospectus and are also referred to as “Strategic Transactions.” The Fund cannot assure you that investments in derivative transactions that have leverage embedded in them will result in a higher return on its common shares. Under Rule
18f-4
under the Investment Company Act, among other things, the Fund must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.
See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule
18f-4
Under the Investment Company Act” in the SAI.
Temporary Borrowings
The Fund may also borrow money as a temporary measure, including for the payment of dividends or tender offer proceeds and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.
Other Forms of Leverage
In addition to entering into one or more credit facilities, the Fund may also leverage its portfolio by issuing preferred shares and investing in reverse repurchase agreements or other derivative instruments with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk,
as required by Rule
18f-4
under the Investment Company Act. These forms of leverage are discussed in greater detail in the SAI.
RISKS
The NAV of, and any distributions paid on, the Shares will fluctuate with and be affected by, among other things, the risks more fully described below.
Limited Operating History
The Fund is a diversified,
closed-end
management investment company with a limited operating history. The Fund has a limited track record on which potential investors may evaluate the Fund and its performance. An investment in the Fund is therefore subject to all of the risks and uncertainties associated with a new business, including the risk that the Fund will not achieve its investment objective and that the value of any potential investment in Sh
a
res could decline substantially as a consequence.
Closed-End
Fund; Illiquidity of Shares
The Fund is designed primarily for long-term investors. An investment in the Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end
funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares are not redeemable at an investor’s option. Unlike stocks of listed closed-end
funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The NAV of the Shares may be volatile and the Fund’s use of leverage, if any, will increase this volatility. As the Shares are not traded, investors may not be able to dispose of their investment in the Fund when or in the amount desired, no matter how the Fund performs.
Although the Fund intends (but is not obligated) to make periodic offers to repurchase a limited number of its outstanding Shares after an initial two-year
period, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case the Fund may not repurchase all Shares tendered in that offer. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only a limited number of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.
Risks Associated with Private Company Investments
Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, BCIA may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to
time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity. In addition, the Fund’s investment also may be structured as pay-in-kind
securities with minimal or no cash interest or dividends until the company meets certain growth and liquidity objectives. Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.
Private Company Management Risk
. Private companies are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company. The Fund generally does not intend to hold controlling positions in the private companies in which it invests. As a result, the Fund is subject to the risk that a company may make business decisions with which the Fund disagrees, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to the Fund’s interests. Due to the lack of liquidity of such private investments, the Fund may not be able to dispose of its investments in the event it disagrees with the actions of a private portfolio company and may therefore suffer a decrease in the value of the investment.
Private Company Illiquidity Risk
. Securities issued by private companies are typically illiquid. If there is no readily available trading market for privately issued securities, the Fund may not be able to readily dispose of such investments at prices that approximate those at which the Fund could sell them if they were more widely traded. See “—Illiquid Investments and Restricted Securities Risk.”
Private Company Valuation Risk
. There is typically not a readily available market value for the Fund’s private inv estm
ents. The Fund values private company investments in accordance with valuation guidelines adopted by the Board, that the Board, in good faith, believes are designed to accurately reflect the fair value of securities valued in accordance with such guidelines. The Fund is not required to but may utilize the services of one or more independent valuation firms to aid in determining the fair value of these investments. Valuation of private company investments may involve application of one or more of the following factors: (i) analysis of valuations of publicly traded companies in a similar line of business, (ii) analysis of valuations for comparable merger or acquisition transactions, (iii) yield analysis and (iv) discounted cash flow analysis. Due to the inherent uncertainty and subjectivity of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s private investments may differ significantly from the values that would have been used had a readily available market value existed for such investments and may differ materially from the amounts the Fund may realize on any dispositions of such investments. In addition, the impact of changes in the market environment and other events on the fair values of the Fund’s investments that have no readily available market values may differ from the impact of such changes on the readily available market values for the Fund’s other investments. The Fund’s NAV could be adversely affected if the Fund’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.
Reliance on the
Sub-Advisor
Risk
. The Fund may enter into private investments identified by BCIA, in which case the Fund will be more reliant upon the ability of BCIA to identify, research, analyze, negotiate and monitor such investments, than is the case with investments in publicly traded securities. As little public information exists about many private companies, the Fund will be required to rely on BCIA’s diligence efforts to obtain adequate information to evaluate the potential risks and returns involved in investing in these companies. The costs of diligencing, negotiating and monitoring private investments will be borne by the Fund, which may reduce the Fund’s returns.
Co-Investment
Risk
. The Fund may also
co-invest
in private investments sourced by third party investors unaffiliated with either the Fund or its affiliates, such as private equity firms. The Fund’s ability to realize a profit on such investments will be particularly reliant on the expertise of the lead investor in the transaction. To the extent that the lead investor in such a co-investment
opportunity assumes control of the management of the private company, the Fund will be reliant not only upon the lead investor’s ability to research, analyze, negotiate and monitor such investments, but also on the lead investor’s ability to successfully oversee the operation of the company’s business. The Fund’s ability to dispose of such investments is typically severely limited, both by the fact that the securities are unregistered and illiquid and by contractual restrictions that may preclude the Fund from selling such investment. Often the Fund may exit such investment only in a transaction, such as an initial public offering or sale of the company, on terms arranged by the lead investor. Such investments may be subject to additional valuation risk, as the Fund’s ability to accurately determine the fair value of the investment may depend upon the receipt of information from the lead investor. The valuation assigned to such an investment through application of the Fund’s valuation procedures may differ from the valuation assigned to that investment by other co-investors.
In some cases, the Fund may pay fees such as placement fees, management fees, administrative fees and/or performance fees to private equity sponsors in connection with a co-investment
transaction in which the Fund participates, which fees would be in addition to the fees charged to the Fund by the Advisor and would be indirectly borne by investors in the Fund.

Private Company Competition Risk
. Many entities may potentially compete with the Fund in making private investments. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Fund. Some competitors may have a lower cost of funds and access to funding sources that are not available to the Fund. In addition, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on the Fund. As a result of this competition, the Fund may not be able to pursue attractive private investment opportunities from time to time.
Affiliation Risk
. There is a risk that the Fund may be precluded from investing in certain private companies due to regulatory implications under the Investment Company Act or other laws, rules or regulations or may be limited in the amount it can invest in the voting securities of a private company, in the size of the economic interest it can have in a private company or in the scope of influence it is permitted to have in respect of the management of a private company. Should the Fund be required to treat a private company in which it has invested as an “affiliated person” under the Investment Company Act, the Investment Company Act would impose a variety of restrictions on the Fund’s dealings with the private company. Moreover, these restrictions may arise as a result of investments by other clients of the
Sub-Advisors
or their affiliates in a private company. These restrictions may be detrimental to the performance of the Fund compared to what it would be if these restrictions did not exist, and could impact the universe of investable private companies for the Fund. The fact that many private companies may have a limited number of investors and a limited amount of outstanding equity heightens these risks.
Late-Stage Private Companies Risk
. Investments in late-stage private companies involve greater risks than investments in shares of companies that have traded publicly on an exchange for extended periods of time. These investments may present significant opportunities for capital appreciation but involve a high degree of risk that may result in significant decreases in the value of these investments. The Fund may not be able to sell such investments when BCIA deems it appropriate to do so because they are not publicly traded. As such, these investments are generally considered to be illiquid until a company’s public offering (which may never occur) and are often subject to additional contractual restrictions on resale following any public offering that may prevent the Fund from selling its shares of these companies for a period of time. See “—Illiquid Investments and Restricted Securities Risk.” Market conditions, developments within a company, investor perception or regulatory decisions may adversely affect a late-stage private company and delay or prevent such a company from ultimately offering its securities to the public. If a company does issue shares in an IPO, IPOs are risky and volatile and may cause the value of the Fund’s investment to decrease significantly.
Preferred Securities Risk
There are special risks associated with investing in preferred securities, including:
Deferral Risk
. Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.
Subordination Risk.
Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of having priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than debt instruments.
Limited Voting Rights Risk.
Generally, preferred security holders (such as the Fund) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of trust preferred securities, holders generally have no voting rights, except if (i) the issuer fails to pay dividends for a specified period of time or (ii) a declaration of default occurs and is continuing.
Special Redemption Rights Risk.
In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by certain changes in U.S. federal income tax or securities laws. As with call provisions, a special redemption by the issuer may negatively impact the return of the security held by the Fund.
Trust Preferred Securities Risk.
Trust preferred securities are typically issued by corporations, generally in the form of interest bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.
Trust preferred securities are typically junior and fully subordinated liabilities of an issuer and benefit from a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for five years or more without triggering an event of default. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors.
Trust preferred securities include but are not limited to trust originated preferred securities (“TOPRS
®
”); monthly income preferred securities (“MIPS
®
”); quarterly income bond securities (“QUIBS
®
”); quarterly income debt securities (“QUIDS
®
”); quarterly income preferred securities (“QUIPSSM”); corporate trust securities (“CORTS
®
”); public income notes (“PINES
®
”); and other trust preferred securities.
Trust preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.
Many trust preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. At the time the trust or special purpose entity sells such preferred securities to investors, it purchases debt of the operating company (with terms comparable to those of the trust or special purpose entity securities), which enables the operating company to deduct for tax purposes the interest paid on the debt held by the trust or special purpose entity. The trust or special purpose entity is generally required to be treated as transparent for U.S. federal income tax purposes such that the holders of the trust preferred securities are treated as owning beneficial interests in the underlying debt of the operating company. Accordingly, payments on the trust preferred securities are treated as interest rather than dividends for U.S. federal income tax purposes. The trust or special purpose entity in turn would be a holder of the operating company’s debt and would have priority with respect to the operating company’s earnings and profits over the operating company’s common shareholders, but would typically be subordinated to other classes of the operating company’s debt. Typically a preferred share has a rating that is slightly below that of its corresponding operating company’s senior debt securities.
New Types of Securities Risk.
From time to time, preferred securities, including trust preferred securities, have been, and may in the future be, offered having features other than those described herein. The Fund reserves the right to invest in these securities if the Advisor or a
Sub-Advisor
believes that doing so would be consistent with the Fund’s investment objectives and policies. Since the market for these instruments would be new, the

Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, s uch a
s high price volatility.
Convertible Securities Risk
Convertible securities generally offer lower interest or dividend yields than non-convertible
securities of similar quality. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis and thus may not decline in price to the same extent as the underlying common stock. Convertible securities rank senior to common stock in an issuer’s capital structure and consequently entail less risk than the issuer’s common stock.
The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security. A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument. Synthetic convertible securities are also subject to the risks associated with derivatives.
Warrants and Rights Risk
If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock. The failure to exercise subscription rights to purchase common stock would result in the dilution of the Fund’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Fund may not always realize full value on the sale of rights.
Risks Relating to Dispositions of Portfolio Company Investments Held Through a Separate Entity
In connection with the disposition of an investment in a Portfolio Company, the legal entity that is the holder of the interests in the Portfolio Company may be required to make representations and warranties about the business and financial affairs of such Portfolio Company typical of those made in connection with the sale of any business. The interest holder may also be required to indemnify the purchasers of such Portfolio Company to the extent that any such representations or warranties turn out to be inaccurate or misleading. These arrangements may result in liabilities for the interest holder, and thus possibly for the Fund, depending upon recontribution obligations owed to the legal entity that is the holder of the interest. The Fund may face similar risks with respect to dispositions of its Direct Investments it holds directly.
Risks Relating to Acquiring Secondary Investments
The Fund may make Secondary Investments in Portfolio Funds by acquiring the interests in the Portfolio Funds from existing investors in such Portfolio Funds. In such cases, the Fund will not have the opportunity to negotiate the terms of the interests in the Portfolio Funds, including any special rights or privileges. In addition, valuation of Portfolio Fund interests may be difficult, since there generally will be no established market for such interests or for the securities of privately held Portfolio Companies which such Portfolio Fund may own.

The acquisition price paid by the Fund for a Secondary Investment generally will not be identical to the subsequent fair value of the Secondary Investment, which may be, at times, higher or lower than such acquisition price. Secondary Investments acquired at a discount will likely result in immediate unrealized gains if, at the time the Fund next calculates its NAV, the Advisor determines that the acquisition price is no longer representative of fair value. Moreover, the purchase price of Secondary Investments in Portfolio Funds generally will be subject to negotiation with the sellers of the interests and there is no assurance that the Fund will be able to purchase interests at attractive discounts to net asset value, or at all. In some cases, the Fund may pay fees such as placement fees to an intermediary in connection with acquiring Portfolio Fund interests in a secondary transaction, which fees would be in addition to the fees borne by the Fund as an investor in the Portfolio Fund and the fees charged to the Fund by the Advisor. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its Secondary Investments, the structure of such acquisitions and the overall success of the Portfolio Funds. BCIA may have the opportunity to acquire, for the account of the Fund, a portfolio of Secondary Investments from a seller on an “all or nothing” basis. In some such cases, certain of the Secondary Investments may be less attractive than others, and certain of the managers of the Secondary Investments may be more experienced or highly regarded than others.
In addition, the Fund may make Secondary Investments alongside other investors through the use of joint ventures and similar arrangements. The purchase of a Secondary Investments may be structured in the form of a swap or other derivative transaction. Such arrangements may involve the Fund taking on greater risk with an expected greater return or reducing their risk with corresponding reduction in the rate of return. Such arrangements also subject the Fund to the risk that the counterparty will not meet its obligations. If structured as such, the tax consequences of an investment in the Fund may be different than otherwise described herein, including, for example, the amount, timing and character of distributions by the Fund. Moreover, the historical performance of managers is not a guarantee or prediction of their future performance, which can vary considerably. In addition, the diligence process for making a Secondary Investment in a Portfolio Fund differs from the diligence process that would be conducted in connection with a primary investment in the same Portfolio Fund. There are no assurances that suitable investment opportunities will be identified, which may adversely affect the Fund’s performance.
Other risks associated with Secondary Investments include:

•
The costs and resources required to investigate the commercial, tax and legal issues relating to acquiring a Secondary Investment may be greater than those relating to making a primary investment in the same Portfolio Fund.

•
Where the Fund acquires a Portfolio Fund interest as a Secondary Investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Portfolio Fund and, subsequently, that Portfolio Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obliged to pay an amount equivalent to such distributions to such Portfolio Fund. While in some circumstances the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Portfolio Fund, there can be no assurance that the Fund would prevail in such claim.

•
The overall performance of Secondary Investments will depend in large part on the performance of the underlying assets and the acquisition price paid for such Secondary Investments, which may be negotiated based on incomplete or imperfect information.

•
Where the Fund acquires a Portfolio Fund interest as a Secondary Investment, the Fund will generally not have the ability to modify or amend such Portfolio Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired.

•
The Fund may acquire Secondary Investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

•
Secondary Investments may be acquired at a discount to the Portfolio Fund’s NAV. As discussed above, Secondary Investments acquired at a discount will likely result in immediate unrealized gains if, at the time the Fund next calculates its NAV, the Advisor determines that the acquisition price is no longer representative of fair value. Such unrealized gains will increase the Fund’s NAV and performance by the difference between the fair value and the negotiated purchase price. Conversely, a secondary investment sold at a discount will result in a decrease in the Fund’s NAV and performance by the difference between the value of the secondary investment as reflected in the books and records of the Fund and the negotiated sale price. To the extent any gains on the Secondary Investment, including the gains resulting from negotiated purchases at a discount, are realized, the tax impact to shareholders is disclosed in “Tax Matters.”

Portfolio Fund Risks
The Fund’s investments in Portfolio Funds are subject to a number of risks, including:

•
Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund interests that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Fund is unable to sell Portfolio Fund interests, the Fund might obtain a less favorable price than that which prevailed when it acquired or subscribed for such interests, and this may negatively impact the net asset values of the Fund.

•
Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities since their values may have an impact on the Portfolio Fund Manager’s compensation. The Fund intends to invest in Portfolio Funds that require an annual independent audit of their financial statements, which includes testing of portfolio valuations made by the Portfolio Fund Manager. BCIA will review and perform due diligence on the valuation procedures used by each Portfolio Fund Manager and monitor the returns provided by the Portfolio Funds. However, neither BCIA nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.

•
The Fund may pay asset-based fees and performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the fees charged to the Fund by the Advisor. Moreover, an investor in the Fund will indirectly bear a proportionate share of the expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, an investor in the Fund may be subject to higher operating expenses than if the investor invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Advisor and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds generally are paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Investors could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for investment in Portfolio Funds.

•
Portfolio Funds have complex fee structures, including performance-related compensation beyond what is generally permitted for registered investment companies. Performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative.

•
Portfolio Funds generally are not registered as investment companies under the Investment Company Act; therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the Investment Company Act. In addition, Portfolio Funds typically have greater flexibility than registered investment companies with respect to the types of securities that may be owned, the types of trading strategies that may be employed, including with respect to transactions with affiliates, and, in some cases, the amount of leverage that can be used. Portfolio Fund Managers may not be registered as investment advisers under the Investment Advisers Act of 1940 (the “Advisers Act”), in which case the Fund, as an investor in Portfolio Funds managed by such Portfolio Fund Managers, will not have the benefit of certain of the protections afforded by the Advisers Act.

•	Some of the Portfolio Funds in which the Fund invests may have only limited operating histories.

•
There is a risk that the Fund may be precluded from acquiring an interest in certain Portfolio Funds due to regulatory implications under the Investment Company Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Portfolio Funds. For example, the Fund is required to disclose the names and current fair market value of its investments in Portfolio Funds on a periodic basis, and a Portfolio Fund may object to public disclosure concerning the Fund’s investment and the valuation of such investment. Similarly, because of BCIA’s actual and potential fiduciary duties to its current and future clients, BCIA may limit the Fund’s ability to access or invest in certain Portfolio Funds. For example, BCIA may believe that the Fund’s disclosure obligations or other regulatory implications under the Investment Company Act may adversely affect the ability of such other clients to access, or invest in, a Portfolio Fund. Furthermore, an investment by the Fund could cause the Fund and other funds managed or sub-advised
by BCIA to become affiliated persons of a Portfolio Fund under the Investment Company Act and prevent them from engaging in certain transactions. The Fund may forego certain voting rights with respect to the Portfolio Funds in an effort to avoid “affiliated person” status under the Investment Company Act. BCIA may also refrain from including a Portfolio Fund in the Fund’s portfolio in order to address adverse regulatory implications that would arise under the Investment Company Act for the Fund and BCIA’s other clients if such an investment was made. In addition, the Fund’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the Investment Company Act, may cause the Fund to invest in different Portfolio Funds than other clients of BCIA.

•
The Fund may have challenges in monitoring the operations and performance of Portfolio Funds, including, without limitation, difficulty obtaining access to information about Portfolio Funds’ underlying investments and valuations and conflicts that may exist in respect of Portfolio Funds’ underlying investments. Although BCIA will seek to receive detailed information from each Portfolio Fund regarding its historical performance and business strategy, in most cases BCIA will have little or no means of independently verifying this information. A Portfolio Fund may use proprietary investment strategies that are not fully disclosed to BCIA, which may involve risks under some market conditions that are not anticipated by BCIA.

•	The Fund may receive from a Portfolio Fund an in-kind distribution of securities that may be illiquid or difficult to value and difficult to dispose of.

•
The Fund may be required to make incremental contributions pursuant to capital calls issued from time to time by a Portfolio Fund. The Fund expects to allocate a portion of its Managed Assets to the Income-Focused Sleeve in part for the purpose of funding capital calls.

•
If the Fund fails to satisfy capital calls to a Portfolio Fund in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may (i) impair the ability of the Fund to pursue its investment program, (ii) force the Fund to borrow, (iii) cause the Fund to be subject to certain penalties from the Portfolio Funds, or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).

•
Because the Fund invests in Portfolio Funds, a shareholder’s investment in the Fund will be affected by the investment policies and decisions of the Portfolio Fund Manager of each Portfolio Fund in direct proportion to the amount of Fund assets that are invested in each Portfolio Fund. The Fund’s net asset value may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Portfolio Funds invest and the financial condition and prospects of issuers in which the Portfolio Funds invest. A Portfolio Fund Manager may focus on a particular industry or sector, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Portfolio Fund Manager may focus on a particular country or geographic region, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

•
Portfolio Funds in which the Fund will acquire an interest may pursue different strategies or establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.

Although the Fund will be an investor in the Portfolio Funds, investors in the Fund will not themselves be equity holders of the Portfolio Funds and will not be entitled to enforce any rights directly against the Portfolio Funds or the Portfolio Fund Managers or assert claims directly against the Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds.
Prospective investors should understand that the Fund is an appropriate investment only for investors who can tolerate a high degree of risk, including lesser regulatory protections in connection with the Fund’s investments in Portfolio Funds than might normally be available through investments in registered investment companies.
Illiquid Investments and Restricted Securities Risk
The Fund may invest without limitation in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. The Fund may not be able to readily dispose of such investments at prices that approximate those at which the Fund could sell such investments if they were more widely traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of investments, thereby adversely affecting the Fund’s NAV and ability to make dividend distributions. The financial markets have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some investments could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time.
Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act, or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. For example, Rule 144A under the 1933 Act provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers, such as the Fund. However, an insufficient number of qualified institutional buyers interested in purchasing the Rule 144A-eligible securities that the Fund holds could affect adversely the marketability of certain Rule 144A securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices. When registration is required to sell a security, the Fund may be obligated to pay all or part of the registration expenses and considerable time may pass before the Fund is permitted to sell a security under an effective registration statement. If adverse market conditions develop during this period, the Fund might obtain a less favorable price than the price that prevailed when the Fund decided to sell. The Fund may be unable to sell restricted and other illiquid investments at opportune times or prices.

Investments in
Non-Voting
Stock
The Fund may hold its investment in a Portfolio Fund or a Portfolio Company in whole or in part in non-voting
form in order to avoid being deemed to be an “affiliated person” of such Portfolio Fund or Portfolio Company within the meaning of the Investment Company Act. To the extent the Fund invests in non-voting
securities or contractually waives the right to vote, the Fund will not be able to vote on matters that may be adverse to the Fund’s interests, which may consequently adversely affect the Fund and its investors.
Investment Risk
An investment in the Shares is subject to investment risk, including the possible loss of the entire amount that you invest. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle. At any point in time an investment in the Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund. During periods in which the Fund may use leverage, the Fund’s investment and certain other risks will be magnified.
Effect of Additional Subscriptions
The Fund intends to accept additional subscriptions for Shares, and such subscriptions will dilute the voting interest of existing shareholders in the Fund.
Best-Efforts Offering Risk
This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any Selling Agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and an investor could lose some or all of the value of his or her investment in the Shares. The Distributor is an affiliate of the Fund and the Advisor. As a result, the Distributor’s due diligence review and investigation of the Fund and this prospectus cannot be considered to be an independent review.
Valuation Risk
The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability or human error. The Advisor may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value. See “Net Asset Value.” When market quotations are not available, the Advisor may price such investments pursuant to a number of methodologies, such as computer-based analytical modeling or individual security evaluations. These methodologies generate approximations of market values, and there may be significant professional disagreement about the best methodology for a particular type of financial instrument or different methodologies that might be used under different circumstances. In the absence of an actual market transaction, reliance on such methodologies is essential, but may introduce significant variances in the ultimate valuation of the Fund’s investments. Technological issues and/or errors by pricing services or other third-party service providers may also impact the Fund’s ability to value its investments and the calculation of the Fund’s NAV.
When market quotations are not readily available or are believed by the Advisor to be unreliable, the Advisor will fair value the Fund’s investments in accordance with its policies and procedures. Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Fund is the amount the Fund might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length
transaction. Fair value pricing may require determinations that are inherently subjective and inexact about the value of a security or other asset. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets, or that fair value pricing will reflect a price that the Fund is able to obtain upon sale, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, the Fund’s NAV could be adversely affected if the Fund’s determinations regarding the fair value of the Fund’s investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available.
A substantial portion of the Fund’s assets are expected to consist of securities of private companies for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Advisor is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.
The Fund’s investments in Portfolio Funds will be priced at fair value in the absence of readily available market quotations, according to the Advisor’s valuation procedures and methodologies. In addition, a significant portion of a Portfolio Fund’s investments will likely be priced at fair value by the Portfolio Fund in accordance with its own valuation procedures and methodologies. One or both of these fair value determinations may prove to be inaccurate. Incorrect valuations of private investments, including investments in Portfolio Funds, could have an adverse effect on the Fund’s NAV and shareholder transactions involving the Shares.
The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. Securities held by the Fund may trade with bid-offer
spreads that may be significant. In addition, the Fund will hold privately placed securities for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. In addition, the Fund’s compliance with the asset diversification tests under the Code depends on the fair market values of the Fund’s assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof.
The Fund’s NAV is a critical component in several operational matters including computation of advisory and services fees and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses shareholders will pay, the price a shareholder will receive in connection with a repurchase offer and the number of shares an investor will receive upon investing in the Fund. The Fund may need to liquidate certain investments, including illiquid investments, in order to repurchase Shares in connection with a repurchase offer. A subsequent decrease in the valuation of the Fund’s investments after a repurchase offer could potentially disadvantage remaining shareholders to the benefit of shareholders whose Shares were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Fund’s investments could potentially disadvantage shareholders whose Shares were accepted for repurchase to the benefit of remaining shareholders. Similarly, a subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing
shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing
shareholders to the benefit of subscribing investors. For more information regarding the Fund’s calculation of its NAV, see “Net Asset Value.”
Competition for Investment Opportunities
The Fund competes for investments with other investment funds and institutional investors. Certain investors have increasingly begun to invest in areas in which they have not traditionally invested. As a result of these new entrants, competition for investment opportunities may intensify. Some of the Fund’s competitors are larger and may have greater financial and other resources than the Fund. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to the Fund. In addition, some of the Fund’s competitors may have higher risk tolerances or different risk assessments. These characteristics could allow the Fund’s competitors to consider a wider variety of investments, establish more relationships and pay more competitive prices for investments than the Fund is able or willing to do. Furthermore, some of the Fund’s competitors may not be subject to the regulatory restrictions that the Investment Company Act imposes on it as a closed-end
fund. These factors may make it more difficult for the Fund to identify investment opportunities and achieve its investment objective.
The Fund is prohibited under the Investment Company Act from participating in certain transactions with certain of its affiliates (as well as affiliated persons of such affiliated persons) without relying on an available exemption or the prior approval of the SEC. Among others, affiliated persons of the Fund may include other investment funds managed by the Advisor, the
Sub-Advisors
or other BlackRock investment advisers. The Investment Company Act also prohibits certain “joint” transactions with the Fund’s affiliates, which in certain circumstances could include investments in the same Portfolio Fund or Direct Investment (whether at the same or different times to the extent the transaction involves jointness), without prior approval from the SEC or reliance on an applicable exemptive rule under the Investment Company Act or other regulatory guidance. Even though the portion of the Fund sub-advised
by BCIA is covered by exemptive relief that permits certain “joint” transactions, the conditions imposed by the SEC in granting such relief may preclude the Fund from participating in transactions in which it would otherwise wish to engage. There can be no assurance that any such conditions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities.
In addition, entering into certain transactions that are not deemed “joint” transactions (for purposes of the Investment Company Act and relevant guidance from the SEC) may potentially lead to joint transactions within the meaning of the Investment Company Act in the future. This may be the case, for example, with issuers who are near default and more likely to enter into restructuring or work-out
transactions with their existing investors, which may include the Fund and its affiliates. This could also be the case, for example, if an affiliate of the Fund acquires securities of an issuer in which the Fund is invested subsequent to the Fund’s investment and an opportunity arises for both the Fund and that affiliate to make an additional investment in the issuer or to dispose of the issuer’s securities held by the Fund and its affiliate in a negotiated transaction. In some cases, to avoid the potential for future joint transactions, the Advisor or
Sub-Advisors
may avoid allocating an investment opportunity to the Fund that it would otherwise allocate.
BCIA and the Fund rely on exemptive relief that permits the portion of the Fund’s assets that are managed by BCIA to co-invest
with affiliated investment funds advised or
sub-advised
by BCIA (or certain Affiliates) in certain private transactions where terms other than price are negotiated.
Co-investments
in such private transactions made in reliance on the
Co-Investment
Order are subject to compliance with the conditions and other requirements of the
Co-Investment
Order. In some instances, the Fund will not be permitted to invest in such privately negotiated transactions where the conditions of the
Co-Investment
Order are not able to be satisfied. Only the Private Equity Sleeve that is managed by BCIA relies on the
Co-Investment
Order, and
co-investments

in reliance on the
Co-Investment
Order are permitted only with affiliated investment funds advised or sub-advised
by BCIA (or certain Affiliates). With respect to any Fund investment outside of the Private Equity Sleeve, the Fund may co-invest
in private investments only as permitted by existing regulatory guidance.
Pursuant to the terms of the
Co-Investment
Order, any
co-investment
under the
Co-Investment
Order will be made on equal footing with other affiliated investment funds advised or sub-advised
by BCIA (or certain Affiliates), generally including the same terms and conditions. In some cases, the requirement to participate with other affiliated investment funds on the same terms and conditions may result in an investment by the Fund being structured in a manner that differs from how the investment may have been structured if the Fund were not investing in reliance on the
Co-Investment
Order. In addition, a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Fund will be required to make certain findings in connection with certain potential co-investment
transactions in reliance on the
Co-Investment
Order, which could impact the manner in which any such investment is structured. To the extent the Fund is able to make co-investments
with other affiliated investment funds in reliance on the
Co-Investment
Order, these
co-investment
transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and the other participating affiliated investment funds or between the Fund and other affiliated investment funds.
Affiliated investment funds currently existing or formed in the future may invest in asset classes similar to those targeted by the Fund. As a result, the Advisor, the
Sub-Advisors
and/or their affiliates may face conflicts in allocating investment opportunities between the Fund and such other entities. An investment opportunity that is suitable for multiple clients of the Advisor, the
Sub-Advisors
and their affiliates may not be shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including restrictions imposed by the Investment Company Act or the Fund. Although the Advisor, the
Sub-Advisors
and their affiliates, in the aggregate, will allocate investment opportunities to the Fund in what they believe to be a fair and equitable manner over time, it is possible that over time the Fund may not be able to participate in certain investments made by affiliated investment funds that it might otherwise have desired to participate in.
See “Conflicts of Interest” and “Management of the Fund—Portfolio Management—Potential Material Conflicts of Interest” in the SAI.
Non-U.S.
Securities Risk
The Fund may invest in
Non-U.S.
Securities. Such investments involve certain risks not involved in domestic investments. Securities markets in foreign countries often are not as developed, efficient or liquid as securities markets in the United States and, therefore, the prices of
Non-U.S.
Securities can be more volatile. Certain foreign countries may impose restrictions on the ability of issuers of
Non-U.S.
Securities to make payments of principal and interest to investors located outside the country. In addition, the Fund will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause the Fund to lose money on its investments in
Non-U.S.
Securities. The Fund will be subject to additional risks if it invests in
Non-U.S.
Securities, which include seizure or nationalization of foreign deposits.
Non-U.S.
Securities may trade on days when the Fund’s Shares are not priced or traded.
Rules adopted under the Investment Company Act permit the Fund to maintain its
Non-U.S.
Securities and foreign currency in the custody of certain eligible
non-U.S.
banks and securities depositories, and the Fund generally holds its
Non-U.S.
Securities and foreign currency in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Certain banks in foreign countries may not be eligible
sub-custodians
for the Fund, which may preclude the Fund from purchasing securities in certain foreign countries in which it otherwise would invest or the Fund may incur additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Fund may encounter difficulties in effecting portfolio transactions on a timely basis with respect to any securities of issuers held outside their countries.
The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, economic conditions, such as volatile currency exchange rates and interest rates, political events, military action and other conditions may, without prior warning, lead to the governments of certain countries, or the U.S. Government with respect to certain countries, prohibiting or imposing substantial restrictions through capital controls and/or sanctions on foreign investments in the capital markets or certain industries in those countries. Capital controls and/or sanctions may include the prohibition of, or restrictions on, the ability to own or transfer currency, securities, derivatives or other assets and may also include retaliatory actions of one government against another government, such as seizure of assets. Any of these actions could severely impair the Fund’s ability to purchase, sell, transfer, receive, deliver or otherwise obtain exposure to foreign securities and assets, including the ability to transfer the Fund’s assets or income back into the United States, and could negatively impact the value and/or liquidity of such assets or otherwise adversely affect the Fund’s operations, causing the Fund to decline in value.
Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in
non-U.S.
countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.
In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Advisor and/or a
Sub-Advisor,
as applicable, to completely and accurately determine a company’s financial condition.
Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public
information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its
Non-U.S.
Securities.
Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. Communications between the United States and foreign countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable for any losses incurred.
While the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of U.S. listing exchanges. Accordingly, the Fund’s
Non-U.S.
Securities may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies.
The Fund may file claims to recover withholding tax on dividend and interest income (if any) received from issuers in certain countries where such withholding tax reclaim is possible. Whether or when the Fund will receive a withholding tax refund in the future is within the control of the tax authorities in such countries. Where the Fund expects to recover withholding tax based on a continuous assessment of probability of recovery, the NAV of the Fund generally includes accruals for such tax refunds. The Fund continues to evaluate tax developments for potential impact to the probability of recovery. If the likelihood of receiving refunds materially decreases, for example due to a change in tax regulation or approach, accruals in the Fund’s NAV for such refunds may need to be written down partially or in full, which will adversely affect the Fund’s NAV. Investors in the Fund at the time an accrual is written down will bear the impact of any resulting reduction in NAV regardless of whether they were investors during the accrual period. Conversely, if the Fund receives a tax refund that has not been previously accrued, investors in the Fund at the time the claim is successful will benefit from any resulting increase in the Fund’s NAV. Investors who tender their shares for repurchase prior to such time will not benefit from such NAV increase.
Emerging Markets Risk
The Fund may invest in
Non-U.S.
Securities of issuers in
so-called
“emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in
Non-U.S.
Securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent
trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.
Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.
Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.
Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. Many emerging markets do not have income tax treaties with the United States, and as a result, investments by the Fund may be subject to higher withholding taxes in such countries. In addition, some countries with emerging markets may impose diff eren
tial capital gains taxes on foreign investors. Foreign companies with securities listed on U.S. exchanges may be delisted if they do not meet U.S. accounting standards and auditor oversight requirements, which may significantly decrease the liquidity and value of the securities.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.
The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
Frontier Markets Risk
Frontier countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the NAV of Fund’s shares. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the NAV of a Fund’s shares to decline.
Governments of many frontier countries in which the Fund may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier country and on market conditions, prices and yields of securities in the Fund’s portfolio. Moreover, the economies of frontier countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.
Certain foreign governments in countries in which the Fund may invest levy withholding or other taxes on dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered
portion of foreign withholding taxes will reduce the income received from investments in such countries.
From time to time, certain companies in which the Fund may invest may operate in, or have dealings with, countries subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. A company may suffer damage to its reputation if it is identified as a company that operates in, or has dealings with, countries subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. As an investor in such companies, the Fund will be indirectly subject to those risks.
Investment in equity securities of issuers operating in certain frontier countries is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in equity securities of issuers operating in certain frontier countries and increase the costs and expenses of the Fund. Certain frontier countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain frontier countries may also restrict investment opportunities in issuers in industries deemed important to national interests.
Frontier countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors, such as the Fund. In addition, if deterioration occurs in a frontier country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets in frontier countries may require the Fund to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Fund.
EMU and Redenomination Risk
Any partial or complete dissolution of the European Monetary Union (the “EMU”) could have significant adverse effects on currency and financial markets, and on the values of the Fund’s portfolio investments. If one or more EMU countries were to stop using the Euro as its primary currency, the Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in Euros. To the extent a currency used for redenomination purposes is not specified in respect of certain
EMU-related
investments, or should the Euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
Foreign Currency Risk
Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Advisor may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.
Publicly Traded Equity Securities Risk
Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.
Investments in ADRs, EDRs, GDRs and other similar global instruments are generally subject to risks associated with equity securities and investments in
Non-U.S.
Securities. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer.
Investments in ETFs
Subject to the limitations set forth in the Investment Company Act and the Fund’s governing documents or as otherwise permitted by the SEC, the Fund may acquire shares in other affiliated and unaffiliated ETFs. The market value of the shares of other investment companies may differ from their NAV. As an investor in ETFs, the Fund would bear its ratable share of that entity’s expenses, including its investment advisory and administration fees, while continuing to pay its own advisory and administration fees and other expenses (to the extent not offset by the Advisor through waivers). As a result, shareholders will be absorbing duplicate levels of fees with respect to investments in ETFs.
The securities of ETFs in which the Fund may invest may be leveraged. As a result, the Fund may be indirectly exposed to leverage through an investment in such securities. An investment in securities of ETFs that use leverage may expose the Fund to higher volatility in the market value of such securities and the possibility that the Fund’s long-term returns on such securities (and, indirectly, the long-term returns of the Fund’s Shares) will be diminished.
Many ETFs are not actively managed and may be affected by a general decline in market segments relating to an index. An index ETF typically invests in securities included in, or representative of, its index regardless of their investment merits and does not attempt to take defensive positions in declining markets.
Subsidiary Risk
By investing in any Blocker Subsidiary, the Fund will be indirectly exposed to the risks associated with such Subsidiary’s investments. The instruments that will be held by any Blocker Subsidiary will generally be similar to those that are permitted to be held by the Fund and will be subject to the same risks that apply to similar investments if held directly by the Fund. The Blocker Subsidiaries will not be registered under the Investment Company Act, and, unless otherwise noted in this prospectus, will not be subject to all the investor protections of the Investment Company Act. However, the Fund will wholly own and control any Blocker Subsidiary. The Fund’s Board will have oversight responsibility for the investment activities of the Fund, including its investment in the Blocker Subsidiaries, and the Fund’s role as sole shareholder of any Blocker Subsidiary. Changes in the laws of the United States and/or any jurisdiction in which a Blocker Subsidiary is formed could result in the inability of the Fund and/or any Blocker Subsidiary to operate as described in this prospectus and the SAI and could adversely affect the Fund. For example, changes in U.S. tax laws could affect the U.S. tax treatment of, or consequences of owning, the Fund or the Blocker Subsidiaries, including under the RIC rules.
Fixed-Income Securities Risks
Fixed-income securities in which the Fund may invest are generally subject to the following risks:
Interest Rate Risk
. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of a Portfolio Fund’s investments would be expected to decrease by 10%. (Duration is a measure of the price sensitivity of a debt security or portfolio of debt securities to relative changes in interest rates.) The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Advisor. To the extent the Fund invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-related securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Fund) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. Government securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.
The Fund’s expected use of leverage will tend to increase the Fund’s interest rate risk. The Fund may utilize certain strategies, including taking positions in futures or interest rate swaps, for the purpose of reducing the interest rate sensitivity of fixed-income securities held by the Fund and adjusting the Fund’s exposure to interest rate risk. The Fund is not required to hedge its exposure to interest rate risk and may choose not to do so. In addition, there is no assurance that any attempts by the Fund to reduce interest rate risk will be successful or that any hedges that the Fund may establish will perfectly correlate with movements in interest rates.
The Fund may invest in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general or if there is a cap on the interest rate that can be paid. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. The Fund also may invest in inverse floating rate debt securities, which may decrease in value if interest rates increase, and which also may exhibit greater price volatility than fixed rate debt obligations with similar credit quality. To the extent the Fund holds variable or floating rate instruments, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund’s common shares.
Issuer Risk
. The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer.
Credit Risk
. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to make timely payments of interest or principal when due, or otherwise honor their obligations, because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. See “—Below Investment Grade Securities Risk.” In addition, to the extent the Fund uses credit derivatives to sell credit protection to its counterparty, such use will expose it to additional risk of the occurrence of a credit event in respect of the bonds underlying the derivatives. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.
Prepayment Risk
. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.
Reinvestment Risk
. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.
Duration and Maturity Risk
. The Fund has no set policy regarding portfolio maturity or duration of the fixed-income securities it may hold. The Advisor may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all other factors that the Advisor deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Fund’s portfolio generally will be made based on all pertinent market factors at any given time. The Fund may incur costs in seeking to adjust the portfolio’s average duration or maturity. There can be no assurance that the Advisor’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above.
Spread Risk
. Wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.
Yield and Ratings Risk
The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch, which are described in Appendix A to the SAI, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Advisor will consider such an event in determining whether the Fund should continue to hold the security.
U.S. Debt Securities Risk
U.S. Debt Securities generally involve lower levels of credit risk than other types of fixed-income securities of similar maturities, although, as a result, the yields available from U.S. Debt Securities are generally lower than the yields available from such other securities. Like other fixed-income securities, the values of U.S. Debt Securities change as interest rates fluctuate. On August 5, 2011, S&P lowered its long-term sovereign credit rating on U.S. Debt Securities to AA+ from AAA. The downgrade by S&P and any future downgrades by other rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. The Advisor cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.
Sovereign Debt and Supranational Debt Risk
Investments in sovereign debt involve special risks. Foreign governmental issuers of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due. In the event of default, there may be limited or no legal recourse in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance. The ability of a foreign sovereign issuer, especially an emerging market country, to make timely payments on its debt obligations will also be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Also, there can be no assurances that the holders of commercial bank loans to the same sovereign entity may not contest payments to the holders of sovereign debt in the event of default under commercial bank loan agreements. In addition, there is no bankruptcy proceeding with respect to sovereign debt on which a sovereign has defaulted and the Fund may be unable to collect all or any part of its investment in a particular issue. Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, including requiring governmental approval for the repatriation of income, capital or proceeds of sales by foreign investors. These restrictions or controls may at times limit or preclude foreign investment in certain sovereign debt and increase the costs and expenses of the Fund.
Corporate Bonds Ri
s
k
The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this prospectus in further detail, including under “—Fixed-Income Securities Risks—Credit Risk,” “—Fixed-Income Securities Risks—Interest Rate Risk,” “—Fixed-Income Securities Risks—Prepayment Risk,” “—Inflation Risk” and “—Deflation Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “—Below Investment Grade Securities Risk.”
Below Investment Grade Securities Risk
The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Advisor), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities. See “—Risk Associated with Recent Market Events.”
Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in common shares of the Fund, both in the short-term and the long-term.
The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade
issuers and thus have a more significant effect on the value of some lower grade securities. In addition, the current low rate environment has expanded the historic universe of buyers of lower grade securities as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade
securities market may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.

The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Advisor also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Advisor’s credit analysis than would be the case when the Fund invests in rated securities.
The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Advisor). For these securities, the risks associated with below investment grade instruments are more pronounced.
Given recent developments in the high-yield market,
non-investment
grade securities may be subject to weaker or less restrictive covenant protections. Under such weaker or less restrictive covenants, borrowers might be able to exercise more flexibility with respect to certain activities than borrowers who are subject to stronger or more protective covenants. For example, borrowers might be able to incur more debt, including secured debt, return more capital to shareholders, remove or reduce assets that are designated as collateral securing non-investment
grade securities, increase the claims against assets that are permitted against collateral securing non-investment
grade securities or otherwise manage their business in ways that could impact creditors negatively. Each of these factors might negatively impact the non-investment
grade securities held by the Fund.
Senior Loan Risk
Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The Fund’s investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuer. The risks associated with Senior Loans are similar to the risks of below investment grade fixed-income securities, although Senior Loans are typically senior and secured in contrast to other below investment grade fixed-income securities, which are often subordinated and unsecured. See “—Below Investment Grade Securities Risk.” Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are typically adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other below investment grade fixed-income securities, which may have fixed interest rates.
There is less readily available, reliable information about most Senior Loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a Borrower or its securities limiting the Fund’s investments, and the Advisor relies primarily on its own evaluation of a Borrower’s credit quality rather than on any available independent sources. As a result, the Fund is particularly dependent on the analytical ability of the Advisor.
The Fund may invest in Senior Loans rated below investment grade, which are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the Fund’s NAV and income distributions. An economic downturn generally leads to a higher non-payment
rate and a Senior Loan may lose significant value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.
No active trading market may exist for certain Senior Loans, which may impair the ability of the Fund to realize full value in the event of the need to sell a Senior Loan and may make it difficult to value Senior Loans. Adverse market conditions may impair the liquidity of some actively traded Senior Loans, meaning that the Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Illiquid investments are also difficult to value.
Although the Senior Loans in which the Fund may invest generally will be secured by specific collateral, there can be no assurances that liquidation of such collateral would satisfy the Borrower’s obligation in the event of non-payment
of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a Borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. If the terms of a Senior Loan do not require the Borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the Senior Loans. To the extent that a Senior Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the Borrower. Uncollateralized Senior Loans involve a greater risk of loss. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the Borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of Senior Loans.
Senior Loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Advisor, do not represent fair value. If the Fund attempts to sell a Senior Loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the Senior Loan may be adversely affected.
The Fund may acquire Senior Loan assignments or participations. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the Borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the Borrower and the institution selling the participation.
The Fund’s investments in Senior Loans may be subject to lender liability risk. Lender liability refers to a variety of legal theories generally founded on the premise that a lender has violated a duty of good faith, commercial reasonableness and fair dealing or a similar duty owed to the Borrower, or has assumed an excessive degree of control over the Borrower resulting in the creation of a fiduciary duty owed to the Borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors.
Second Lien Loans Risk
Second Lien Loans generally are subject to similar risks as those associated with investments in Senior Loans. Because Second Lien Loans are subordinated or unsecured and thus lower in priority of payment to

Senior Loans, they are subject to the additional risk that the cash flow of the Borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the Borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second Lien Loans generally have greater price volatility than Senior Loans and may be less liquid. Second Lien Loans share the same risks as other below investment grade securities.
Mezzanine Securities Risk
Mezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment
grade bonds. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure.
Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to the additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled after giving effect to any senior obligations of the related borrower. Mezzanine securities are also expected to be a highly illiquid investment. Mezzanine securities will be subject to certain additional risks to the extent that such loans may not be protected by financial covenants or limitations upon additional indebtedness. Investment in mezzanine securities is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of debt obligations.
Corporate Loans Risk
Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as SOFR or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties in selling its corporate loans. Transactions in corporate loans may settle on a delayed basis. As a result, the proceeds from the sale of corporate loans may not be readily available to make additional investments or to meet the Fund’s redemption obligations. To the extent the extended settlement process gives rise to short-term liquidity needs, the Fund may hold additional cash, sell investments or temporarily borrow from banks and other lenders. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Fund may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Fund may become a member of the syndicate.
The market for corporate loans may be subject to irregular trading activity and wide bid/ask spreads.
The corporate loans in which the Fund invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.
Risks of Loan Assignments and Participations
As the purchaser of an assignment, the Fund typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation;

however, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. Because assignments may be arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. In addition, if the loan is foreclosed, the Fund could become part owner of any collateral and could bear the costs and liabilities of owning and disposing of the collateral. The Fund may be required to pass along to a purchaser that buys a loan from the Fund by way of assignment a portion of any fees to which the Fund is entitled under the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off
against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Fund will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off
between the lender and the borrower.
Reference Rate Replacement Risk
The Fund may be exposed to financial instruments that recently transitioned from, or continue to be tied to, LIBOR to determine payment obligations, financing terms, hedging strategies or investment value.
The United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, has ceased publishing all LIBOR settings. In April 2023, however, the FCA announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all LIBOR settings have permanently ceased. The Secured Overnight Financing Rate (“SOFR”) is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. Under U.S. regulations that implement a statutory fallback mechanism to replace LIBOR, benchmark rates based on SOFR have replaced LIBOR in certain financial contracts.
Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Fund may have instruments linked to other interbank offered rates that may also cease to be published in the future.
Insolvency of Issuers of Indebtedness Risk
Various laws enacted for the protection of creditors may apply to indebtedness in which the Fund invests. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which the Fund invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency.
The Fund does not anticipate that it will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Fund may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Fund to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Fund.
Indebtedness consisting of obligations of
non-U.S.
issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign
or a sovereign entity.
Leverage Risk
The use of leverage creates an opportunity for increased common share gains, but also creates risks for the holders of common shares. The Fund cannot assure you that the use of leverage, if employed, will benefit the common shares. Any leveraging strategy the Fund employs may not be successful.
Leverage involves risks and special considerations for common shareholders, including:

•	the likelihood of greater volatility of NAV of the common shares than a comparable portfolio without leverage;

•	the risk that fluctuations in interest rates or dividend rates on any leverage that the Fund must pay will reduce the return to the common shareholders;

•	the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the common shares than if the Fund were not leveraged;

•	when the Fund uses financial leverage, the management fee payable to the Advisor will be higher than if the Fund did not use leverage; and

•	leverage may increase operating costs, which may reduce total return.
Any decline in the NAV of the Fund’s investments will be borne entirely by the holders of common shares. Therefore, if the market value of the Fund’s portfolio declines, leverage will result in a greater decrease in NAV to the holders of common shares than if the Fund were not leveraged. While the Fund may from time to time consider reducing any outstanding leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and NAV associated with leverage, there can be no assurance that the Fund will actually reduce any outstanding leverage in the future or that any reduction, if undertaken, will benefit the holders of common shares. Changes in the future direction of interest rates are very difficult to predict accurately. If the Fund were to reduce any outstanding leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in any outstanding leverage would likely operate to reduce the income and/or total returns to holders of common shares relative to the circumstance where the Fund had not reduced any of its outstanding leverage.

The Fund may utilize leverage through investments in derivatives. See “Risks—Strategic Transactions Risk.” Under Rule
18f-4
under the Investment Company Act, among other things, the Fund must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk.
The use of leverage may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet the applicable requirements of the Investment Company Act and the rules thereunder.
Certain types of leverage used by the Fund may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities or preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Advisor does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
In addition to the foregoing, the use of leverage treated as indebtedness of the Fund for U.S. federal income tax purposes may reduce the amount of Fund dividends that are otherwise eligible for the dividends received deduction in the hands of corporate shareholders.
The Fund may invest in the securities of other investment companies. Such investment companies may also be leveraged, and will therefore be subject to the leverage risks described above. This additional leverage may in certain market conditions reduce the NAV of the Fund’s common shares and the returns to the holders of common shares.
Strategic Transactions Risk
The Fund may engage in various Strategic Transactions for hedging purposes or to enhance total return. Derivatives are financial contracts or instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index (or relationship between two indices). The Fund also may use derivatives to add leverage to the portfolio and/or to hedge against increases in the Fund’s costs associated with any leverage strategy that it may employ. The use of Strategic Transactions to enhance current income may be particularly speculative.
Strategic Transactions involve risks. The risks associated with Strategic Transactions include (i) the imperfect correlation between the value of such instruments and the underlying assets, (ii) the possible default of the counterparty to the transaction, (iii) illiquidity of the derivative instruments, and (iv) high volatility losses caused by unanticipated market movements, which are potentially unlimited. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized
derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which the Fund may conduct its transactions in derivative instruments may prevent prompt liquidation of positions, subjecting the Fund to the potential of greater losses. Furthermore, the Fund’s ability to successfully use Strategic Transactions depends on the Advisor’s and/or a
Sub-Advisor’s
ability to predict pertinent securities prices, interest rates, currency exchange rates and other economic factors, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell. Additionally, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Fund for investment purposes. Please see the Fund’s SAI for a more detailed description of Strategic Transactions and the various derivative instruments the Fund may use and the various risks associated with them.

Exchange-traded derivatives and OTC derivative transactions submitted for clearing through a central counterparty have become subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible margin requirements mandated by the SEC or the CFTC. The CFTC and federal banking regulators also have imposed margin requirements on non-cleared
OTC derivatives, and the SEC’s
non-cleared
margin requirements for security-based swaps became effective on November 1, 2021. Applicable margin requirements may increase the overall costs for the Fund.
Many OTC derivatives are valued on the basis of dealers’ pricing of these instruments. However, the price at which dealers value a particular derivative and the price that the same dealers would actually be willing to pay for such derivative should the Fund wish or be forced to sell such position may be materially different. Such differences can result in an overstatement of the Fund’s NAV and may materially adversely affect the Fund in situations in which the Fund is required to sell derivative instruments.
While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Fund’s hedging transactions will be effective.
Derivatives may give rise to a form of leverage and may expose the Fund to greater risk and increase its costs. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation is not yet known and may not be known for some time. New regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives.
Counterparty Risk
. The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts entered into by the Fund. Because derivative transactions in which the Fund may engage may involve instruments that are not traded on an exchange or cleared through a central counterparty but are instead traded between counterparties based on contractual relationships, the Fund is subject to the risk that a counterparty will not perform its obligations under the related contracts. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in bankruptcy or other reorganization proceedings. The Fund may obtain only a limited recovery, or may obtain no recovery, in such circumstances. Although the Fund intends to enter into transactions only with counterparties that the Advisor or a
Sub-Advisor,
as applicable, believes to be creditworthy, there can be no assurance that, as a result, a counterparty will not default and that the Fund will not sustain a loss on a transaction. In the event of the counterparty’s bankruptcy or insolvency, the Fund’s collateral may be subject to the conflicting claims of the counterparty’s creditors, and the Fund may be exposed to the risk of a court treating the Fund as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.
The counterparty credit risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions since a clearing organization is the counterparty to a cleared derivative contract and a clearing organization is generally considered to be of better credit quality than a counterparty to an unclear OTC derivative transaction.
However, there can be no assurance that a clearing organization, or its members, will satisfy its obligations to the Fund, or that the Fund would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Fund’s clearing broker. In addition, cleared derivative transactions benefit from daily marking-to-market
and settlement, and segregation and minimum capital requirements applicable to intermediaries. Uncleared OTC derivative transactions generally may not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties.

In addition, the Fund is subject to the risk that issuers of the instruments in which it invests and trades may default on their obligations under those instruments, and that certain events may occur that have an immediate and significant adverse effect on the value of those instruments. There can be no assurance that an issuer of an instrument in which the Fund invests will not default, or that an event that has an immediate and significant adverse effect on the value of an instrument will not occur, and that the Fund will not sustain a loss on a transaction as a result.
Swaps Risk
. Swaps are a type of derivative. Swap agreements involve the risk of changes in market value of the swap position as well as the risk that the swap counterparty will default on its payment or other obligations to the Fund and the risk that the Fund will not be able to meet its obligations to pay the other party to the agreement. In order to seek to hedge the value of the Fund’s portfolio, to hedge against increases in the Fund’s cost associated with interest payments on any outstanding borrowings or to seek to increase the Fund’s return, the Fund may enter into swaps, including interest rate swap, total return swap (sometimes referred to as a “contract for difference”) and/or credit default swap transactions. In interest rate swap transactions, there is a risk that yields will move in the direction opposite of the direction anticipated by the Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect Fund performance. In addition to the risks applicable to swaps generally (including counterparty risk, high volatility, illiquidity risk and credit risk), credit default swap transactions involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default or other credit event by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that certain derivatives with U.S. persons must be executed on a regulated market and a substantial portion of OTC derivatives must be submitted for clearing to regulated clearinghouses. As a result, swap transactions entered into by the Fund may become subject to various requirements applicable to swaps under the Dodd-Frank Act, including clearing, exchange-execution, reporting and recordkeeping requirements, which may make it more difficult and costly for the Fund to enter into swap transactions and may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. Furthermore, the number of counterparties that may be willing to enter into swap transactions with the Fund may also be limited if the swap transactions with the Fund are subject to the swap regulation under the Dodd-Frank Act.
Credit default and total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its Managed Assets, the Fund would be subject to investment exposure on the notional amount of the swap in excess of any premium and margin required to establish and maintain the position. Total return swap agreements are subject to market risks as well as the risk that a counterparty will default on its payment obligations to the Fund thereunder. The Fund is not required to enter into swap transactions for hedging purposes or to enhance income or gain and may choose not to do so. In addition, the swaps market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the swaps market could adversely affect the Fund’s ability to successfully use swaps.
Inflation Risk
Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy. As inflation increases, the real value of the common shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Fund would likely increase, which would tend to further reduce returns to the holders of common shares.

Deflation Risk
Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.
Risk Associated with Recent Market Events
Although interest rates were unusually low in recent years in the U.S. and abroad, in 2022, the Federal Reserve and certain foreign central banks raised interest rates as part of their efforts to address rising inflation. The Federal Reserve and certain foreign central banks have started to lower interest rates, though economic or other factors, such as inflation, could stop such changes. It is difficult to accurately predict the pace at which interest rates might change, the timing, frequency or magnitude of any such changes in interest rates, or when such changes might stop or again reverse course. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected changes in interest rates could lead to significant market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets, which could negatively affect the value of debt instruments held by the Fund and result in a negative impact on the Fund’s performance. See “Risks—Inflation Risk.”
Recent policy initiatives undertaken by the U.S. government have the potential to impact international relations, trade agreements and the overall regulatory environment in ways that could create uncertainty and instability in domestic and global markets, and could adversely affect the investment performance of the Fund. In particular, actions taken by the U.S. government in respect of international trade relations could lead to trade wars, increased costs for imported goods, disruptions in supply chains, reduced foreign investment, and instability in regions where the Fund invests. Political and diplomatic events within the United States, including a contentious domestic political environment, changes in political party control of one or more branches of the U.S. government, the U.S. government’s inability at times to agree on a long term budget and deficit reduction plan, the threat of a U.S. government shutdown, and disagreements over, or threats not to increase, the U.S. government’s borrowing limit (or “debt ceiling”), as well as political and diplomatic events abroad, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. A downgrade of the ratings of U.S. government debt obligations, or concerns about the U.S. government’s credit quality in general, could have a substantial negative effect on the U.S. and global economies. In recent years, some countries, including the United States, have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, inflationary pressures, changes to some major international trade agreements, risks associated with the trade agreements between countries and regions, including the U.S. and other foreign nations, political or economic dysfunction within some countries or regions, including the U.S., and dramatic changes in commodity and currency prices could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time.
Market Disruption and Geopolitical Risk
The occurrence of events similar to those in recent years, such as the aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria and the Middle East, international war or conflict (including the Israel-Hamas war), new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, the Russian invasion of Ukraine, increasingly strained relations between the United States and a number of foreign countries, including historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the exit or potential exit of one or more countries from the EU or the EMU, and continued changes in the balance of political power among and within the branches of the U.S. government, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.
Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including declines in its stock markets and the value of the ruble against the U.S. dollar, in the region are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians, could have a severe adverse effect on Russia and the European region, including significant negative impacts on the Russian economy, the European economy and the markets for certain securities and commodities, such as oil and natural gas, and may likely have collateral impacts on such sectors globally as well as other sectors. How long such military action and related events will last cannot be predicted.
Trade tensions between the United States and China have led to concerns about economic stability and could have an adverse impact on global economic conditions. The United States and China have each been implementing increased tariffs on imports from the other, and the United States has also adopted certain targeted measures such as export controls or sanctions implicating Chinese companies and officials. While certain trade agreements have been agreed between the two countries, there remains much uncertainty as to whether the trade negotiations between the United States and China will be successful and how the trade war between the United States and China will progress. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the Euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future. If the trade war between the United States and China continues or escalates, or if additional tariffs or trade restrictions are implemented by the United States, China or other countries in connection with a global trade war, there could be material adverse effects on the global economy, and the Fund and its portfolio investments could be materially and adversely affected.
On January 31, 2020, the United Kingdom officially left the European Union (Brexit), subject to a transitional period that ended December 31, 2020. The United Kingdom and European Union have reached an agreement on the terms of their future trading relationship effective January 1, 2021, which principally relates to the trading of goods rather than services, including financial services. Further discussions are to be held between the United Kingdom and the European Union in relation to matters not covered by the trade agreement, such as financial services. The Fund faces risks associated with the potential uncertainty and consequences that may follow Brexit, including with respect to volatility in exchange rates and interest rates. Brexit could adversely affect European or worldwide political, regulatory, economic or market conditions and could contribute to instability in global political institutions, regulatory agencies and financial markets. Brexit has also led to legal uncertainty and could lead to politically divergent national laws and regulations as a new relationship between the United Kingdom and European Union is defined and the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit could adversely affect any of the companies to which the Fund has exposure and any other assets that the Fund invests in.
Cybersecurity incidents affecting particular companies or industries may adversely affect the economies of particular countries, regions or parts of the world in which the Fund invests.
The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. The Fund does not know how long the securities markets may be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurance that similar events and other market disruptions will not have other material and adverse implications.
Regulation and Government Intervention Risk
Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Fund invests in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund is regulated. Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.
Investment Company Act Regulations.
The Fund is a registered
closed-end
management investment company and as such is subject to regulations under the Investment Company Act. Generally speaking, any contract or provision thereof that is made, or where performance involves a violation of the Investment Company Act or any rule or regulation thereunder is unenforceable by either party unless a court finds otherwise.
Regulation as a “Commodity Pool”
The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Fund uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Advisor has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. The Advisor is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Fund.
The Fund’s primary vehicle for gaining exposure to the commodities markets is expected to be through investments in a
non-U.S.
Blocker Subsidiary, which would invest primarily in commodity-related instruments and other derivatives. A
non-U.S.
Blocker Subsidiary may also hold cash and invest in other instruments, including fixed-income securities, either as investments or to serve as margin or collateral for the Blocker Subsidiary’s derivative positions.
Legal, Tax and Regulatory Risks
Legal, tax and regulatory changes could occur that may have material adverse effects on the Fund.
To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Fund must, among other things, meet certain source-of-income,
asset di
versific
ation, and distribution requirements. If for any taxable year the Fund does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.
The current presidential administration has called for significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify
macroeconomic and political risks with potentially
far-reaching
implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Fund cannot predict the impact, if any, of these changes to the Fund’s business, they could adversely affect the Fund’s business, financial condition, operating results and cash flows. Until the Fund knows what policy changes are made and how those changes impact the Fund’s business and the business of the Fund’s competitors over the long term, the Fund will not know if, overall, the Fund will benefit from them or be negatively affected by them.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
Failure to Qualify as a RIC or Satisfy Distribution Requirement
To qualify for and maintain RIC qualification under the Code, the Fund must meet the following annual distribution, source-of-income
and asset diversification requirements. See “Tax Matters.”

•
The annual distribution requirement for a RIC will be satisfied if the Fund distributes to shareholders on an annual basis at least 90% of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the Investment Company Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, it could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

•
The
source-of-income
requirement will be satisfied if the Fund obtains at least 90% of its income for each year from dividends, interest, gains from the sale of stock or securities or similar passive sources.

•
The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” A determination that two or more Blocker Subsidiaries are in the same or similar or related trades or businesses, and thus subject to a single 25% limitation under the Diversification Tests, could limit the Fund’s ability to pursue a particular investment. Failure to meet these diversification requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of its qualification as a RIC. Because most of the Fund’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

For the purpose of satisfying certain of the requirements for qualification as a RIC, the Fund may be required to “look through” to the character of the income, assets and investments held by certain Portfolio Funds in which the Fund has acquired an interest that are classified as partnerships for U.S. federal income tax purposes. However, Portfolio Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Advisor and/or a
Sub-Advisor
to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Portfolio Funds in which the Fund can acquire an interest. Furthermore, although the Fund expects to receive information from each Portfolio Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.

If the Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.
Even if the Fund meets all necessary requirements to maintain its RIC tax treatment, including the 90% distribution requirement described above, the Fund may still be subject to a 4% nondeductible U.S. federal excise tax on certain of its undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of its capital gain net income for the one-year
period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years. The Fund will not be subject to excise taxes on amounts on which it is required to pay corporate income taxes (such as retained net capital gains).
Investment Dilution Risk
The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s Declaration of Trust authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund expects to sell additional Shares or other classes of Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.
Potential Conflicts of Interest of the Advisor, the
Sub-Advisors
and Others
The investment activities of BlackRock, the ultimate parent company of the Advisor and
Sub-Advisors,
and its Affiliates, and their respective directors, officers or employees, in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that may follow investment programs similar (in whole or in part) to that of the Fund. Subject to the requirements of the Investment Company Act, BlackRock and its Affiliates intend to engage in such activities and may receive compensation from third parties for their services. BlackRock and its Affiliates generally are not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, BlackRock and its Affiliates may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of an Affiliate or another account managed by an Affiliate and it is possible that the Fund could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. BlackRock has adopted policies and procedures designed to address potential conflicts of interest. For additional information about potential conflicts of interest and the way in which BlackRock addresses such conflicts, please see “Conflicts of Interest” and “Management of the Fund—Portfolio Management—Potential Material Conflicts of Interest” in the SAI.
Allocation Risk
The Fund’s ability to achieve its investment objective depends upon the Advisor’s and the
Sub-Advisors’
skill in determining the Fund’s allocation of its assets and in selecting the best mix of investments. There is a risk that the Advisor’s and/or a
Sub-Advisor’s
evaluation and assumptions regarding asset classes or investments may be incorrect in view of actual market conditions.
The Fund’s allocation of its investments across Portfolio Funds, Direct Investments and other portfolio investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Advisor’s and a
Sub-Advisor’s
analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. There is no guarantee that the Advisor’s and/or a
Sub-Advisor’s
allocation strategy will produce the

desired results. The percentage of the Fund’s total assets allocated to any category of investment may at any given time be significantly less than the maximum percentage permitted pursuant to the Fund’s investment policies. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions. The flexibility of the Fund’s investment policies and the discretion granted to the Advisor and the
Sub-Advisors
to invest the Fund’s assets across various segments, classes and geographic regions of the securities markets and in Portfolio Funds employing various strategies means that the Fund’s ability to achieve its investment objective may be more dependent on the success of its investment adviser than other investment companies.
Decision-Making Authority Risk
Investors have no authority to make decisions or to exercise business discretion on behalf of the Fund, except as set forth in the Fund’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day
management of the Fund’s investment activities to the Advisor, subject to oversight by the Board.
Management Risk
The Fund is subject to management risk because it is an actively managed investment portfolio. The Advisor, the
Sub-Advisors
and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund may invest in private, illiquid instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.
Reliance on the Advisor and
Sub-Advisors
The Fund is dependent upon services and resources provided by the Advisor and the
Sub-Advisors,
and therefore the Advisor’s and the
Sub-Advisors’
parent, BlackRock. Neither the Advisor nor a
Sub-Advisor
is required to devote its full time to the business of the Fund and there is no guarantee or requirement that any investment professional or other employee of the Advisor or a
Sub-Advisor
will allocate a substantial portion of his or her time to the Fund. The loss of one or more individuals involved with the Advisor or a
Sub-Advisor
could have a material adverse effect on the performance or the continued operation of the Fund. For additional information on the Advisor,
Sub-Advisors
and BlackRock, see “Management of the Fund—Advisor and
Sub-Advisors.”
Reliance on Service Providers
The Fund must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Fund’s operations and financial performance. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and returns to shareholders. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and returns to shareholders.
Information Technology Systems
The Fund is dependent on the Advisor for certain management services as well as back-office functions. The Advisor depends on information technology systems in order to assess investment opportunities, strategies and markets and to monitor and control risks for the Fund. It is possible that a failure of some kind which causes disruptions to these information technology systems could materially limit the Advisor’s ability to adequately assess and adjust investments, formulate strategies and provide adequate risk control. Any such information technology-related difficulty could harm the performance of the Fund.
Misconduct of Employees and of Service Providers
Misconduct or misrepresentations by employees of the Advisor or the Fund’s service providers could cause significant losses to the Fund. Employee misconduct may include binding the Fund to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Fund’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities. Despite the Advisor’s due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisor’s due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Advisor will identify or prevent any such misconduct.
Portfolio Turnover Risk
The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in an increased realization of net short-term capital gains by the Fund which, when distributed to common shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may create realized capital losses.
Operational Risk and Technology Risks
The Fund and the entities with which it interacts directly or indirectly are susceptible to operational and technology risks, including those related to human errors, processing errors, communication errors, systems failures, cybersecurity incidents, and the use of artificial intelligence and machine learning (“AI”), which may result in losses for the Fund and its shareholders or impair the Fund’s operations. These entities include, but are not limited to, the Fund’s adviser, administrator, distributor, other service providers (e.g., index and benchmark providers, accountants, custodians, and transfer agents), financial intermediaries, counterparties, market makers, Authorized Participants, listing exchanges, other financial market operators, and governmental authorities. Operational and technology risks for the issuers in which the Fund invests could also result in material adverse consequences for such issuers and may cause the Fund’s investments in such issuers to lose value. The Fund may incur substantial costs in order to mitigate operational and technology risks.
Cybersecurity incidents can result from deliberate attacks or unintentional events against an issuer in which the Fund invests, the Fund or any of its service providers. They include, but are not limited to, gaining unauthorized access to systems, misappropriating assets or sensitive information, corrupting or destroying data, and causing operational disruption. Geopolitical tension may increase the scale and sophistication of deliberate attacks, particularly those from nation states or from entities with nation state backing. Cybersecurity incidents may result in any of the following: financial losses; interference with the Fund’s ability to calculate its NAV; disclosure of confidential information; impediments to trading; submission of erroneous trades by the Fund or erroneous subscription or redemption orders; the inability of the Fund or its service providers to transact business; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; and other legal and compliance expenses. Furthermore, cybersecurity incidents may render records of the Fund, including records relating to its assets and transactions, shareholder ownership of Fund shares, and other data integral to the Fund’s functioning, inaccessible, inaccurate or incomplete. Power outages, natural disasters, equipment malfunctions and processing errors that threaten information and technology systems relied upon by the Fund or its service providers, as well as market events that occur at a pace that overloads these systems, may also disrupt business operations or impact critical data. In addition, the risks of increased use of AI technologies, such as machine learning, include data risk, transparency risk, and operational risk. The AI technologies, which are generally highly reliant on the collection and analysis of large amounts of data, may incorporate biased or inaccurate data, and it is not possible or practicable to incorporate all relevant data into such technologies. The output or results of any such AI technologies may therefore be incomplete, erroneous, distorted or misleading. Further, AI tools may lack transparency as to how data is utilized and how outputs are generated. AI technologies may also allow the unintended introduction of vulnerabilities into infrastructures and applications. The Fund and its shareholders could be negatively impacted as a result of these risks associated with AI technologies. AI technologies and their current and potential future applications, and the regulatory frameworks within which they operate, continue to quickly evolve, and it is impossible to anticipate the full scope of future AI capabilities or rules and the associated risks to the Fund.
While the Fund’s service providers are required to have appropriate operational, information security and cybersecurity risk management policies and procedures, their methods of risk management may differ from those of the Fund in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. Each Fund and its adviser seek to reduce these risks through controls, procedures and oversight, including establishing business continuity plans and risk management systems. However, there are inherent limitations in such plans and systems, including the possibility that certain risks that may affect the Fund have not been identified or may emerge in the future; that such plans and systems may not completely eliminate the occurrence or mitigate the effects of operational or information security disruptions or failures or of cybersecurity incidents; or that prevention and remediation efforts will not be successful or that incidents will go undetected. The Fund cannot control the systems, information security or other cybersecurity of the issuers in which it invests or its service providers, counterparties, and other third parties whose activities affect the Fund.
Lastly, the regulatory climate governing cybersecurity and data protection is developing quickly and may vary considerably across jurisdictions. Regulators continue to develop new rules and standards related to cybersecurity and data protection. Compliance with evolving regulations can be demanding and costly, requiring substantial resources to monitor and implement required changes.
HOW THE FUND MANAGES RISK
Investment Limitations
The Fund has adopted certain investment limitations designed to limit investment risk. Some of these limitations are fundamental and thus may not be changed without the approval of the holders of a majority of the outstanding common shares. See “Investment Objective and Policies—Investment Restrictions” in the SAI.
Unless otherwise expressly stated in this prospectus or the SAI, or otherwise required by applicable law, the restrictions and other limitations set forth throughout this prospectus and in the SAI apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of the acquisition of securities.
Management of Investment Portfolio and Capital Structure to Limit Leverage Risk
The Fund may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Fund anticipates such an increase or change) and any le vera
ge the Fund may have outstanding begins (or is expected) to adversely affect common shareholders. In order to attempt to offset such a negative impact of any outstanding leverage on common shareholders, the Fund may shorten the average maturity of the investment portfolio of the Income-Focused Sleeve (by investing in short-term securities) or may reduce any indebtedness that it may have incurred. As explained above under “Risks—Leverage Risk,” the success of any such attempt to limit leverage risk depends on the Advisor’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Fund may never attempt to manage its capital structure in the manner described in this paragraph.
If market conditions suggest that employing leverage, or employing additional leverage if the Fund already has outstanding leverage, would be beneficial, the Fund may enter into one or more credit facilities, increase any existing credit facilities, sell preferred shares or engage in additional leverage transactions, subject to the restrictions of the Investment Company Act.
Strategic Transactions
The Fund may use certain Strategic Transactions designed to limit the risk of price fluctuations of securities and to preserve capital. These Strategic Transactions include using swaps, financial futures contracts, options on financial futures or options based on either an index of long-term securities, or on securities whose prices, in the opinion of the Advisor, correlate with the prices of the Fund’s investments. There can be no assurances that Strategic Transactions will be used or used effectively to limit risk, and Strategic Transactions may be subject to their own risks.
MANAGEMENT OF THE FUND
Trustees and Officers
The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Advisor. There are five Trustees. A majority of the Trustees are not “interested persons” (as defined in the Investment Company Act) of the Fund (“Independent Trustees”). The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.
Advisor and
Sub-Advisors
The Advisor is responsible for the management of the Fund’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. BCIA and BIL serve as the
Fund’s Sub-Advisors and
perform day-to-day investment management
of the assets allocated to them by the Advisor. The Advisor, located at 100 Bellevue Parkway, Wilmington, Delaware 19809, BCIA, located at 50 Hudson Yards, New York, New York 10001, and BIL, located at Edinburgh, EH3 8BL, United Kingdom, are majority-owned subsidiaries of BlackRock.
BlackRock is one of the world’s largest publicly-traded investment management firms. As of June 30, 2025, BlackRock’s assets under management were approximately $12.5 trillion. BlackRock has over 30 years of experience managing closed-end
products and, as of June 30, 2025, advised a registered
closed-end
family of 49 traded and 4
non-traded
active funds with approximately $43 billion in managed assets.
BlackRock is independent in ownership and governance, with no single majority shareholder and a majority of independent directors.
Principal Owners of Shares
A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. As of July 1, 2025, BlackRock Financial Management, Inc. (“BFM”), an affiliate of the Advisor, owns 36.36% of the outstanding Institutional Shares and 100% of the outstanding Class D Shares. This ownership will fluctuate as other investors subscribe for Shares and if the Fund repurchases Shares in connection with periodic tender offers. Depending on the size of this ownership, BFM may either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of investors.

Investment Philosophy
The investment philosophy of the portfolio management team responsible for the Private Equity Sleeve of the Fund is based on best practices for private equity programs that have been employed by institutional investors over many market cycles. As with any other asset class, the portfolio management team for the Private Equity Sleeve of the Fund believes that private equity investors should build a diversified portfolio of investments, including diversification by investment type, strategy, stage, industry, sector, geography and vintage year.
Historically, industry research has shown a wide dispersion of investment returns among private equity fund sponsors. Therefore, the portfolio management team for the Private Equity Sleeve of the Fund believes that careful selection of sponsors and opportunities to co-invest
alongside those sponsors can deliver superior relative returns. In addition, the construction of an appropriately diversified private equity portfolio can assist in mitigating risk.
The investment philosophy of the portfolio management team for the Private Equity Sleeve of the Fund is driven by five core principles:

•
Private equity succeeds through fundamental value creation. Premium investment returns are generated only when investments have multiple levers of value creation and have asymmetrical risk return profiles. The Fund will look for investment opportunities that meet these criteria while being conscious of the market cycle and valuation.

•
Patience and consistency are key factors for achieving premium returns. Management does not believe that investors can time the private equity market. Rather, management intends to construct the Fund’s Private Equity Sleeve to consistently access top-tier
investments throughout all market cycles.

•	Failure to diversify often leads to disappointing returns. A successful private equity program develops and adheres to a top-down asset allocation and diversification model within the asset class.

•	The true upside in private equity is determined by the quality of bottom-up fund and investment selection. A consistent, robust and scalable investment process is the key to informed decision making.

•
There is no substitute for experience supported by hard work. To identify successful sponsors and opportunities to co-invest
alongside those sponsors, rigorous investment due diligence must be combined with investment judgment gained through many years of experience.

Portfolio Managers
The members of the portfolio management team who are primarily responsible for the day-to-day
management of the Fund’s portfolio are as follows:

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Lynn Baranski	Jointly and primarily responsible for the day-to-day management of the Fund’s portfolio, including setting the Fund’s overall investment strategy and overseeing the management of the Fund.	2022	Managing Director of BlackRock, Inc. since 1997 and Global Head of Investments for PEP since 2010; Global Co-Head of Private Equity Partners since 2023.

Jeffrey Cucunato	Jointly and primarily responsible for the day-to-day management of the Fund’s portfolio, including setting the Fund’s overall investment strategy and overseeing the management of the Fund.	2021	Managing Director of BlackRock, Inc. since 2005.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Johnathan Seeg	Jointly and primarily responsible for the day-to-day management of the Fund’s portfolio, including setting the Fund’s overall investment strategy and overseeing the management of the Fund.	2024
Managing Director of BlackRock, Inc. since 2012; Global Head of Strategy and Investor Relations for PEP since 2015;
Global Co-Head of
Private Equity Partners since 2023; Global Head of Strategy and Investor Relations for PEP from 2015 to 2022.

Arslan Mian	Jointly and primarily responsible for the day-to-day management of the Fund’s portfolio, including setting the Fund’s overall investment strategy and overseeing the management of the Fund.	2024	Managing Director of BlackRock, Inc. since 2010; Head of Americas’ Investment Team for PEP since 2012.
The SAI provides additional information about other accounts managed by the portfolio management team and the ownership of the Fund’s securities by each portfolio manager.
Investment Management Agreement
Pursuant to an amended and restated investment management agreement between the Advisor and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay the Advisor a management fee at an annual rate equal to 1.75% of the Fund’s net assets determined monthly (before the accrual of the distribution fee and the management fee for that month and after the accrual of any expense reimbursements owed to the Fund by the Advisor pursuant to the Expense Agreement for that month). The Advisor, and not the Fund, pays an annual sub-advisory
fee to BCIA equal to a percentage of the management fee received by the Advisor from the Fund with respect to the portion of the Fund’s month-end
net assets allocated to BCIA. The Advisor, and not the Fund, pays an annual sub-advisory
fee to BIL equal to a percentage of the management fee received by the Advisor from the Fund with respect to the portion of the Fund’s monthly net assets allocated to BIL. The Investment Management Agreement and the amended and restated
sub-investment
advisory agreement among the Fund, the Advisor and BCIA (the “BCIA
Sub-Advisory
Agreement”) were each approved by shareholders at a special shareholder meeting held on January 17, 2024. Prior to January 31, 2024, the management fee paid by the Fund to the Advisor and the sub-advisory
fee paid by the Advisor to BCIA were each based on the Fund’s calendar quarter-end
net assets, rather than
month-end
net assets, pursuant to a prior investment management agreement and a prior sub-investment
advisory agreement, respectively, that were each in effect from the commencement of the operations of the Fund until January 31, 2024. BIL was appointed as an additional
Sub-Advisor
of the Fund effective as of June 9, 2025.
Fee Reduction Agreement
. Effective as of May 3, 2024, the Advisor has contractually agreed in the Fee Reduction Agreement to reduce its net management fee to an annual rate of 0.65% until July 31, 2026. Unless otherwise extended by agreement between the Fund and the Advisor, the management fee payable by the Fund as of August 1, 2026 will return to its contractual annual rate of 1.75%. Prior to May 3, 2024, the net management fee applicable to the Fund was reduced to 1.00% pursuant to a prior fee reduction agreement that was in effect from April 19, 2022 until May 2, 2024. Prior to April 19, 2022, the net management fee applicable to the Fund was reduced to 1.25% pursuant to a prior fee reduction agreement that was in effect from September 30, 2021 until April 18, 2022. The reduction of the management fee under the Fee Reduction Agreement is not subject to recoupment by the Advisor under the Expense Agreement, described below.

Fee Waiver Agreement
. Pursuant to the Fee Waiver Agreement between the Fund and the Advisor, the Advisor has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2027. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to the Advisor indirectly through its investment in money market funds advised by the Advisor or its affiliates, through June 30, 2027. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Fund (including by a majority of the Fund’s Independent Trustees). Neither the Advisor nor the Fund is obligated to extend the Fee Waiver Agreement. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Fund (upon the vote of a majority of the Independent Trustees of the Fund or a majority of the outstanding voting securities of the Fund), upon 90 days’ written notice by the Fund to the Advisor.
Expense Agreement
. Pursuant to an Amended and Restated Expense Limitation Agreement between the Fund and the Advisor (the “Expense Agreement”), effective as of November 15, 2023, the Advisor has agreed to waive and/or reimburse certain operating and other expenses of the Fund in order to limit certain expenses to 0.50% of (i) from November 15, 2023 until January 30, 2024, the Fund’s average quarterly value of the net assets of each share class, and (ii) beginning on January 31, 2024, the Fund’s average monthly value of the net assets of each share class (the “Expense Cap”). Prior to November 15, 2023, the Advisor agreed to waive and/or reimburse certain operating and other expenses of the Fund in order to limit certain expenses to 0.75% of the Fund’s average quarterly value of the net assets of each share class pursuant to a prior expense limitation agreement that was in effect from the commencement of operations of the Fund until November 15, 2023. Subject to the terms of the Expense Agreement and provided that the Fund has more than $50 million in assets and BlackRock or an affiliate serves as the Fund’s investment adviser or administrator, expenses borne by the Advisor in the prior two fiscal years of the Fund are subject to recoupment by the Advisor. Such recoupment arrangement will terminate on December 31, 2027. The Fund will carry forward any waivers and/or reimbursements of fees and expenses in excess of the Expense Cap and repay the Advisor such amount provided the Fund is able to do so without exceeding the lesser of (1) the expense limit in effect at the time of the waiver or reimbursement, as applicable, or (2) the expense limit in effect at the time of recoupment after giving effect to the repayment. The Expense Agreement continues from year to year if approved by a majority of the Fund’s Independent Trustees. The current term of the Expense Agreement expires on July 31, 2026. Expenses covered by the Expense Cap include all of the Fund’s expenses other than those expressly excluded by the Expense Cap. Expenses covered by the Expense Cap include, without limitation, custodial, accounting and administrative services (e.g., expenses incurred in connection with: reconciling cash and investment balances with the Fund’s custodian; calculating contractual expenses, including management fees; determining net income; arranging for the computation of the Fund’s NAV; preparing the Fund’s Statement of Assets and Liabilities, Statement of Operations and Statements of Changes in Net Assets; preparing the Fund’s annual and semi-annual reports; receiving and tabulating proxies; maintaining the register of shareholders, including any transfer or repurchase of common shares; arranging for the calculation of the issue and repurchase price of Shares; preparing repurchase offer notices and performing all work associated with repurchase offers; allocating income, expenses, gains and losses; issuing reports and transaction statements to Fund shareholders), any ongoing organizational expenses, and all initial and ongoing offering expenses (other than any applicable sales load). The Advisor (and not the Fund) has agreed to pay all of the Fund’s initial organizational expenses. Expenses excluded from the Expense Cap are limited to (i) the investment advisory fee; (ii) interest expense and other financing costs, if any; (iii) portfolio transaction and other investment-related costs (including acquired fund fees and expenses, brokerage commissions, dealer and underwriter spreads, commitment fees on leverage facilities, prime broker fees and expenses and dividend expenses related to short sales); (iv) taxes; (v) any other extraordinary expenses not incurred in the ordinary course of the Fund’s business (including, without limitation, litigation expenses); and (vi) if applicable, any ongoing distribution fees and/or shareholder servicing fees.

The Advisor has agreed to reimburse proxy solicitation expenses of the Fund incurred in connection with seeking shareholder approval of the Investment Management Agreement and the
BCIA Sub-Advisory Agreement
at the special shareholder meeting held on January 17, 2024. The Advisor will not seek recoupment of any such proxy solicitation expenses from the Fund pursuant to the Expense Agreement or otherwise.
A discussion regarding the basis for the approval of the Investment Management Agreement and the
BCIA Sub-Advisory Agreement
by the Board is available in the Fund’s Semi-Annual Report to shareholders for the fiscal period ended September 30, 2024. A discussion regarding the basis for the Board’s approval of the sub-investment advisory
agreement among the Fund, the Advisor and BIL will be included in the Fund’s semi-annual report to shareholders for the period ended September 30, 2025.
Except as otherwise described in this prospectus, the Fund pays, in addition to the fees paid to the Advisor, all other costs and expenses of its operations, including compensation of its Trustees (other than those affiliated with the Advisor), custodian, leveraging expenses, transfer and dividend disbursing agent expenses, legal fees, rating agency fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.
NET ASSET VALUE
The NAV of the Shares of an applicable class of the Fund are computed based upon the value of the Fund’s portfolio securities and other assets. The NAV per Share of an applicable class is determined as of the last business day of each month, within approximately 20 calendar days after the last business day of such month, and at such other times as the Fund’s Board may determine, including in connection with a tender offer for Shares, in accordance with the procedures described below (each such day, a “Valuation Date”). The Fund calculates NAV per Share of an applicable class by subtracting the Fund’s liabilities (including accrued expenses, dividends payable and any borrowings of the Fund), and the liquidation value of any outstanding preferred shares of the Fund from the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of Shares of the Fund outstanding.
As discussed in further detail herein, although the Fund will determine its NAV periodically, such NAV is subject to valuation risk.
With respect to securities for which market values are not readily available, including securities of Portfolio Funds, Portfolio Companies and other private investments, it is the Board’s responsibility to, in good faith, determine the fair value of such securities. See “Net Asset Value—Fair Value.” The Board has approved written policies and procedures (the “Valuation Procedures”) for the purpose of determining the value of securities held by the Fund, including the fair value of the Fund’s investments in private securities, and, pursuant to Rule
2a-5
under the Investment Company Act, has designated the Advisor as the valuation designee for the Fund with responsibility for the day-to-day
oversight of the valuation of the Fund’s investments pursuant to the Valuation Procedures. As a general principle, the fair value of an asset or liability should reflect the amount that the Fund might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length
transaction. Valuing the Fund’s investments using fair value pricing will result in prices that may differ from current market valuations and that may not be the prices at which those investments could have been sold during the period in which the particular fair values were used. The Board reviews all fair value determinations at its regularly scheduled meetings and also reviews the Valuation Procedures on an annual basis. BlackRock anticipates that a significant portion of the Fund’s net assets may be valued at fair value. See “Risks—Valuation Risk.”

Valuation of assets held by the Fund is as follows:
Equity Investments
. Equity securities traded on a recognized securities exchange (e.g., NYSE), on separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (each, an “Exchange”) are valued using information obtained via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued. However, under certain circumstances, other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Fund on a day on which the Fund values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Fund holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Fund values such security, the prior day’s price will be used, unless the Advisor determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a Fair Value Asset (as defined below).
Fixed-Income Investments
. Fixed-income securities for which market quotations are readily available are generally valued using such securities’ current market value. The Fund values fixed-income portfolio securities using the last available bid prices or current market quotations provided by dealers or prices (including evaluated prices) supplied by the Fund’s approved independent third-party pricing services, each in accordance with the Advisor’s policies and procedures (the “Valuation Procedures”). The pricing services may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data (e.g., recent representative bids and offers), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; general market conditions; and/or other factors and assumptions. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Fund may hold or transact in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lots. The amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless such method does not represent fair value. Certain fixed-income investments including asset-backed and mortgage-related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the issuer, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche.
Options, Futures, Swaps and Other Derivatives
. Exchange-traded equity options (except ETF options, equity index options or those that are customized) for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the exchange or the board of trade on which such options are traded. In the event that there is no mean price available for such exchange traded equity option held by the Fund on a day on which the Fund values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Fund values such option, the prior day’s price will be used, unless the Advisor determines that such prior day’s price no longer reflects the fair value of the option, in which case such option will be treated as a fair value asset. Customized exchange-traded equity options, ETF options, equity index options and OTC derivatives may be valued using a mathematical model which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the Valuation Procedures.
Valuation of Portfolio Funds
General Policies
. In valuing interests in Portfolio Funds, the Advisor, under the supervision of the Board, considers all relevant information to determine the price that the Fund might reasonably expect to receive from the current sale (or redemption in the case of a Portfolio Fund whose interests carry redemption rights) of the interest in the Portfolio Fund in an arms’ length transaction. In general, the Advisor will rely primarily on any estimated or actual (as applicable) unaudited values provided by the Portfolio Fund Manager to the extent such unaudited values are received in a timely fashion and are believed to be the most reliable and relevant indication of the value of interests in such Portfolio Fund. It is anticipated that these unaudited values will be prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and will, in effect, be the fair value of the Portfolio Fund’s assets less such Portfolio Fund’s liabilities. The Advisor will give weight to such valuations and any other factors and considerations set forth in the Valuation Procedures as deemed appropriate in each case.
In circumstances where, taking into account the factors and considerations set forth in the Valuation Procedures, the Advisor has reason to believe that the most recent value provided by a Portfolio Fund is not the most reliable and relevant indication of the value of an interest in such Portfolio Fund, the Advisor may adjust such reported value to reflect the fair value of the interest in such Portfolio Fund. Likewise, in circumstances where a Portfolio Fund does not provide a valuation as contemplated above, the factors and considerations set forth in the Valuation Procedures may be the only indicators of the value of an interest in such Portfolio Fund and the Advisor will use such factors, together with other valuation methodologies set forth in the Valuation Procedures that may be relevant, to estimate the fair value of the Fund’s interest in such Portfolio Fund. In circumstances where the Advisor determines to adjust the values reported by Portfolio Funds, or in circumstances where such Portfolio Funds do not provide valuations as contemplated above (such circumstances being collectively referred to as “Adjusted Fair Valued Assets”), such valuations will be subject to review and approval by BlackRock’s Rule
2a-5
Committee (the
“2a-5
Committee”) as outlined in the Valuation Procedures.
The Fund will only invest in Portfolio Funds that comply with U.S. GAAP and that provide annual audited financial statements. In general, the Advisor will, prior to investing in any Portfolio Fund, and periodically thereafter, assess such Portfolio Fund’s valuation policies and procedures for appropriateness in light of the Fund’s obligation to fair value their assets under the Investment Company Act and pursuant to U.S. GAAP for investment companies and will assess the overall reasonableness of the information provided by such Portfolio Fund. As part of this assessment, the Advisor evaluates, among other things, a Portfolio Fund’s practices in respect of creating “side pockets” and such Portfolio Fund’s valuation policies and procedures in respect of any such “side pockets.” The Advisor will also review any other information available to it, including reports by independent auditors, fund administrators, if any, and/or other third parties.
Portfolio Funds
. Typically, the Fund’s administrator will receive unaudited values from Portfolio Funds on a quarterly basis and audited values on an annual basis. In general, it is anticipated that such valuation information from these Portfolio Funds will generally be available 60 days or more after each quarter-end
and/or 120 or more days after each
year-end.
Therefore, the most recently provided valuation information from these Portfolio Funds for purposes of calculating the Fund’s monthly NAV will typically be adjusted by the Advisor pursuant to the Valuation Procedures to estimate the fair value, on a monthly basis, of the interests in such Portfolio Funds, as described below. In this respect, such Portfolio Fund valuations will be treated as Adjusted Fair Valued Assets. In order to validate an Adjusted Fair Valued Asset, an independent third party valuation firm may be engaged to assist to determine or to opine on the reasonableness of the adjusted value. In addition, the Adjusted Fair Valued Asset will be subject to review and approval by the
2a-5
Committee as outlined in the Valuation Procedures.
In general, prior to investing in any Portfolio Fund, and periodically thereafter, the Advisor’s due diligence process may include, but not be limited to: (1) review of such fund’s unaudited quarterly and audited annual financial statements and other investment reports for any indication of valuation issues, (2) discussions with such fund’s management regarding the status of its investment portfolios, which will be conducted on at least a quarterly basis, and/or (3) any other measures deemed appropriate under the circumstances.

The Fund will only invest in Portfolio Funds that provide unaudited valuation statements on a quarterly basis. In valuing Portfolio Fund investments held in the Fund’s portfolio, the Advisor will rely primarily on such unaudited valuation statements received from such funds, as indicated above. It will usually be the case, however, that the most recently reported value by such funds will be as of a date that is significantly earlier than the date as of which the Fund is calculating its NAV. In these circumstances, and in other situations where the Advisor determines that the consideration of the following factors is relevant to determining the value of an interest in a Portfolio Fund, such fund’s reported value will generally be adjusted for (1) cash flows to/from such fund due to capital drawdowns/distributions that may have occurred since the date of the most recently available reported values, (2) changes in the valuation of relevant indices, and (3) such other factors that the Advisor deems appropriate, including those set forth in greater detail below, as well as any publicly available information regarding such fund’s portfolio companies and/or assets (i.e., idiosyncratic factors).
Other factors that may be relevant in determining the value of an interest in a Portfolio Fund, in addition to those other factors and considerations set forth above and in the Valuation Procedures, include (i) information provided to the Fund or to the Advisor by such fund, or the failure to provide such information as agreed to in such fund’s offering materials or other agreements with the Fund, (ii) relevant news and other public sources, (iii) known secondary market transactions in the fund’s interests (to the extent deemed a credible indication of value) and (iv) significant market events that may not otherwise be captured by changes in valuation of relevant indices discussed above. As part of the Advisor’s ongoing due diligence process, the Advisor will compare its fair valuation of the Fund’s interests in a Portfolio Fund to such fund’s quarterly valuation statement for that particular period for purposes of determining whether any adjustments to the implementation of the Valuation Procedures should be made going forward, including, for example, any adjustments to the relevant indices discussed above.
Adjustments
. Although the Valuation Procedures approved by the Board provide that the Advisor may, in certain circumstances, rely primarily on the valuations provided by the Portfolio Fund Managers or their administrators, neither the
2a-5
Committee nor the Advisor will be able to confirm independently the accuracy of any unaudited valuations provided thereby.
The valuations reported by the managers of the Portfolio Funds, upon which the Fund may in certain circumstances primarily rely in calculating its month end NAV and NAV per Share, may be subject to later adjustment, based on information reasonably available at that time. The Fund will pay repurchase proceeds, as well as calculate management and other fees, on the basis of net asset valuations determined using the best information available as of the applicable Valuation Date. In the event that a Portfolio Fund, in accordance with its valuation procedures, subsequently corrects, revises or adjusts an unaudited estimated or final value that was properly relied upon by the Fund, or properly used by the Fund as a component of determining the fair value of its interest in that Portfolio Fund, the Fund will generally not make any retroactive adjustments to its NAV, or to any amounts paid based upon such NAV, to reflect a revised valuation. If, after the Fund pays repurchase proceeds, one or more of the valuations used to determine the NAV on which the repurchase payment is based are revised, the shareholder whose Shares were repurchased (if the valuations are revised upward) or the remaining shareholders (if the valuations are revised downwards) will bear the risk of such revisions. A shareholder whose Shares were repurchased will neither receive distributions from, nor will it be required to reimburse, the Fund in such circumstances. This may have the effect of diluting or increasing the economic interest of other shareholders. Such adjustments or revisions, whether increasing or decreasing the NAV at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds received by shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from managers or revisions to the NAV of a Portfolio Fund adversely affect the Fund’s NAV, the outstanding Shares of the Fund will be adversely affected by prior repurchases to the benefit of shareholders who had their Shares repurchased at a NAV per Share higher than the adjusted amount. Conversely, any increases in the NAV per Share resulting from such subsequently adjusted valuations will be entirely for the benefit of the holders of the outstanding Shares and to the detriment of shareholders who previously had their

Shares repurchased at a NAV per Share lower than the adjusted amount. New shareholders, as well as shareholders purchasing additional Shares, may be affected in a similar way because the same principles apply to the subscription for Shares.
Certain Underlying Funds
. Shares of underlying registered
open-end
funds (including money market funds) are valued at NAV. Shares of underlying registered exchange-traded closed-end
funds or other registered ETFs will be valued at their most recent closing price.
General Valuation Information
. In determining the market value of portfolio investments, the Fund may employ independent third party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specified inputs and assumptions. This may result in the assets being valued at a price different from the price that would have been determined had the matrix or formula method not been used. The price the Fund could receive upon the sale of any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for assets that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Fund, and the Fund could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. The Fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third party service providers.
All cash, receivables and current payables are carried on the Fund’s books at their fair value.
Prices obtained from independent third party pricing services, broker-dealers or market makers to value the Fund’s securities and other assets and liabilities are based on information available at the time the Fund values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Fund valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination will be made considering pertinent facts and circumstances surrounding the revision.
In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method approved by the Advisor, the Fund’s valuation designee, as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by the Fund (including restricted securities) are valued at fair value as determined in good faith by the Advisor pursuant to the Valuation Procedures. Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.
Fair Value
. When market quotations are not readily available or are believed by the Advisor to be unreliable, the Fund’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Advisor in accordance with the Valuation Procedures. Pursuant to Rule
2a-5
under the Investment Company Act, the Board has designated the Advisor as the valuation designee for the Fund. The Advisor may reasonably conclude that a market quotation is not readily available or is unreliable if, among other things, a security or other asset or liability does not have a price source due to its complete lack of trading, if the Advisor believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), or where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the Advisor determines, in its reasonable business judgment, that an event that has occurred after the close of trading for an asset or liability but prior to or at the time of pricing the Fund’s assets or liabilities, is likely to cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Fund.

The
2a-5
Committee is responsible for reviewing and approving methodologies by investment type and significant inputs used in the fair valuation of Fund assets or liabilities. In addition, the Fund’s accounting agent assists the Advisor by periodically endeavoring to confirm the prices it receives from all third-party pricing services, index providers and broker-dealers. The Advisor regularly evaluates the values assigned to the securities and other assets and liabilities of the Fund.
When determining the price for a Fair Value Asset, the Advisor will seek to determine the price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length
transaction on the date on which the asset or liability is being valued and does not seek to determine the price the Fund might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations will be based upon all available factors that the Advisor deems relevant at the time of the determination, and may be based on analytical values determined by the Advisor using proprietary or third-party valuation models.
For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets following the close of the local markets to the price that might have prevailed as of the Fund’s pricing time.
A substantial portion of the Fund’s assets are expected to consist of securities of private companies for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Advisor is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be that information which is provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.
Certain investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value are valued on a daily basis utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value of our investments include, as relevant and among other factors: available current market data (e.g., information available through regulatory filings, press releases, news feeds and financial press), including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, information provided by the company (e.g., letters to investors, financials, information provided pursuant to financial document reporting obligations), security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables and enterprise values.
With respect to the Fund’s investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value, the Board has approved a valuation process that takes into account a variety of inputs.

When determining the price for a Fair Value Asset, the
2a-5
Committee will seek to determine the price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length
transaction on the date on which the asset or liability is being valued, and does not seek to determine the price the Fund might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations will be based upon all available factors that the
2a-5
Committee deems relevant at the time of the determination, and may be based on analytical values determined by the Advisor using proprietary or third party valuation models.
The Fund’s annual audited financial statements, which are prepared in accordance with US GAAP, follow the requirements for valuation set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), which defines and establishes a framework for measuring fair value under US GAAP and expands financial statement disclosure requirements relating to fair value measurements.
The three-level hierarchy for fair value measurement is defined as follows:

•	Level 1 – Unadjusted price quotations in active markets/exchanges for identical assets or liabilities that the Fund has the ability to access

•
Level 2 – Other observable inputs (including, but not limited to, quoted prices for similar assets or liabilities in markets that are active, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the assets or liabilities (such as interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks and default rates) or other market–corroborated inputs)

•
Level 3 – Unobservable inputs based on the best information available in the circumstances, to the extent observable inputs are not available (including the
2a-5
Committee’s assumptions used in determining the fair value of financial instruments)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Advisor’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the investment.
The Fund expects that it will hold a high proportion of Level 3 investments relative to its total investments, which is directly related to the Fund’s investment philosophy and target portfolio.
Generally, ASC 820 and other accounting rules applicable to funds and various assets in which they invest are evolving and subject to change. Such changes may adversely affect the Fund. For example, the evolution of rules governing the determination of the fair market value of assets or liabilities, to the extent such rules become more stringent, would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value. This may in turn increase the costs associated with selling assets or affect their liquidity due to the Fund’s inability to obtain a third-party determination of fair market value.
The Advisor and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Advisor or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund may be different than those charged to other clients, given that the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.
The Fund reserves the right, but is not required, to reprocess purchase or repurchase transactions that were initially processed at a NAV that is subsequently adjusted and to recover amounts from (or distribute amounts to)

shareholders accordingly based on the adjusted NAV. There are various scenarios in which the Fund may reprocess a purchase or repurchase transaction, including, but not limited to, a material NAV error resulting from incorrect or late pricing of a security or to effect an as-of
trade. In these instances, all transactions occurring subsequent to an incorrect NAV are reprocessed with the corrected NAV through the current date.
Suspension of Calculation of Net Asset Value
. There may be circumstances where it may not be practicable to determine the Fund’s NAV, including, but not limited to any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors. In such circumstances, calculation of the Fund’s NAV may be suspended. The Fund will not accept subscriptions for Shares if the calculation of NAV is suspended and such suspension may require the suspension or postponement of a pending or scheduled repurchase offer by the Fund. Notwithstanding a suspension of the calculation of NAV, the Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to shareholders, and in its reports on Form
N-PORT
filed with the SEC. Calculation of the Fund’s NAV will resume after the Advisor, in its discretion, determines that conditions no longer require suspension of the calculation of NAV.
DISTRIBUTIONS
The Fund intends to distribute all or substantially all of its net investment income to common shareholders as of the last business day of each calendar year. Distributions may also include net capital gains, if any.
The Fund reserves the right to change its distribution policy at any time and may do so without prior notice to common shareholders.
Shareholders will automatically have all dividends and distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”
DIVIDEND REINVESTMENT PLAN
Pursuant to the Fund’s dividend reinvestment plan (the “Reinvestment Plan”), registered shareholders will have all dividends, including any capital gain dividends, reinvested automatically in additional Shares of the Fund by State Street Bank and Trust Company (the “Reinvestment Plan Agent”), unless the shareholder elects to receive cash. Shareholders who elect not to participate in the Reinvestment Plan will receive all dividends in cash paid directly to the shareholder of record (or, if the Shares are held through banks, brokers or other nominee name, then to such banks, brokers or other nominee) by State Street Bank and Trust Company, as dividend disbursing agent. You may elect not to participate in the Reinvestment Plan and to receive all dividends in cash by contacting your bank, broker or other nominee who holds your Fund common shares or if your Shares are held directly by the Fund, by contacting the Reinvestment Plan Agent, at the address set forth below. Participation in the Reinvestment Plan is completely voluntary and may be terminated or resumed at any time without penalty by written notice if received and processed by the Reinvestment Plan Agent prior to the dividend record date. Additionally, the Reinvestment Plan Agent seeks to process notices received after the record date but prior to the payable date and such notices often will become effective by the payable date. Where late notices are not processed by the applicable payable date, such termination or resumption will be effective with respect to any subsequently declared dividend.
In the case of record shareholders such as banks, brokers or other nominees that hold Shares for others who are the beneficial owners, the Reinvestment Plan Agent will administer the Reinvestment Plan on the basis of the number of Shares certified from time to time by the record shareholder as representing the total amount registered in such shareholder’s name and held for the account of beneficial owners who are to participate in the Reinvestment Plan. Shareholders whose Shares are held in the name of a bank, broker or other nominee should contact the bank, broker or other nominee for details. Such shareholders may not be able to transfer their shares to another bank, broker or other nominee and continue to participate in the Reinvestment Plan.
The number of newly issued Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the dividend by the NAV on the reinvestment date; there is no sales or other charge for reinvestment.
The Reinvestment Plan Agent’s fees for the handling of the reinvestment of dividends will be paid by the Fund. The Fund reserves the right to amend or terminate the Reinvestment Plan. There is no direct service charge to participants with regard to newly issued Shares in the Reinvestment Plan. Notice of amendments to the Reinvestment Plan will be sent to participants.
All correspondence, including overnight correspondence, concerning the Reinvestment Plan should be directed to the Reinvestment Plan Agent, in writing to: BlackRock Private Investments Fund c/o State Street Bank and Trust Company, One Congress Street, Suite 1, Boston, Massachusetts 02114-2016.
The Reinvestment Plan Agent provides common shareholders whose Shares are registered in his or her own name, periodic shareholder account statements reflecting transactions that occurred during the period, including dividend reinvestment transactions for Reinvestment Plan participants. Any proxy you receive will include all Shares you have received under the Reinvestment Plan.
Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions therefore reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. See “Tax Matters.”
The Fund and the Reinvestment Plan Agent reserve the right to amend or terminate the Reinvestment Plan.
DESCRIPTION OF SHARES
Shares of Beneficial Interest
The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of June 25, 2020, and the Declaration of Trust. The Fund is authorized to issue an unlimited number of Shares.
The Declaration of Trust provides that the Trustees may authorize one or more classes of Shares, with Shares of each such class or series having such preferences, voting powers, terms of repurchase, if any, and special or relative rights or privileges (including conversion rights, if any) as the Board may determine. The Board may from time to time, without a vote of the common shareholders, divide, combine or, prior to the issuance of Shares, reclassify the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares.
The Fund has received exemptive relief from the SEC to, among other things, issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, if applicable, and ongoing fees and expenses for each Share class may be different. The fees and expenses for the Fund are set forth in “Summary of Fund Fees and Expenses.” The details of each class of Shares are set forth in “Plan of Distribution.”

There is currently no market for the Shares, and the Fund does not expect that a market for the Shares will develop in the foreseeable future.
Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the Investment Company Act, which provides that such Shares may not be issued at a price below the then current NAV, exclusive of any sales load, except in connection with an offering to existing holders of Shares or with the consent of a majority of the Fund’s common shareholders.
The following table shows the amounts of Shares that have been authorized and are outstanding as of June 30, 2025:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Amount Held by the Fund or for its Account
Common shares of beneficial interest, par value $0.001 per share	Unlimited	None	27,978,382.88
Institutional Shares	Unlimited	None	27,952,800.07
Class D Shares	Unlimited	None	25,582.81
Class S Shares	Unlimited	None	0
Class T Shares	Unlimited	None	0
Common Shares
Each common share (i.e., a Share) has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and, under the Delaware Statutory Trust Act, the purchasers of the Shares will have no obligation to make further payments for the purchase of the Shares or contributions to the Fund solely by reason of their ownership of the Shares, except that the Board of Trustees shall have the power to cause shareholders to pay certain expenses of the Fund by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of Shares owned by each respective shareholder, and except for the obligation to repay any funds wrongfully distributed. Distributions may be made to the holders of the Fund’s Institutional Shares, Class D Shares, Class S Shares and Class T Shares at the same time and in different per Share amounts on such Institutional Shares, Class D Shares, Class S Shares and Class T Shares if, as and when authorized and declared by the Board. Although an investment in any class of Shares represents an investment in the same assets of the Fund, the purchase restrictions and ongoing fees and expenses for each share class are different, resulting in different NAVs and distributions for each class of Shares. See “Plan of Distribution.”
If and whenever preferred shares are outstanding, the holders of Shares will not be entitled to receive any distributions from the Fund unless all accrued dividends on preferred shares have been paid, unless asset coverage (as defined in the Investment Company Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. See “—Preferred Shares” below. All Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will send annual and semi-annual reports, including financial statements, to all holders of its Shares.
Unlike
open-end
funds, the Fund does not provide daily redemptions, and unlike traditional closed-end
funds, the Shares are not listed on any securities exchange. The Fund is designed for long-term investors and an investment in the Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. You should not purchase the Shares if you intend to sell them soon after purchase. An investment in the Shares is not suitable for investors who need access to the money they invest. See “Repurchase of Fund Shares; Transfer Restrictions” below.

Preferred Shares
The Agreement and Declaration of Trust provides that the Board may authorize and cause the Fund to issue preferred shares, with rights as determined by the Board, by action of the Board without the approval of the holders of the Shares. Holders of Shares have no preemptive right to purchase any preferred shares that might be issued. The Fund does not currently intend to issue preferred shares.
Under the Investment Company Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on the Shares unless, at the time of such declaration, the value of the Fund’s total assets is at least 200% of such liquidation value. If the Fund issues preferred shares, it may be subject to restrictions imposed by the guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Advisor from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies. Please see “Investment Policies and Techniques—Preferred Shares” in the SAI for more information.
Debt Securities
The Agreement and Declaration of Trust provides that the Board may authorize and cause the Fund to issue debt securities, with rights as determined by the Board, by action of the Board without the approval of the holders of the common shares. Holders of Shares have no preemptive right to purchase any debt that might be issued. The Fund does not currently intend to issue debt securities but may elect to obtain a credit facility from a bank or other lender.
Under the Investment Company Act, the Fund is not permitted to incur indebtedness, including through the issuance of debt securities, unless immediately thereafter the Fund will have an asset coverage of at least 300%. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund. In addition, the Fund may be limited in its ability to declare any cash distribution on its capital stock (e.g., the Shares) or purchase its Shares unless, at the time of such declaration or purchase, the Fund has an asset coverage (on its indebtedness) of at least 300% after deducting the amount of such distribution or purchase price, as applicable. The Investment Company Act contains an exception, however, that permits dividends to be declared upon any preferred stock issued by the Fund if the Fund’s indebtedness has an asset coverage of at least 200% at the time of declaration after deducting the amount of the dividend. In addition, if the Fund issues non-public
indebtedness (for example, if it enters into a loan agreement in a privately arranged transaction with a bank), it may be able to continue to pay dividends on its capital stock even if the asset coverage ratio on its indebtedness falls below 300%.
The Fund may negotiate with one or more commercial banks or other lenders to arrange a fixed or floating rate credit facility (the “Credit Facility”) pursuant to which the Fund would be entitled to borrow funds in accordance with the terms of the Credit Facility. Any such borrowings, as well as the issuance of notes or other forms of indebtedness, would constitute financial leverage and would be subject to the 300% asset coverage requirements imposed by the Investment Company Act described above with respect to the amount of the borrowings and may subject the Fund to limits on its ability to declare dividends and distributions or repurchase its capital stock. The Fund may be required to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund expects that a Credit Facility would contain customary covenants that, among other things, likely would limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change its fundamental investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the Investment Company Act. The Fund may be required to pledge some or all of its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any Credit Facility would have customary covenant, negative covenant and default provisions. There can be no assurance that the Fund will enter into an agreement for a Credit Facility, or, if it does, that the Fund would receive terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, the Credit Facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares or debt securities or by the use of derivatives to create leverage.
CERTAIN PROVISIONS IN THE AGREEMENT AND DECLARATION OF TRUST AND BYLAWS
The Agreement and Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire c ontrol
of the Fund or to change the composition of the Board. This could have the effect of depriving shareholders of an opportunity to sell their shares by discouraging a third party from seeking to obtain control over the Fund. Such attempts could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund. The Fund does not intend to hold annual meetings of shareholders, except to the extent required by the Investment Company Act.
A Trustee may be removed from office for cause only, and only by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.
In addition, the Fund’s Agreement and Declaration of Trust requires the favorable vote of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Fund shall be required. These voting requirements are in addition to any regulatory relief required from the SEC with respect to such transaction. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Fund. The 5% holder transactions subject to these special approval requirements are:

•	the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder;

•	the issuance of any securities of the Fund to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

•
the sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Fund, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•
the sale, lease or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Fund, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To convert the Fund to an
open-end
investment company, the Fund’s Agreement and Declaration of Trust requires the favorable vote of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such conversion has been approved by at least 80% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Fund shall be required. Following any such conversion, it is also possible that certain of the Fund’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. The Board believes that the closed-end
structure is desirable in light of the Fund’s investment objective and policies. Therefore, you should assume that it is not likely that the Board would vote to convert the Fund to an open-end
fund.
For the purposes of calculating “a majority of the outstanding voting securities” under the Fund’s Agreement and Declaration of Trust, each class and series of the Fund shall vote together as a single class, except to the extent required by the Investment Company Act or the Fund’s Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. However, these provisions also provide the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the interests of minority shareholders and facilitating operational stability and the continuity of the Fund’s investment objective and policies. The Board has therefore determined that provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the Investment Company Act, are in the best interests of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.
The Fund’s Bylaws generally require that advance notice be given to the Fund in the event a shareholder desires to nominate a person for election to the Board or to transact any other business at a special meeting of shareholders. Notice of any such nomination or business must be sent to the Secretary of the Fund by registered mail, return receipt requested, requesting the Secretary to call a special meeting. Any notice by a shareholder must be accompanied by certain information as provided in the Bylaws. Reference should be made to the Bylaws on file with the SEC for the full text of these provisions.
CLOSED-END
FUND STRUCTURE
The Fund is a diversified,
closed-end
management investment company (commonly referred to as a
closed-end
fund).
Closed-end
funds differ from
open-end
funds (which are generally referred to as mutual funds) in that closed-end
funds do not redeem their shares at the request of the shareholder. This means that you will not be able to sell your Shares unless the Fund offers to repurchase them in a tender offer.
Unlike traditional listed
closed-end
funds which list their common shares for trading on a securities exchange, the Shares are not listed on any securities exchange. Notwithstanding that the Fund expects to conduct periodic tender offers, investors should not expect to be able to sell their Shares when and/or in the amount desired, regardless of how the Fund performs. The Fund is designed for long-term investors and an investment in the Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. Investors should consider that they may not have access to the money they invest. An investment in the Shares is not suitable for investors who need access to the money they invest.
REPURCHASE OF FUND SHARES; TRANSFER RESTRICTIONS
No Right of Redemption
No shareholder will have the right to require the Fund to redeem its Shares. No public market exists for the Shares, and none is expected to develop. Consequently, investors will not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases
The Fund may, from time to time, repurchase Shares from its shareholders in accordance with written tenders by shareholders at those times, in those amounts, and on such terms and conditions as the Board may determine in its sole discretion. It is expected that, under normal market circumstances, the Advisor generally will recommend to the Board, subject to the Board’s discretion, that any such tender offer would be for an amount that is not more than 5% of the Fund’s outstanding Shares, although any particular recommendation may be less than or exceed that percentage. The Board may also elect not to conduct a tender offer, notwithstanding the recommendation of the Advisor. In this regard, even if the Fund makes a tender offer, there is no guarantee that shareholders will be able to sell all of the Shares that they desire to sell in any particular tender offer. If a tender offer is oversubscribed by shareholders, the Fund will generally repurchase only a pro rata portion of the Shares tendered by each shareholder, or take any other action permitted by the tender offer rules under the Exchange Act and described in the written tender offer notice to shareholders. Each tender offer will be made and shareholders will be notified in accordance with the requirements of the Exchange Act and the Investment Company Act, either by publication or mailing or both. The tender offer documents will contain information prescribed by such laws and the rules and regulations promulgated thereunder.
The Advisor currently expects that it will generally recommend to the Board that the Fund offer to repurchase Shares from shareholders quarterly with tender offer Valuation Dates occurring on the last business day of March, June, September and December. The Fund intends to comply with an exemption under Financial Industry Regulatory Authority Rule 5110 that requires the Fund to make at least two tender offers per calendar year. However, the Fund is not required to conduct tender offers on a quarterly basis or at all and may be less likely to conduct tenders during periods of exceptional market conditions.
A 2.00% early repurchase fee payable to the Fund may be charged to any shareholder that tenders its Shares (or portion thereof) to the Fund unless the Valuation Date for the tender offer is on (or later than) the last business day of the month immediately preceding the month in which the one-year anniversary of the Closing at which the shareholder subscribed for such Shares (or portion thereof) occurred. For example, if a shareholder acquired Shares in a Closing occurring on January 1st of year 1, such shareholder would not be subject to the early repurchase fee if such Shares were tendered pursuant to a tender offer with a Valuation Date that occurs on any date on or after the last business day in December of year 1. Shares tendered for repurchase will be treated as having been repurchased on a “first-in, first-out” basis. Therefore, Shares repurchased will be deemed to have been taken from the earliest purchase of Shares by such shareholder (adjusted for subsequent net profits and net losses) until all such Shares have been repurchased, and then from each subsequent purchase of Shares by such shareholder (adjusted for subsequent net profits and net losses) until such Shares are repurchased. Any early repurchase fee charged to shareholders will be retained by the Fund and will benefit the Fund’s remaining shareholders. The purpose of the 2.00% early repurchase fee is to reimburse the Fund for the costs incurred in liquidating securities in the Fund’s portfolio in order to honor the shareholder’s repurchase request and to discourage short-term investments which are generally disruptive to the Fund’s investment program. If applicable, the early repurchase fee will be deducted from the repurchase proceeds paid to the shareholder. The Fund may, in its sole discretion, waive the early repurchase fee (a) for tenders where the fee collected from an individual shareholder would be de minimis as a percentage of the Fund’s net assets on the Valuation Date for the tender offer (e.g., the fee collected would be less than the lesser of 0.005% of the Fund’s net assets on the Valuation Date for the tender offer or $5,000), (b) in circumstances where a shareholder can demonstrate that it would suffer severe hardship as a result of paying the early repurchase fee, or (c) for repurchase requests with respect to shares held in accounts of discretionary asset allocation programs, such as programs that manage accounts in accordance with model portfolios (and similar arrangements), in connection with redemptions that are part of a periodic rebalancing of such accounts. The Fund does not impose any other charges in connection with repurchases of Shares. Shareholders who purchase Shares through financial intermediaries should consult with those intermediaries as to whether Shares are held through a discretionary asset allocation program, as referenced in this paragraph, pursuant to which certain investment management decisions may be delegated to a financial advisor.

In determining whether the Fund should offer to repurchase Shares from shareholders, the Board will consider the recommendation of the Advisor. The Board may also consider the following factors, among others, in determining whether to repurchase Shares and the number of Shares to be repurchased:

(a)	whether any shareholders have requested to tender Shares to the Fund;

(b)	the liquidity of the Fund’s assets;

(c)	the investment plans and working capital and reserve requirements of the Fund;

(d)	the history of the Fund in repurchasing Shares;

(e)	the availability and quality of information as to the value of the Fund’s interests in underlying Portfolio Funds;

(f)	the conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

(g)	any anticipated tax or regulatory consequences to the Fund of any proposed repurchases of Shares.
The Fund will repurchase Shares from shareholders pursuant to written tenders on terms and conditions that the Board determines, in its sole discretion, to be fair to the Fund and to all shareholders of the Fund. The value of any Shares that are being repurchased will be equal to their aggregate NAV as of the Valuation Date for the tender offer (less any early repurchase fee). When the Board determines that the Fund will repurchase Shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.
Although amounts required to be paid by the Fund to repurchase tendered Shares from shareholders will generally be paid in cash, the Fund may, in its discretion, pay all or a portion of the amounts due by an in-kind
distribution of securities. The Fund expects not to distribute securities in kind except in limited circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or the shareholders, or if the Fund receives an in-kind
distribution from a Portfolio Fund of transferable securities that the Fund cannot liquidate itself prior to making the distribution. The Fund may be limited in its ability to make an in-kind
distribution by the Investment Company Act and will only engage in in-kind
distributions to the extent permitted by applicable law or any exemptive or other relief obtained from the SEC or its staff. Any in-kind
distribution of securities will be valued in accordance with procedures adopted by the Board and will be distributed to all tendering shareholders on a proportional basis. Securities which are distributed in-kind
in connection with a repurchase of Shares may be illiquid.
Following the Expiration Date (as defined below) of a tender offer, shareholders whose written tenders of Shares have been accepted by the Fund will continue to remain subject to the risk of fluctuations in the NAV of the Shares until the tender offer Valuation Date. Additionally, shareholders who receive in-kind
payment in respect of their accepted tenders will, after the tender offer Valuation Date, remain subject to the risk of fluctuation of the value of such assets received in-kind.
Procedures for Repurchase of Shares
In light of liquidity constraints associated with investments in Portfolio Funds and Portfolio Companies and the fact that the Fund may have to liquidate assets held by the Fund to pay for Shares being repurchased, the Fund expects to employ the following repurchase procedures:

(a)
If the Board elects to offer to repurchase Shares in the Fund, the Fund will send each shareholder a tender offer that explains the terms and conditions of the repurchase. This tender offer will be sent to shareholders approximately 61 calendar days prior to the Valuation Date for the tender offer, which would generally be expected to be the last business day of March, June, September or December. The expiration date of the tender offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the tender offer, provided that such Expiration Date may be extended by the Board in its sole discretion.

(b)
Following the Expiration Date, each shareholder whose Shares (or portion of them) have been accepted for repurchase will be bound by the terms of a repurchase instrument (the “Repurchase Instrument”) entitling the shareholder to be paid an amount equal to the value, determined as of the Valuation Date for the tender offer, of the repurchased Shares. For purposes of calculating the value of the repurchased Shares, the amount payable to each shareholder whose Shares (or portion thereof) have been accepted for repurchase will take into account and include all Fund gains, losses and expenses until the Valuation Date for the tender offer. The Repurchase Instrument will be un-certificated,
non-interest
bearing,
non-transferable
and
non-negotiable.
Each shareholder whose Shares (or portion thereof) have been accepted for repurchase by the Fund will continue to be a shareholder of the Fund, with respect to the Shares tendered and accepted for repurchase by the Fund, through the tender offer Valuation Date and may exercise his or her voting rights, and will be entitled to distributions payable by the Fund, with respect to the Shares accepted for repurchase through the tender offer Valuation Date.

(c)	Payment in respect of the Repurchase Instrument will be made as follows:

•
An initial payment equal to at least 90% of the amount required to be paid under such Repurchase Instrument will be made as of any business day that is within 30 calendar days after the Valuation Date for the tender offer; and

•
The balance due under the Repurchase Instrument is generally expected to be paid within 75 calendar days after the Valuation Date for the tender offer and will be subject to adjustment as a result of any corrections to the Fund’s NAV as of the Valuation Date for the tender offer.

•
Notwithstanding the foregoing, if a shareholder tenders only a portion, but not all, of the Shares held by such shareholder (subject to the requirement to continue to hold Shares with a value of at least the minimum initial subscription amount after giving effect to the repurchase), payment in respect of the Repurchase Instrument will be made, in respect of such shareholder, in full in a single installment within 30 calendar days after the Valuation Date for the tender offer. If it is later determined that the value at which the Shares were repurchased was incorrect, based on the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date for the tender offer occurs or otherwise, the Fund may decrease such shareholder’s remaining account balance by the amount of any overpayment and redeem for no additional consideration a number of Shares having a value equal to such amount, or increase such shareholder’s remaining account balance by the amount of any underpayment and issue for no additional consideration a number of Shares having an aggregate value equal to such amount, as applicable.

•
The Board has discretion to hold back any amount of the balance due under the Repurchase Instrument for longer than the periods described above, but not longer than until promptly after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected, with such balance being subject to adjustment as a result of the Fund’s annual audit or as a result of any other corrections to the Fund’s NAV as of the Valuation Date for the tender offer. In the event the Board determines to hold back any such amount of the balance due under the Repurchase Instrument in accordance with the foregoing, such balance, as adjusted in accordance with the foregoing (if applicable), will be paid not later than promptly after the completion of the Fund’s annual audit.

•	No interest will be paid on any amounts. The Repurchase Instrument may be prepaid, without premium, penalty or notice, at any time on or after the Valuation Date for the tender offer.
If modification of the Fund’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements or otherwise advisable, it is expected that the Board will to the extent practicable adopt revised procedures reasonably designed to provide shareholders substantially the same liquidity for Shares as would be available under the procedures described above.
In the event that the Advisor or any of its affiliates holds Shares in the capacity of a shareholder, the Shares may be tendered for repurchase in connection with any tender offer made by the Fund.

If a shareholder tenders an amount that would cause the value of its Shares in the Fund to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the shareholder so the value of the shareholder’s Shares is above the required minimum or to repurchase all of the shareholder’s Shares at any time if the aggregate value of such shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor that shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.
Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates.
Mandatory Repurchases
Subject to applicable laws, the Fund may repurchase the Shares, or any portion of them, held by a shareholder or any person acquiring Shares from or through a shareholder compulsorily (a “Compulsory Repurchase”). Pursuant to the Declaration of Trust, the Board has the authority to repurchase the Shares, or any portion of them, of a shareholder or any person acquiring Shares from or through a shareholder, without consent or other action by the shareholder or other person. The Board may determine to compulsorily redeem a shareholder’s Shares if it determines, in its sole discretion, that:

(a)	the Shares had been transferred in violation of the Declaration of Trust or Bylaws;

(b)
ownership of the Shares by a shareholder or other person is likely to cause the Fund to be in violation of, or subject the Fund to new or additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(c)
continued ownership of the Shares by a shareholder may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

(d)	any of the representations and warranties made by a shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true; or

(e)	the aggregate value of such shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.
Any Compulsory Repurchase for less than all of the Shares of the Fund shall be made in such a manner as will not discriminate unfairly against any holder of the Shares.
Transfer Restrictions
There is no public market for the Shares and none is expected to develop. The Fund does not list its Shares on a stock exchange or similar market. Shares are transferable only in limited circumstances as described below, and liquidity for investments in Shares may be provided only through periodic tender offers by the Fund. If a shareholder attempts to transfer Shares in violation of the Fund’s transfer restrictions, the transfer will not be permitted and will be void. An investment in the Fund is therefore suitable only for investors that can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.
Except as otherwise described below, no person may become a substituted shareholder without the written consent of the Fund. Shares held by a shareholder may be transferred (including any pledge or assignment of shares) only:

•	by operation of law as a result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of the shareholder; or

•	with the written consent of the Fund, which may be withheld in the sole discretion of the Board, its delegate or an authorized sub-delegate.
Notice to the Fund of any proposed transfer of Shares (other than a transfer by operation of law, as described above) must include evidence satisfactory to the Fund that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any investor (or investor’s beneficial owners in certain circumstances) be an Eligible Investor. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Fund generally will not consent to a transfer of Shares by a shareholder unless the value of the Shares held in the account of each of the transferee and transferor is at least $10,000 (for Class D Shares, Class S Shares and Class T Shares) or $250,000 (for Institutional Shares), respectively. A shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund or the Distributor in connection with the transfer. In connection with any request to transfer Shares, the Fund may require the shareholder requesting the transfer to obtain, at the shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.
The Fund reserves the right to revise the transfer restrictions on Shares at any time.
In subscribing for Shares, a shareholder agrees to indemnify and hold harmless the Fund, the Board, the Advisor, the
Sub-Advisors
and each other shareholder and any of their respective affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that shareholder in violation of the Declaration of Trust, Bylaws or policies adopted by the Board or any misrepresentation made by that shareholder or a substituted shareholder in connection with any such transfer.
TAX MATTERS
The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the purchase, ownership and disposition of the Fund’s common shares. A more detailed discussion of the tax rules applicable to the Fund and its common shareholders can be found in the SAI that is incorporated by reference into this prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below) and that you hold your common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Fund and its common shareholders. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.
In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as a financial institution, real estate investment trust (“REIT”), insurance company, regulated investment company, individual retirement account, other tax-exempt
organization, dealer in securities or currencies, person holding shares of the Fund as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market
method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or
non-U.S.
investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.

A “U.S. holder” is a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A
“Non-U.S.
holder” is a beneficial owner of Shares that is not a partnership and is not a U.S. holder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Shares should consult its tax advisors with respect to the purchase, ownership and disposition of our Share.
Taxation as a RIC
The Fund intends to elect and to qualify each year to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code. So long as it qualifies as a RIC, the Fund will generally not have to pay corporate level U.S. federal income taxes on any ordinary income or capital gains that the Fund distributes to holders of Shares as dividends for U.S. federal income tax purposes. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income
and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, the Fund must distribute to holders of Shares, for each taxable year, at least 90% of the Fund’s “investment company taxable income” (determined without regard to the dividends paid deduction), which is generally the Fund’s ordinary income plus the excess of net short-term capital gains over net long-term capital losses (the “Annual Distribution Requirement”).
If the Fund qualifies as a RIC and satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of the Fund’s investment company taxable income and net capital gain (i.e., net long-term capital gains in excess of net short-term capital losses) the Fund distributes to holders of Shares with respect to that year. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to holders of Shares.
The Fund will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income of RICs unless the Fund distributes in a timely manner an amount at least equal to the sum of (1) 98% of the Fund’s ordinary income for each calendar year, (2) 98.2% of the Fund’s capital gain net income for the one-year
period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). The Fund will not be subject to excise taxes on amounts on which the Fund is required to pay corporate income taxes (such as retained net capital gains).
In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

•	be registered under the Investment Company Act as a management company at all times during each taxable year;

•
derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies, or other income derived with respect to its business of investing in such stock or securities or foreign currencies, and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the “90% Income Test”); and

•	diversify its holdings so that at the end of each quarter of the taxable year:

¡
at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of the issuer; and

¡
no more than 25% of the value of the Fund’s assets is invested (1) in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by the Fund and that are engaged in the same or similar or related trades or businesses or (2) in securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. The Fund may also be required to include in income other amounts that the Fund has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash
compensation such as warrants or stock.
Section 451(b) of the Code requires certain accrual method taxpayers to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. This rule may thus require the Fund to accrue income earlier than otherwise would be the case under general tax rules.
Because any original issue discount or other amounts accrued will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its shareholders in order to satisfy the Annual Distribution Requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to qualify for and maintain RIC tax treatment under the Code.
As discussed below, in the event the Fund owns equity interests in Portfolio Funds and Portfolio Companies conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes), income from such equity interests may not qualify for purposes of the 90% Income Test and, as a result, the Fund may be required to hold such interests through a taxable subsidiary corporation. In such a case, any income from such equity interests should not adversely affect the Fund’s ability to meet the 90% Income Test, although such income generally would be subject to U.S. federal income tax, which the Fund would indirectly bear through its ownership of such subsidiary corporation.
The Fund is authorized to borrow funds and to sell assets in order to satisfy the Annual Distribution Requirement. However, under the Investment Company Act, the Fund is not permitted to make distributions to holders of Shares while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Leverage.” Moreover, the Fund’s ability to dispose of assets to meet the Annual Distribution Requirements may be limited by (1) the illiquid nature of the Fund’s portfolio and/or (2) other requirements relating to the Fund’s status as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.

Fund Investments
Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect when taxable income must be recognized or the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. The Fund intends to monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.
The Fund may invest a significant portion of its assets in Portfolio Funds and Portfolio Companies that are classified as partnerships for U.S. federal income tax purposes. As a result, the Fund may be required to recognize items of taxable income and gain prior to the time that the Fund receives corresponding cash distributions from a Portfolio Fund or Portfolio Company. In such case, the Fund might have to borrow money or dispose of investments, including interests in the Portfolio Funds and Portfolio Companies, when it is disadvantageous to do so in order to make the distributions required in order to maintain its status as a RIC and to avoid the imposition of a federal income or excise tax.
Portfolio Funds and Portfolio Companies classified as partnerships for federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the 90% Income test described above. In order to meet the 90% Income test, the Fund may structure its investments in a way potentially increasing the taxes imposed thereon or in respect thereof. Because the Fund may not have timely or complete information concerning the amount and sources of the income of such a Portfolio Fund or Portfolio Company until such income has been earned by the Portfolio Fund or Portfolio Company or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the 90% Income test.
A determination that two or more Blocker Subsidiaries are in the same or similar or related trades or businesses, and thus subject to a single 25% limitation under the Diversification Tests, could limit the Fund’s ability to pursue a particular investment. Furthermore, it may not always be clear how the asset diversification rules for RIC qualification will apply to the Fund’s investments in Portfolio Funds or Portfolio Companies that are classified as partnerships for federal income tax purposes. In the event that the Fund believes that it is possible that it will fail the Diversification Tests at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the Diversification Tests or by disposing of non-diversified
assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the Diversification Tests, including by disposing of non-diversified
assets within six months, there may be constraints on the Fund’s ability to dispose of its interest in a Portfolio Fund or Portfolio Company that limit utilization of this cure period.
As a result of the considerations described in the preceding paragraphs, the Fund’s intention to qualify and be eligible for treatment as a RIC can limit its ability to acquire or continue to hold positions in Portfolio Funds or Portfolio Companies that would otherwise be consistent with its investment strategy or could require it to engage in transactions in which it would otherwise not engage, resulting in additional transaction costs and reducing the Fund’s return to shareholders.
Furthermore, the Fund may invest in
non-U.S.
corporations (or other
non-U.S.
entities treated as corporations for U.S. federal income tax purposes). Thus, it is possible that one or more such entities in which the Fund invests could be treated under the Code and Treasury Regulations as a “passive foreign investment company” or a “controlled foreign corporation.” Generally, the rules relating to investments in these types of
non-U.S.
entities are designed to ensure that U.S. taxpayers are taxed currently and/or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Fund to recognize income where the Fund does not receive a corresponding payment in cash and make distributions with respect to such income in order to maintain the Fund’s qualification for treatment as a RIC. Under such circumstances, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code.
Dividends or other income (including, in some cases, capital gains) received by the Fund from investments in foreign securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of the Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, the Fund may elect for U.S. federal income tax purposes to treat foreign income taxes paid by it as paid by holders of its Shares. The Fund may qualify for and make this election in some, but not necessarily all, of its taxable years. If the Fund were to make such an election, holders of the Fund would be required to take into account an amount equal to their pro rata portions of such foreign taxes in computing their taxable income and then treat an amount equal to those foreign taxes as a U.S. federal income tax deduction or as a foreign tax credit against their U.S. federal income tax liability. A taxpayer’s ability to use a foreign tax deduction or credit is subject to limitations under the Code.
Failure to Qualify as a RIC
If the Fund fails to satisfy the Annual Distribution Requirement or otherwise fails to qualify as a RIC in any taxable year (for example, because the Fund fails the 90% Income Test described above), the Fund will be subject to tax in that year on all of its taxable income at regular corporate rates, regardless of whether the Fund makes any distributions to holders of Shares, reducing the amount available to be distributed to holders of Shares. The Fund would not be able to deduct distributions to holders of Shares, nor would they be required to be made. Distributions would generally be taxable to individual and other non-corporate
taxable holders of Shares as “qualified dividend income” eligible for the reduced maximum rate to the extent of the Fund’s current and accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a tax-free
return of capital to the extent of the holder’s adjusted tax basis in the Shares (reducing that basis accordingly), and any remaining distributions would be treated as capital gain. Under certain circumstances, the Fund may be able to cure a failure to qualify as a RIC, but in order to do so the Fund might incur significant Fund-level taxes and might be forced to dispose of certain assets. Moreover, if the Fund fails to qualify as a RIC in any year, to qualify again to be taxed as a RIC in a subsequent year, the Fund would be required to distribute to holders of Shares its earnings and profits attributable to non-RIC
years. In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, then the Fund would be required to elect to recognize and pay tax on any net built-in
gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Fund had been liquidated) or, alternatively, be subject to taxation on such built-in
gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.
The remainder of this discussion assumes that the Fund qualifies as a RIC and has satisfied the Annual Distribution Requirement.
Taxation of U.S. Holders
Distributions by the Fund generally are taxable to U.S. holders as ordinary income or capital gains. Distributions of the Fund’s “investment company taxable income” (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. holders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by the Fund to non-corporate
U.S. holders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such “qualified dividends” may be eligible for a reduced rate of U.S. federal income tax. Distributions of the Fund’s net capital gains (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to a U.S. holder as long-term capital gains, which are currently taxable at a maximum U.S. federal income tax rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. holder’s holding period for its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a tax-free
return of capital to the extent of the holder’s adjusted tax basis in the Shares (reducing that basis accordingly), and any remaining distributions would be treated as a capital gain.
In the event that the Fund retains any net capital gains, the Fund may designate the retained amounts as undistributed capital gains in a notice to the Fund’s shareholders. If a designation is made, shareholders would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate U.S. federal income tax paid by the Fund. In addition, the tax basis of Shares owned by a U.S. holder would be increased by an amount equal to the difference between (i) the amount included in the U.S. holder’s income as long-term capital gains and (ii) the U.S. Shareholder’s proportionate share of the corporate U.S. federal income tax paid by the Fund.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of distributions paid for that year, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, the U.S. holder will still be treated as receiving the distribution in the taxable year in which the distribution is made. However, any distribution declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been paid by the Fund and received by the Fund’s U.S. holders on December 31 of the year in which the distribution was declared.
A U.S. holder participating in the Reinvestment Plan will be taxed on the amount of such distribution in the same manner as if such shareholder had received such distribution in cash. Any stock received in a purchase under the Reinvestment Plan will have a holding period for tax purposes commencing on the day following the day on which Shares are credited to a U.S. holder’s account.
A U.S. holder will generally recognize taxable gain or loss if the holder sells or otherwise disposes of his, her or its Shares, including in a repurchase. The gain or loss will be measured by the difference between the amount realized on the disposition and the holder’s tax basis in his, her or its Shares. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the holder has held his, her or its Shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, all or a portion of any loss recognized upon a disposition of our Shares may be disallowed if other Shares are acquired within 30 days before or after the disposition, in which case the basis of the Shares acquired will be adjusted to reflect the disallowed loss.
In general, individual and other
non-corporate
U.S. taxable holders are currently subject to a reduced maximum U.S. federal income tax rate on their net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss for a taxable year) including any long-term capital gain derived from an investment in Shares. Corporate U.S. holders currently are subject to federal income tax on net capital gain at the rates applied to ordinary income. There are a number of statutory limitations on the deductibility of capital losses.
Certain
non-corporate
U.S. holders whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of Shares.

The Fund will send to each of its U.S. holders, as promptly as possible after the end of each calendar year, a notice detailing, on a per Share and per distribution basis, the amounts includible in such U.S. holder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the reduced maximum rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. holder’s particular situation.
The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at the current rate of 24% from all taxable distributions to any U.S. holder (1) who fails to furnish the Fund with a correct taxpayer identification number or a certificate that such holder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Fund that such holder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that proper information is timely provided to the IRS.
Taxation of
Non-U.S.
Holders
Whether an investment in Shares is appropriate for a
Non-U.S.
holder will depend upon that person’s particular circumstances. An investment in the Shares by a
Non-U.S.
holder may have adverse tax consequences.
Non-U.S.
holders should consult their tax advisors before investing in Shares.
Distributions of the Fund’s “investment company taxable income” to
Non-U.S.
holders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to
Non-U.S.
holders directly) will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the
Non-U.S.
holder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, in which case the distributions will be subject to federal income tax at the rates applicable to U.S. holders, and the Fund will not be required to withhold U.S. federal tax if the
Non-U.S.
holder complies with applicable certification and disclosure requirements. Special certification requirements apply to a
Non-U.S.
holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.
Properly designated dividends received by a
Non-U.S.
holder are generally exempt from U.S. federal withholding tax when they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income), or (ii) are paid in connection with the Fund’s “qualified short-term gain” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a
Non-U.S.
holder must comply with applicable certification requirements relating to its
non-U.S.
status (including, in general, furnishing an IRS Form
W-8BEN
(for individuals), IRS Form
W-8BEN-E
(for entities) or an acceptable substitute or successor form). In the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term gain.
Non-U.S.
holders should contact their intermediaries with respect to the application of these rules to their accounts.
Actual or deemed distributions of the Fund’s net capital gains to a
Non-U.S.
holder, and gains realized by a
Non-U.S.
holder upon the sale or redemption of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the
Non-U.S.
holder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the
Non-U.S.
Shareholder in the United States,) or, in the case of an individual, the
Non-U.S.
holder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a
Non-U.S.
holder will be entitled to a U.S. federal income tax credit or tax refund equal to the
non-U.S.
holder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the
Non-U.S.
holder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the
Non-U.S.
holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
For a corporate
Non-U.S.
holder, distributions (both actual and deemed), and gains realized upon the sale of Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the Shares may not be appropriate for certain
non-U.S.
holders.
A
Non-U.S.
holder who is a
non-resident
alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the
Non-U.S.
holder provides the Fund or the dividend paying agent with an IRS Form
W-8BEN
or
W-8BEN-E
(or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a
Non-U.S.
holder or otherwise establishes an exemption from backup withholding.
Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the United States (as determined under applicable U.S. federal income tax principles), such as interest and dividends, in each case, to a foreign financial institution, investment funds and other
non-U.S.
persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any
Non-U.S.
holder that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the United States and the beneficial owner’s country of tax residence. Each
Non-U.S.
holder should consult its tax advisers regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such
Non-U.S.
holder, which may include providing certain information in respect of such
Non-U.S.
holder’s beneficial owners).
Non-U.S.
persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Units.
ELIGIBLE INVESTORS
Each prospective investor will be required to complete the Fund’s subscription agreement (the “Subscription Agreement”) and satisfy the investor eligibility standards set forth therein in order to be permitted to invest in the Fund.
An investment in the Fund involves risks and it is possible that an investor may lose some or all of its investment. In addition, an investment in the Fund is not liquid and investors should provide for adequate liquidity outside of their investment in the Fund to meet their foreseeable liquidity needs. Before making an investment decision, an investor and/or its adviser should (i) consider the suitability of this investment with respect to its investment objectives and personal situation and (ii) consider factors such as its personal net worth, income, age, risk tolerance, and liquidity needs. See “Risks.” Short-term investors and investors who cannot bear the loss of some or all of their investment and/or the risks associated with a lack of liquidity should not invest in the Fund.

Investors who meet the qualifications set forth in the form of Subscription Agreement are referred to in this prospectus as Eligible Investors. Existing investors who request to purchase additional Shares must qualify as Eligible Investors at the time of each additional subscription.
PLAN OF DISTRIBUTION
Common Shares
The Fund currently offers four classes of Shares: Institutional Shares, Class D Shares, Class S Shares and Class T Shares. The Fund may in the future offer other classes of Shares.
Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
Institutional Shares are currently available only to investors whose investment in the Fund is made through the Distributor or an asset-based fee program sponsored by a registered broker-dealer or registered investment adviser (also known as a “wrap fee” program) and whose financial advisor recommends their investment in the Fund that has an agreement with the Distributor. Wrap fee programs are arrangements between broker-dealers, investment advisers, banks and other financial institutions (typically acting as sponsors of the programs) through which the customers of such firms receive discretionary investment advisory, execution, clearing, and custodial services in a “bundled” form. In exchange for these “bundled” services, customers pay an all-inclusive
– or “wrap” – fee determined as a percentage of the assets held in the wrap fee account. Not all investors are able to access Institutional Shares. Certain brokerage firms may not offer fee-based
advisory programs that allow investors to access Institutional Shares as described above or investors may not qualify for any such program at their brokerage firms that allows such access. It is also possible that certain brokerage firms may not offer the Fund as part of any such fee-based
advisory program. Further, the decision by investors to invest in the Fund through Institutional Shares must be made on a case by case basis after careful discussion with the investor’s financial advisor to determine whether such Shares are most appropriate for the investor, such determination to be based both on economic and non-economic
factors. We may also offer Institutional Shares to certain feeder vehicles primarily created to hold our Institutional Shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Institutional Shares to other investment vehicles. Generally, Class D Shares, Class S Shares and Class T Shares are available only through brokerage, transactional-based accounts. Not all Selling Agents offer all classes of Shares. See “—Share Class Considerations” below.
Prior to the public offering of the Shares, BFM, an affiliate of the Advisor, purchased Shares from the Fund in an amount satisfying the net worth requirements of Section 14(a) of the Investment Company Act, which requires the Fund to have a net worth of at least $100,000 prior to making a public offering. As of July 1. 2025, BFM owns 36.36% of the outstanding Institutional Shares and 100% of the outstanding Class D Shares. This ownership will fluctuate as other investors subscribe for Shares and if the Fund repurchases Shares in connection with periodic tender offers. Depending on the size of this ownership, BFM may either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of investors.
Distributor
BlackRock Investments, LLC, located at 50 Hudson Yards, New York, NY 10001, acts as the distributor of the Fund’s Shares, pursuant to a distribution agreement with the Fund (the “Distribution Agreement”), on a reasonable best efforts basis, subject to various conditions. See “Risks—Best-Efforts Offering Risk.”

Under the Distribution Agreement, the Distributor’s responsibilities include, but are not limited to, selling Shares of the Fund upon the terms set forth in this prospectus and making arrangements for the collection of purchase monies or the payment of purchase proceeds. The Distributor also may enter into agreements with Selling Agents for the sale and servicing of the Shares. Selling Agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this prospectus. Any terms and conditions imposed by a Selling Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a shareholder’s ability to purchase the Shares or tender the Shares for repurchase, or otherwise transact business with the Fund.
Minimum Investments
The following investment minimums apply for purchases of the Shares:

	Institutional Shares	Class D Shares	Class S Shares	Class T Shares
Minimum Initial Investment	$1,000,000	$25,000	$25,000	$25,000
Minimum Subsequent Investment	$10,000	$5,000	$5,000	$5,000
The $1,000,000 minimum initial investment for Institutional Shares set forth in the above table applies to individuals and “Institutional Investors,” which include, but are not limited to, endowments, foundations, family offices, local, city, and state governmental institutions, corporations and insurance company separate accounts who may purchase shares of the Fund through a Selling Agent or other financial intermediary that has entered into an agreement with the Distributor to purchase Institutional Shares.
For Institutional Shares, there is no minimum initial investment for:

•
Employer-sponsored retirement plans (not including Simplified Employee Pension Individual Retirement Arrangements, Savings Incentive Match Plan for Employees Individual Retirement Accounts or Salary Reduction Simplified Employee Pension Plans) and state sponsored 529 college savings plans, collective trust funds, investment companies or other pooled investment vehicles, unaffiliated thrifts and unaffiliated banks and trust companies.

•	Employees, officers and directors/trustees of BlackRock or its affiliates and immediate family members of such persons, if they open an account directly with BlackRock.

•
Clients of Selling Agents or other financial intermediaries that: (i) charge such clients a fee for advisory, investment consulting, or similar services or (ii) have entered into an agreement with the Distributor to offer Institutional Shares through a no-load
program or investment platform.

The minimum initial investment for each class of Shares may be modified or waived by the Fund and the Distributor for the Trustees and certain employees of BlackRock, Inc., including its affiliates, vehicles controlled by such Trustees and employees and their extended family members.
Share Class Considerations
The Fund currently offers four classes of Shares: Institutional Shares, Class D Shares, Class S Shares and Class T Shares. When selecting a share class, you should consider the following:

•	which share classes are available to you;

•	the amount you intend to invest; and

•	total costs and expenses associated with a particular share class.

Each investor’s financial considerations are different. You should speak with your financial adviser to help you decide which share class is best for you. Not all Selling Agents offer all classes of Shares. In addition, Selling Agents may vary the actual sales load charged, if applicable, as well as impose additional fees and charges on each class of Shares. If your Selling Agent offers more than one class of Shares, you should carefully consider which class of Shares to purchase.
Purchase Price
The Shares are continuously offered for purchase as of the first business day of each month (or at such other times as determined in the discretion of the Board) at the public offering price equal to the NAV per Share as of the most recently completed month end of the applicable class, as described in “Net Asset Value.” Each class of Shares may have a different NAV per Share because shareholder servicing and/or distribution fees differ with respect to each class.
Upfront Sales Loads
No upfront sales load will be paid to the Fund or the Distributor with respect to Class D Shares, Class S Shares or Class T Shares; however, if you buy Class D Shares, Class S Shares or Class T Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Shares and a 3.5% cap on NAV for Class S Shares and Class T Shares. For Class T shares, the 3.5% includes a maximum of 3.0% for upfront selling commissions and a maximum of 0.50% for the dealer manager fee, for a total maximum upfront placement fee of 3.5%. Selling agents will not charge such fees on Institutional Shares. Investors should consult with their selling agents or other financial intermediaries about any transaction or other fees their selling agents or other financial intermediaries might impose on each class of shares.
Distribution and Servicing Fee
Class D Shares, Class S Shares and Class T Shares will pay to the Distributor a Distribution and Servicing Fee that will accrue at an annual rate equal to 0.25% for Class D Shares, 0.85% for Class S Shares and 0.85% for Class T Shares, in each case of the applicable class’s average monthly net assets.
Distribution and Servicing Plan—Class D Shares, Class S Shares and Class T Shares
The Fund has adopted a distribution plan to pay to the Distributor a Distribution and Servicing Fee for certain activities relating to distribution of Class D Shares, Class S Shares and Class T Shares to investors and the maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class D Shares, Class S Shares and Class T Shares. The Distribution and Servicing Plan operates in a manner consistent with Rule
12b-1
under the Investment Company Act, which regulates the manner in which an open-end
investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end
investment company, it has undertaken to comply with the terms of Rule
12b-1,
as required by its exemptive relief permitting the Fund to, among other things, issue multiple classes of Shares. Under the Distribution and Servicing Plan, the Fund pays the Distributor a distribution fee and/or a shareholder servicing fee that together accrue at an annual rate equal to 0.25% for Class D Shares, 0.85% for Class S Shares and 0.85% for Class T Shares, which reduce the NAV of each of Class D Shares, Class S Shares and Class T Shares. Because these fees are paid out of the Fund’s assets attributable to Class D Shares, Class S Shares and Class T Shares on an ongoing basis, over time, they will increase the cost of an investment in Class D Shares, Class S Shares and Class T Shares, respectively, including causing the Class D Shares, Class S Shares and Class T Shares to have a higher expense ratio, pay lower dividends and have a lower total return than Institutional Shares. For Class D and Class S Shares, 0.25% of the fee is a shareholder servicing fee and the remaining portion (in the case of Class S Shares) is a distribution fee. For Class T Shares, 0.20% of the fee is a shareholder servicing fee and the remaining portion is a distribution fee.

Shareholder services may include, but are not limited to, the following functions: (i) answering shareholder inquiries regarding account status and history, the manner in which purchases, exchanges and repurchases of Shares may be effected and certain other matters pertaining to the shareholders’ investments; (ii) receiving, aggregating and processing shareholder orders; (iii) furnishing shareholder sub-accounting;
(iv) providing and maintaining elective shareholder services such as wire transfer services; (v) communicating periodically with shareholders; (vi) acting as the sole shareholder of record and nominee for shareholders; (vii) maintaining accounting records for shareholders; (viii) answering questions and handling correspondence from shareholders about their accounts; (ix) issuing confirmations for transactions by shareholders; (x) performing similar account administrative services; (xi) providing such shareholder communications and recordkeeping services as may be required for any program for which a service organization is a sponsor that relies on Rule
3a-4
under the Investment Company Act (i.e., a “wrap fee” program); and (xii) providing such other similar services as may reasonably be requested to the extent a service organization is permitted to do so under applicable statutes, rules, or regulations. The Distribution and Servicing Fee may be spent by the Distributor for the services rendered to Class D Shares, Class S Shares and Class T Shares shareholders as set forth above, but will generally not be spent by the Distributor on recordkeeping charges, accounting expenses, transfer costs or custodian fees.
Institutional Shares are not subject to any distribution fee or shareholder servicing fee.
How to Purchase Common Shares
The following section provides basic information about how to purchase Shares of the Fund.
The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund. The Shares will be continuously offered on a monthly basis through the Distributor. As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. Shares will be sold at a public offering price equal to the NAV as of the most recently completed month end of the applicable class.
Subscriptions for Shares must be received by the Fund prior to the date of the applicable Closing or other closing date determined by the Board. Investors whose subscriptions for Shares are accepted as of a particular Closing will become shareholders of the Fund effective as of that Closing. While a shareholder will not know the NAV applicable to its purchase of Shares on the effective date of the Share purchase, the NAV applicable to a purchase of Shares will be available within 20 calendar days after the effective date of the investor’s subscription for Shares, at which time the number of Shares based on that NAV and each shareholder’s purchase will be determined and Shares will be credited to the shareholder’s account. Notice of each subscription for Shares will be furnished to shareholders (or their financial advisor) as soon as practicable after the month end following publication of the Fund’s NAV.
If a subscription is not accepted by the Fund by the Closing deadline, the subscription will not be accepted at such Closing and the funds will be returned to the investor. The investor’s subscription agreement will be held until the next Closing but the investor will need to resend funding prior to the following month’s Closing.
The Fund will have the sole right to accept orders to purchase Shares and reserves the right to reject any order in whole or in part. The offering may be terminated by the Fund or the Distributor at any time.
No market currently exists for the Fund’s Shares. The Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Fund’s Shares and the Fund does not anticipate that a secondary market will develop for its Shares. Neither the Advisor, the Distributor nor the Selling Agents intend to make a market in the Fund’s Shares.

Shares are intended for sale only to investors that meet all requirements to invest in the Fund. See “Eligible Investors.” The Fund intends to accept subscriptions for Shares as of each Closing (the first business day of each month), except that the Fund may offer Shares more frequently as determined by the Board. In order to subscribe for Shares, an investor’s completed subscription agreement must be returned by the investor (or its financial advisor) to the Fund or its agent in good order, no later than five business days preceding the investment date (the “Agreement Deadline”). If the completed subscription agreement is returned to the Fund or its agent in good order after the Agreement Deadline, it shall be at the Fund’s or its agent’s discretion to accept or reject such subscription for Shares. Funds with respect to any subscription must be received by the Distributor or its agent no later than three business days preceding the investment date (the “Funding Deadline”). An existing shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the Agreement Deadline and funding such amount by the Funding Deadline. Notwithstanding the foregoing, certain access or feeder vehicles, which are offered Shares pursuant to exceptions to registration under the Securities Act and not as part of this offering, may be subject to subscription deadlines of less than five business days preceding the investment date, due to administrative or operational considerations applicable to such vehicles. Subscriptions will be held in a non-interest-bearing
account by the Fund’s transfer agent, prior to the amounts being invested in the Fund.
The Fund reserves the right to reject any subscription for Shares, and the Fund may, in its sole discretion, suspend subscriptions for Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund or the Distributor will be returned to the prospective investor without the deduction of any sales load, fees or expenses. Because funds transmitted for a subscription will not bear interest and will not participate in the performance of the Fund prior to the relevant Closing, investors may wish to consider the timing of their subscription and discuss with their advisor the potential disadvantages of submitting a subscription at a time substantially prior to a Funding Deadline.
Although an investor must submit its subscription for Shares and transmit the funds for the subscription prior to the Closing (as described above), the investor will not become a shareholder of the Fund with respect to the Shares until (and the Fund will issue purchased Shares to the investor only as of) the applicable Closing (i.e., the first business day of the relevant month).
An investor’s subscription for Shares is irrevocable by the investor and will generally require the investor to maintain its investment in the Fund until such time as the Fund offers to repurchase the Shares in a tender offer. The Board may, in its discretion, cause the Fund to repurchase a shareholder’s entire interest in the Fund (i.e., all Shares held by the shareholder) if the shareholder’s interest in the Fund as a result of repurchase or transfer requests by the shareholder is less than $25,000 in the case of Class D Shares, Class S Shares and Class T Shares or $1,000,000 in the case of Institutional Shares (or any lower amount set by the Board).
Although the Fund may accept contributions of securities in the sole discretion of the Board, the Fund has no intention at present of doing so. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.
After acceptance of their investment in the Fund, investors must hold the Shares through the Distributor of the Fund or certain authorized brokers and/or financial institutions that have arrangements with the Distributor. Shareholders may not transfer their Shares to another broker and/or financial institution that has not entered into an arrangement with the Distributor. There will be no share certificates issued by the Fund.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, you will be asked to provide your name, address, date of birth, and other information that will allow you to be identified. If your identification is not able to be verified, the Fund reserves the right to restrict additional transactions and/or liquidate your account at the next calculated NAV after your account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.
Payments to Financial Intermediaries
The Advisor, the Distributor and/or their affiliates, in the Advisor’s, the Distributor’s or such affiliates’ discretion and from their own resources, may pay additional compensation to Selling Agents and other financial intermediaries in connection with the sale of the Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including but not limited to access to a Selling Agent’s or other financial intermediary’s registered representatives, placement on a list of investment options offered by a Selling Agent or other financial intermediary, or the ability to assist in training and educating the Selling Agent’s or other financial intermediary’s registered representatives, as described in more detail below. The Additional Compensation may differ among Selling Agents and other financial intermediaries in amount or in the method of calculation. Payments of Additional Compensation may be fixed dollar amounts or based on the aggregate value of outstanding Shares held by common shareholders introduced by the Selling Agent or other financial intermediary, or determined in some other manner. The receipt of Additional Compensation by a Selling Agent or other financial intermediary may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.
Servicing Arrangements
The Shares may be available through Selling Agents that have entered into shareholder servicing arrangements with respect to the Fund.
These Selling Agents provide varying investment products, programs, platforms and accounts, through which investors may purchase Shares. Shareholder servicing arrangements typically include processing orders for shares, generating account and confirmation statements, sub-accounting, account
maintenance, tax reporting, collecting and posting distributions to investor accounts and disbursing cash dividends as well as other investment or administrative services required for the particular Selling Agent’s products, programs, platforms and accounts.
The Advisor, the Distributor and/or their affiliates may make payments to Selling Agents and other financial intermediaries for the shareholder services provided. These payments are made out of the Advisor’s or the Distributor’s own resources and not Fund assets. The actual services provided by these Selling Agents and other financial intermediaries, and the payments made for such services, vary from firm to firm. The payments may be based on a fixed dollar amount for each account and position maintained by the Selling Agent or other financial intermediary and/or a percentage of the value of shares held by investors through the firm. Please see the Fund’s SAI for more information.
These payments may be material to Selling Agents and other financial intermediaries relative to other compensation paid by the Fund, the Advisor and/or its affiliates and may be in addition to other fees and payments, such as distribution and/or service fees, sub-transfer agency expenses, revenue sharing or “shelf space” fees and event support, or other non-cash compensation (described below). Also, the payments may vary from amounts paid to the Fund’s transfer agent for providing similar services to other accounts. The Advisor and/or its affiliates do not control these Selling Agents’ and other financial intermediaries’ provision of the services for which they are receiving payments.
These Selling Agents may impose additional or different conditions than the Fund on purchases of Shares. They may also independently establish and charge their customers or program participants transaction fees, account fees and other amounts in connection with purchases of Shares in addition to any fees imposed by the Fund. These additional fees may vary and over time could increase the cost of an investment in the Fund and lower investment returns. Each Selling Agent is responsible for transmitting to its customers and program participants a schedule of any such fees and information regarding any additional or different conditions regarding purchases. Shareholders who are customers of these Selling Agents or participants in programs serviced by them should contact their Selling Agent for information regarding these fees and conditions.
Other Payments to Financial Intermediaries
Some or all of the servicing fees described above are paid or “reallowed” to Selling Agents, including their financial advisors through which you purchase your Shares.
The Distributor or its affiliates may from time to time make payments, reimburse and provide other incentives to Selling Agents and other financial intermediaries as compensation for services such as providing the Fund with “shelf space” or a higher profile for the Selling Agents’ or other financial intermediaries’ financial advisors and their customers, placing the Fund on the Selling Agents’ or other financial intermediaries’ preferred or recommended fund list, granting the Distributor access to the Selling Agents’ or other financial intermediaries’ financial advisors and furnishing marketing support and other specified services. The Distributor or its affiliates may make “due diligence” payments to certain service organizations for such service organizations’ examination of the Fund on behalf of one or more Selling Agents or other financial intermediaries. These payments may be significant to the Selling Agents, other financial intermediaries or service organizations.
A number of factors will be considered in determining the amount of these additional payments to Selling Agents, other financial intermediaries or service organizations. On some occasions, such payments may be conditioned upon levels of sales, including the sale of a specified minimum dollar amount of the shares of the Fund, other funds sponsored by the Distributor and/or a particular class of shares, during a specified period of time. The Distributor or its affiliates may also make payments to one or more Selling Agents or other financial intermediaries based upon factors such as the amount of assets a Selling Agent’s or financial intermediary’s clients have invested in the Fund and the quality of the Selling Agent’s or financial intermediary’s relationship with the Distributor, the Advisor and/or their affiliates.
To the extent the additional payments described above are made, such additional payments would be made from the Distributor’s or its affiliates’ own assets (and sometimes, therefore referred to as “revenue sharing”) pursuant to agreements with Selling Agents or other financial intermediaries and would not change the price paid by investors for the purchase of the Shares or the amount the Fund will receive as proceeds from such sales. These payments may be made to Selling Agents or other financial intermediaries (each, as selected by the Distributor) that have sold significant amounts of Shares of the Fund.
The Distributor, the Advisor and/or their respective employees and representatives may make payments or reimburse Selling Agents for sponsorship and/or attendance at conferences, seminars or informational meetings (“event support”), provide Selling Agents or their personnel with occasional tickets to events or other entertainment, meals, and small gifts
(“other non-cash compensation”)
and make financial contributions pertaining to sales incentives and contests, each to the extent permitted by applicable law, rules and regulations.
In addition, wholesale representatives of the Distributor and employees of the Advisor or their affiliates visit Selling Agents or other financial intermediaries on a regular basis to market and educate financial advisors and other personnel about the Fund. These payments, reimbursements and activities may provide additional access to financial advisors at these Selling Agents, which may increase purchases and/or reduce repurchases of Fund Shares.
The Distributor also may pay Selling Agents or other financial intermediaries for certain services including technology, operations, tax, audit or data consulting services, and may pay such Selling Agents or other financial intermediaries for the Distributor’s attendance at investment forums sponsored by such Selling Agents or financial intermediaries or for various studies, surveys, or access to databases.

If investment advisers, distributors or affiliates of investment companies make payments and provide other incentives in differing amounts, Selling Agents, other financial intermediaries and their respective financial advisors may have financial incentives for recommending a particular fund over other funds. In addition, depending on the arrangements in place at any particular time, a Selling Agent, other financial intermediary and its respective financial advisors may also have a financial incentive for recommending a particular share class over other share classes, to the extent applicable. A shareholder who holds Shares through a Selling Agent or other financial intermediary should consult with the shareholder’s financial advisor and review carefully any disclosure by the Selling Agent or other financial intermediary as to its compensation.
Although the Fund may use Selling Agents or other financial intermediaries that sell Shares to effect transactions for the Fund’s portfolio, the Fund and the Advisor will not consider the sale of Shares as a factor when choosing Selling Agents or other financial intermediaries to effect those transactions.
For further details about payments made by the Distributor to Selling Agents and other financial intermediaries, please see the Statement of Additional Information.
Request for Multiple Copies of Shareholder Documents
To reduce expenses, it is intended that only one copy of the Fund’s prospectus and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, call the Fund at (800)
882-0052.
You will receive the additional copy within 30 days after receipt of your request by the Fund. Alternatively, if your shares are held through a financial institution, please contact the financial institution.
Offering Restrictions
Notice to
Non-U.S.
Investors
The shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of shares.
Country-Specific Legends
NOTICE TO RESIDENTS IN ARGENTINA
These Common Shares may not be offered or sold to the public in Argentina. The offering of Common Shares has not been approved by the Comisión Nacional de Valores (“CNV”). Documents relating to this offering may not be provided to the general public for purposes of a public offering or be used in connection with any offer or subscription for sale in Argentina. This document is only for use with Qualified Investors under the definition as set by the CNV.
NOTICE TO RESIDENTS IN BAHAMAS
These Common Shares have not been registered under the provisions of the Investment Funds Act of 2003 of the Bahamas. The Common Shares shall not be offered or sold into the Bahamas except in circumstances that do not constitute an offer to the public. Common Shares may not be offered or sold or otherwise disposed of in any way to persons other than accredited investors. The information provided herein is intended solely for the designated recipient thereof. No distribution of this information to anyone other than the designated recipient is intended or authorized.

NOTICE TO RESIDENTS IN BERMUDA
These shares may only be marketed in Bermuda by or on behalf of the Fund or the Manager only in compliance with the provision of the Investment Business Act 2003 of Bermuda, the Companies Act of 1981 and the Investment Funds Act 2006.
This prospectus does not constitute and under no circumstances is to be construed as an offer or an invitation to the public in Bermuda to subscribe for Common Shares. Accordingly, the Prospectus has not been and will not be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981. The Common Shares being offered hereby are being offered on a private placement basis to investors who satisfy the criteria outlined in this prospectus. This prospectus is not subject to and has not received approval from either the Bermuda Monetary Authority or the Registrar of Companies in Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard.
Overseas companies may not engage in or carry on any trade or business in Bermuda unless such companies are permitted or authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing the Common Shares being offered in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda. The Fund is not carrying out promotion in or from Bermuda and as such it is not required to and has not been designated as an Overseas Fund under the Investment Funds Act 2006 by the Bermuda Monetary Authority.
NOTICE TO RESIDENTS IN BRAZIL
These Common Shares may not be offered or sold to the general public in Brazil. This private offer does not constitute a public offer and is not registered with the Brazilian Securities and Exchange Commission (the Comissão de Valores Mobiliários or “CMV”) for approval. Documents relating to this offering and any information included herein and therein are intended for use only with professional investors as such term is defined by the CMV.
This is a strictly privileged and confidential communication between the Fund and its selected clients. This communication contains information addressed only to a specific person and is not intended for distribution to, or use by, any person other than the named addressee. This communication is provided for informational purposes only and should not be construed in any manner as a solicitation or offer to buy or sale securities or related financial instruments. If you are not the named addressee, you should not disseminate, distribute or copy this communication.
NOTICE TO PROSPECTIVE INVESTORS IN THE CAYMAN ISLANDS
This is not an offer to the public in the Cayman Islands to subscribe for interests, and applications originating from the Cayman Islands will only be accepted from Cayman Islands exempted companies, trusts registered as exempted in the Cayman Islands, Cayman Islands exempted limited partnerships, or companies incorporated in other jurisdictions and registered as foreign corporations in the Cayman Islands or limited partnerships formed in other jurisdictions and registered as foreign limited partnerships in the Cayman Islands.
NOTICE TO PROSPECTIVE INVESTORS IN CERTAIN CARIBBEAN JURISDICTIONS
These Shares have not been registered with the securities regulators of Dominica, the British Virgin Islands, Grenada, Trinidad & Tobago, St. Kitts and Nevis or any jurisdiction in the Organisation of Eastern Caribbean States, and thus, may not be publicly offered in any such jurisdiction.
The prospectus and any other document or material issued in connection with the offer or sale of Shares of the Fund does not constitute or form part of any investment advice or an offer or solicitation of an offer to buy

any investment products in the Caribbean, including the jurisdictions of the Eastern Caribbean States.
Any resident of the jurisdictions named herein that receives a copy of the prospectus should note that there may be restrictions or limitations as to whom these materials may be made available. The prospectus is directed at and intended for institutional investors (as such term is defined in the applicable jurisdictions). The prospectus is provided on a confidential basis and may not be reproduced in any form. Before acting on any information in the prospectus, prospective clients should inform themselves of and observe all applicable laws and regulations of any relevant jurisdictions, including, inter alia, any foreign exchange restrictions that may be relevant thereto. Any entity responsible for forwarding this material to other parties takes responsibility for ensuring compliance with applicable securities laws and regulations.
NOTICE TO RESIDENTS IN CHILE
This offer is subject to General Rule No. 336 issued by the Comisión para el Mercado Financiero de Chile (“CMF”). The subject matter of this offer includes securities not registered with the CMF; therefore, such securities are not subject to the supervision of the CMF. Since the Common Shares are not registered in Chile, there is no obligation of the issuer to make publicly available information about the Common Shares in Chile. The Common Shares shall not be subject to public offering in Chile unless registered with the relevant securities registry.
La presente oferta está sujeta a la Norma de Carácter General No 336 de la Comisión para el Mercado Financiero (“CMF”). La presente oferta versa sobre valores que no están registrados ante la CMF, por lo que dichos valores no están sujetos a la supervisión de la CMF. Dado que las Acciones no están inscritas en Chile, no existe la obligación del emisor de publicar información sobre el dichas Acciones de forma pública en Chile. Las Acciones no podrán ser objeto de oferta pública en Chile mientras no se inscriban en el registro de valores correspondiente.
NOTICE TO RESIDENTS IN COLOMBIA
The sale of each fund discussed herein, if any, is addressed to less than one hundred specifically identified investors, and such fund may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with Decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia.
Each recipient that is a resident in Colombia acknowledges and agrees that it has contacted the Advisers or the Fund at its own initiative and not as a result of any promotion or publicity by the Advisers, the Fund or any of their respective agents or representatives. Colombian residents acknowledge that (1) the receipt of this prospectus does not constitute a solicitation from the Fund for its products and/or services, and (2) they are not receiving from the Fund any direct or indirect promotion or marketing of financial products and/or services.
NOTICE TO RESIDENTS IN COSTA RICA
This is an individual and private offer which is made in Costa Rica upon reliance on an exemption from registration before the General Superintendence of Securities (“SUGEVAL”), pursuant to articles 7 and 8 of the Regulations on the Public Offering of Securities (“Reglamento sobre Oferta Pública de Valores”). This information is confidential, and is not to be reproduced or distributed to third parties as this is NOT a public offering of securities in Costa Rica. The Common Shares are not intended for the Costa Rican public or market and neither are they registered or will be registered before the SUGEVAL, nor can they be traded in the secondary market in Costa Rica.

NOTICE TO PROSPECTIVE INVESTORS IN THE DOMINICAN REPUBLIC
This communication and any accompanying information are intended solely for informational purposes and do not constitute a public offering or selling of securities, products or services in the Dominican Republic. The issuance, circulation and offering of any securities described hereunder has a strictly private character according to the laws of the Dominican Republic, falling beyond the scope of Law
249-17
dated 19 December 2017, as amended and its Regulations. Since no governmental authorizations are required in such issuance, circulation or offering, the securities described hereunder have not been and will not be registered with the Stock Market Superintendency of the Dominican Republic (Superintendencia de Mercado de Valores de la República Dominicana). Said securities will only be circulated and offered in the Dominican Republic in a private manner based on the criteria established under Dominican laws and regulations.
NOTICE TO RESIDENTS IN EL SALVADOR
If any recipient of this documentation receives this document in El Salvador, such recipient acknowledges that the same has been delivered upon his request and instructions, and on a private placement basis.
DISTRIBUTION IN THE EUROPEAN ECONOMIC AREA (NORWAY AND ICELAND)
In relation to each member state of the EEA (each a “Relevant State”) which has implemented the Alternative Investment Fund Managers Directive (Directive(2011/61/EU)) (the “AIFMD”), this Prospectus may only be distributed and Shares may only be offered or placed in a Relevant State to the extent that: (1) the Fund is permitted to be marketed to professional investors in the Relevant State in accordance with AIFMD (as implemented into the local law/regulation / as it forms part of local law of the Relevant State); or (2) this Prospectus may otherwise be lawfully distributed and the Shares may otherwise be lawfully offered or placed in that Relevant State (including at the initiative of the investor). In relation to each Relevant State which, at the date of this Prospectus, has not implemented AIFMD, this Prospectus may only be distributed and Shares may only be offered or placed to the extent that this Prospectus may be lawfully distributed and the Shares may lawfully be offered or placed in that Relevant State (including at the initiative of the investor).
NOTICE TO RESIDENTS IN GUATEMALA
This communication and any accompanying information (the “Materials”) are intended solely for informational purposes and do not constitute (and should not be interpreted to constitute) the offering, selling, or conducting of business with respect to such securities, products orservices in the Republic of Guatemala (“Guatemala”), or the conducting of any brokerage, banking or other similarly regulated activities (“Financial Activities”) in Guatemala.Neither BlackRock, nor the securities described herein, are registered (or intended to be registered) in Guatemala. Furthermore, neither BlackRock, nor the securities described herein, are regulated or supervised by any governmental or similar authority in Guatemala. The Materials are private, confidential and are sent by BlackRock only for the exclusive use of the addressee. The Materials must not be publicly distributed and any use of the Materials by anyone other than the addressee is not authorized. The addressee is requiredto comply with all applicable laws in Guatemala, including, without limitation, tax laws and exchange control regulations, if any. Accordingly, the Materials may not be made available, nor may the interests in the securities described hereunder be marketed and offered for sale in Guatemala.
NOTICE TO RESIDENTS OF HONG KONG SAR
Warning—The contents of the prospectus have not been reviewed nor endorsed by any regulatory authority in Hong Kong. Hong Kong residents are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the prospectus, you should obtain independent professional advice. The Fund is not authorized by the Securities and Futures Commission (“SFC”) in Hong Kong pursuant to Section 104 of the Securities and Futures Ordinance (“SFO”). The prospectus has not been approved by the SFC in Hong Kong, nor has a copy of it been registered with the Registrar of Companies in Hong Kong. The prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire the Common Shares. Accordingly: 1. Common Shares may not be offered or sold in Hong Kong by means of the prospectus or any other document other than to “professional investors” within the meaning of Part I of Schedule 1 to the SFO and any rules made under the SFO, or in other circumstances which do not result in the document being a “prospectus” as defined in the Hong Kong Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer or invitation to the public for the purposes of the CWUMPO or the SFO; and 2. No person shall issue or possess for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Common Shares which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so in (1) above or under the laws of Hong Kong) other than with respect to Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”. The prospectus is distributed on a confidential basis and may not be reproduced in any form or transmitted to any person other than the person to whom it is addressed. No Common Shares in the Fund will be issued to any person other than the person to whom the prospectus has been addressed and no person other than such addressee may treat the same as constituting an invitation for him to invest.
NOTICE TO PROSPECTIVE INVESTORS IN ISRAEL
The Common Shares described in this prospectus have not been registered and are not expected to be registered under the Israeli Securities Law 1968 (the “Israeli Securities Law”) or under the Israeli Joint Investment Trust Law 1994. Accordingly, the shares described herein will only be offered and sold in Israel pursuant to applicable private placement exemptions to “qualified investors” described in the first addendum to the Israeli Securities Law. None of the Adviser, the
Sub-Adviser,
the Distributor or any participating broker is a licensed investment marketer or advisor under the provisions of the Regulation of Investment Advice, Marketing Investments and Portfolio Management 1995.
NOTICE TO RESIDENTS OF KUWAIT
This prospectus is not for general circulation to the public in Kuwait. The Common Shares have not been licensed for offering in Kuwait by the Kuwait Capital Markets Authority or any other relevant Kuwait government agency or regulatory authority. The offering of the Common Shares in Kuwait on the basis of a private placement or public offering is, therefore, restricted in accordance with Law No. 7 of 2010 and the bylaws thereto (as amended). No private or public offering of the Common Shares is being made in Kuwait, and no agreement relating to the sale of the Common Shares will be concluded in Kuwait.
No marketing or solicitation or inducement activities are being used to offer or market the Common Shares in Kuwait.
This document is provided from outside of Kuwait on the basis of an unsolicited reverse enquiry and by viewing this document, you hereby acknowledge that you have made such an unsolicited reverse enquiry.
NOTICE TO PROSPECTIVE INVESTORS IN MALAYSIA
No action has been, or will be, taken to comply with Malaysian laws for making available, offering for subscription or purchase, or issuing any invitation to subscribe for or purchase or sale of, the Common Shares in Malaysia or to persons in Malaysia as the Common Shares are not intended by the Fund to be made available, or made the subject of any offer or invitation to subscribe or purchase, in Malaysia.
Neither this prospectus nor any document or other material in connection with the Common Shares should be distributed, caused to be distributed or circulated in Malaysia. No person should make available or make any invitation or offer or invite to sell or purchase the Common Shares in Malaysia unless such person takes the necessary action to comply with Malaysian laws.

NOTICE TO RESIDENTS IN MEXICO
The Shares have not been, and will not be, registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be publicly offered or sold in the United Mexican States, except that the Shares may be sold to Mexican Institutional and Qualified investors (as defined under Mexican law) solely pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). This prospectus may not be distributed publicly in Mexico and the Shares may not be traded in Mexico. The CNBV has not reviewed or approved this prospectus. This is not a public offering of securities in Mexico.
This prospectus is shared for informational purposes only, does not constitute investment advice, and is being shared in the understanding that the addressee is an Institutional or Qualified investor. Each potential investor shall make its own investment decision based on their own analysis of the available information. Please note that by receiving these materials, it shall be construed as a representation by the receiver that it is an Institutional or Qualified investor.
NOTICE TO RESIDENTS IN PANAMA
The Common Shares have not been registered before the Securities Superintendence of the Republic of Panama (Superintendencia del Mercado de Valores de la República de Panamá), nor did the offer, sale or their trading procedures. The registration exemption has been made according to numeral 3 of Article 129 of the Consolidated Text of the
Decree-Law
No. 1 of July 8, 1999 (institutional investors). Consequently, the tax treatment set forth in Articles 334 to 336 of the Unified Text containing
Decree-Law
No. 1 of July 8, 1999, does not apply to them.
NOTICE TO RESIDENTS IN PERU
This private offer does not constitute a public offer, and is not registered with the Securities Market Public Registry of the Peruvian Securities Market Commission (Superintendencia del Mercado de Valores, or the “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima). The information included in this prospectus is for use only with institutional investors as such term is defined by the Superintendencia de Banca, Seguros y AFP. In making an investment decision, institutional investors must rely on their own examination of the terms of the offering of the Common Shares to determine their ability to invest in the Common Shares.
Accordingly, the Common Shares may not be offered or sold in Peru except, among others, if such offering is considered a private offer under the securities laws and regulations of Peru. The Common Shares cannot be offered or sold in Peru except in compliance with the securities laws thereof.
NOTICE TO PROSPECTIVE INVESTORS IN PHILIPPINES
Under Republic Act No. 8799, known as the Securities Regulation Code of the Philippines (the “Philippines Code”), and its implementing rules, securities, such as the Fund, are not permitted to be sold or offered for sale or distribution within the Philippines unless such securities are approved for registration by the Securities and Exchange Commission of the Philippines (the “Philippines SEC”) or are otherwise exempt securities or sold pursuant to an exempt transaction.
The offer and sale of the Fund qualifies as an exempt transaction pursuant to section 10.1(l) of the Philippines Code and by purchase of the Fund, the investor will be deemed to acknowledge that the issue of, offer for subscription or purchase of, or invitation to subscribe for or purchase of the Fund was made outside the Philippines. A confirmation of exemption from the Philippines SEC that the offer and sale of the Fund in the Philippines qualify as an exempt transaction under the Philippines Code is not required to be, and will not be, obtained.

THE SECURITIES BEING OFFERED OR SOLD HEREIN HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE OF THE PHILIPPINES. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
NOTICE TO RESIDENTS OF QATAR
Nothing in this Registration Statement constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the State of Qatar or in the Qatar Financial Centre (“QFC”) to the public or the inward marketing of securities or an attempt to do business or conduct activities, as a bank, an investment company or otherwise in the State of Qatar or in the QFC.
This Registration Statement, the shares and any related documents have not been reviewed, approved, registered or licensed by or with the Qatar Central Bank, the Qatar Financial Centre Regulatory Authority, the Qatar Financial Markets Authority or any other regulator in the State of Qatar, the QFC or under any laws of the State of Qatar or the QFC.
No transaction will be concluded in your jurisdiction. Recourse against the dealer, and those involved with it, may be limited or difficult and may have to be pursued in a jurisdiction outside Qatar and the QFC.
Any distribution of this Registration Statement by the recipient to third parties in Qatar or the QFC beyond the terms hereof is not authorised and shall be at the liability of such recipient.
NOTE TO PROSPECTIVE INVESTORS IN SAUDI ARABIA
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Investment Funds Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective subscribers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities to be offered. If you do not understand the contents of this document, you should consult an authorised financial adviser.
NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE
The Fund is not authorized under Section 286 of the Securities and Futures Act 2001 (as amended from time to time) (the “SFA”) or recognized under Section 287 of the SFA and the shares are not allowed to be offered to the retail public. This document and any other material issued in connection with the offer or sale is not a “prospectus” as defined in the SFA and accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and you should consider carefully whether the investment is suitable for you.
As this document has not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, this document or any other material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 304 of the SFA, (ii) to an accredited investor and any other relevant person, and in accordance with the conditions specified in Section 305 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Common Shares subscribed or purchased pursuant to Sections 304 or 305 of the SFA may only be transferred in accordance with provisions of Sections 304A and 305A of the SFA respectively.

Where the shares are subscribed or purchased under Section 305 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2 of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 305 of the SFA except:

i.	to an institutional investor or to a relevant person defined in Section 305(5) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 305A(3)(c)(ii) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 305A(5) of the SFA; or

v.	as specified in Regulation 36A of the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations 2005 of Singapore.
By accepting receipt of this document, a person in Singapore represents and warrants that he is entitled to receive such document in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein.
NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND
The Fund may not be publicly offered or marketed in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”). Neither this document nor any other offering or marketing material relating to the fund constitute or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Fund may be publicly distributed or otherwise made publicly available in Switzerland. The Fund has not been registered with the Swiss Financial Market Supervisory Authority (“FINMA”) and therefore, neither this document nor any other offering or marketing material relating to the Fund have been filed with or approved by FINMA.
NOTICE TO PROSPECTIVE INVESTORS IN THAILAND
The Fund’s Shares have not been granted permission by the Securities and Exchange Commission of Thailand to be publicly offered in Thailand. No interests in the Shares may be advertised or offered for sale to the general public in Thailand or marketed to the public in Thailand through any means of communication to any resident of Thailand to whom it is not addressed.
All the Shares’ materials were prepared by the Fund for informational purposes, and the contents of this prospectus have not been reviewed by the Securities and Exchange Commission of Thailand. The contents contained in these materials should not be construed as a public offer of the Shares in Thailand, and shall not be used as part of any prospectus, offering memorandum or other disclosure attributable to the Fund.
This prospectus is distributed on a confidential basis to the person to whom it is addressed. This prospectus may not be reproduced in any form or transmitted to any person other than the person to whom it is addressed. Transmission of this prospectus to the person to whom it is addressed shall not constitute solicitation in Thailand by the Fund or any of its representatives or agents to invest in the Shares.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
The Fund is a collective investment scheme pursuant to Section 235 of the Financial Services and Markets Act 2000 (“FSMA”). The Fund has not been authorised, or otherwise recognised or approved, by the Financial Conduct Authority and, as an unregulated scheme, cannot be promoted in the United Kingdom to the general public. The communication of this prospectus is exempt from the restriction in Section 238 of FSMA which prohibits the communication of an invitation or inducement to engage in investment activity on the grounds that the communication of this prospectus is directed at, and interests are available only to persons considered to be professional clients (within the meaning of MiFIR), where such communication (i) is made pursuant to Section 16(2) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (Communications Authorised by the AIFMR), or (ii) may otherwise be lawfully made. Persons of any other description should not act upon this prospectus.
NOTICE TO RESIDENTS OF URUGUAY
The sale of Common Shares of the Fund qualifies as a private placement pursuant to section 2 of Uruguayan Law Nº 18,627. The Common Shares are not and will not be registered with the Central Bank of Uruguay (Banco Central de Uruguay). The Common Shares are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011).
CUSTODIAN AND TRANSFER AGENT
The custodian of the assets of the Fund is State Street Bank and Trust Company, whose principal business address is One Congress Street, Suite 1, Boston, Massachusetts 02114-2016. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Fund’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Fund portfolio securities.
State Street Bank and Trust Company, whose principal business address is One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, serves as the Fund’s transfer agent with respect to the common shares.
ADMINISTRATION AND ACCOUNTING SERVICES
State Street Bank and Trust Company provides certain administration and accounting services to the Fund pursuant to an Administration and Fund Accounting Services Agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, State Street Bank and Trust Company provides the Fund with, among other things, customary fund accounting services, including computing the Fund’s NAV and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. For these and other services it provides to the Fund, State Street Bank and Trust Company is paid a fee from the Fund in monthly installments in arrears equal to the greater of 1) a monthly minimum fee of $12,500, and 2) a fee of 0.06% of the first $500 million of the Fund’s net assets, 0.05% of the next $500 million of the Fund’s net assets and 0.04% of the net assets of the Fund in excess of $1 billion.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP, whose principal business address is 115 Federal Street, Boston, Massachusetts 02110, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

LEGAL MATTERS
Willkie Farr & Gallagher LLP, New York, New York, serves as counsel to the Fund.
Certain legal matters in connection with the Shares have been passed upon for the Fund by Morris, Nichols, Arsht & Tunnell LLP.
PRIVACY PRINCIPLES OF THE FUND
The Fund is committed to maintaining the privacy of shareholders and to safeguarding their non-public
personal information. The following information is provided to help you understand what personal information the Fund collects, how we protect that information, and why in certain cases we may share such information with select other parties.
The Fund does not receive any
non-public
personal information relating to its shareholders who purchase shares through their broker-dealers. In the case of shareholders who are record holders of the Fund, the Fund receives personal non-public
information on account applications or other forms. With respect to these shareholders, the Fund also has access to specific information regarding their transactions in the Fund.
The Fund does not disclose any
non-public
personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service our shareholders’ accounts (for example, to a transfer agent).
The Fund restricts access to
non-public
personal information about its shareholders to BlackRock employees with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public
personal information of our shareholders.

BlackRock Private Investments Fund
Institutional Shares
Class D Shares
Class S Shares
Class T Shares

PROSPECTUS
July 29, 2025, as revised December 22, 2025

All dealers that buy, sell or trade the common shares, whether or not participating in this offering, may be required to deliver a prospectus.

PRO-BPIF-1225